CREDIT AGREEMENT

                           Dated as of August 18, 2003

                                      Among

                                   FOAMEX L.P.
                          as a Borrower and Guarantor,

                           FOAMEX INTERNATIONAL INC.,
                                   FMXI, INC.,
                               FOAMEX CANADA INC.,
                           FOAMEX CAPITAL CORPORATION,
                           FOAMEX LATIN AMERICA, INC.,
                              FOAMEX MEXICO, INC.,
                             FOAMEX MEXICO II, INC.,
                              FOAMEX ASIA, INC. and
                            FOAMEX CARPET CUSHION LLC
                                 as Guarantors,

                            THE LENDERS NAMED HEREIN
                                 as the Lenders,

                            Silver Point Finance, LLC
                           as the Administrative Agent






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
                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE 1 TERM LOANS..............................................................................................1

     1.1.         Term Loans......................................................................................1

ARTICLE 2 INTEREST AND FEES.......................................................................................2

     2.1.         Interest........................................................................................2
     2.2.         Maximum Interest Rate...........................................................................2
     2.3.         Closing and Other Fees..........................................................................3

ARTICLE 3 PAYMENTS AND PREPAYMENTS................................................................................3

     3.1.         Termination of the Facility.....................................................................3
     3.2.         Repayment and Prepayment of the Term Loans......................................................3
     3.3.         Mandatory Prepayment of the Working Capital Loans and/or Term
                  Loans...........................................................................................4
     3.4.         Payments by the Borrowers.......................................................................8
     3.5.         Apportionment, Application and Reversal of Payments.............................................8
     3.6.         Indemnity for Returned Payments.................................................................8
     3.7.         Administrative Agent's and Lenders' Books and Records; Monthly
                  Statements......................................................................................9
     3.8.         Registered Notes................................................................................9

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY..................................................................9

     4.1.         Taxes...........................................................................................9
     4.2.         Increased Costs and Reduction of Return........................................................11
     4.3.         Certificates of Administrative Agent and Lenders...............................................11
     4.4.         Survival.......................................................................................11

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION;
                        NOTICES..................................................................................12

     5.1.         Books and Records..............................................................................12
     5.2.         Financial Information..........................................................................12
     5.3.         Notices to the Lenders.........................................................................16
     5.4.         E-Mail Deliveries..............................................................................19

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS.................................................................19

     6.1.         Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.............................................................................19
     6.2.         Validity and Priority of Security Interest.....................................................21
     6.3.         Organization and Qualification.................................................................21

                                      -i-





     6.4.         Corporate Name; Prior Transactions.............................................................22
     6.5.         Subsidiaries and Affiliates....................................................................22
     6.6.         Financial Statements and Projections...........................................................22
     6.7.         Capitalization.................................................................................22
     6.8.         Solvency.......................................................................................23
     6.9.         Debt...........................................................................................23
     6.10.        Distributions..................................................................................23
     6.11.        Real Estate; Leases............................................................................23
     6.12.        Proprietary Rights.............................................................................23
     6.13.        Trade Names....................................................................................24
     6.14.        Litigation.....................................................................................24
     6.15.        Labor Matters..................................................................................24
     6.16.        Environmental Laws.............................................................................24
     6.17.        No Violation of Law............................................................................26
     6.18.        No Default.....................................................................................26
     6.19.        ERISA Compliance...............................................................................26
     6.20.        Taxes..........................................................................................27
     6.21.        Regulated Entities.............................................................................27
     6.22.        Use of Proceeds; Margin Regulations............................................................27
     6.23.        Copyrights, Patents, Trademarks and Licenses, etc..............................................27
     6.24.        No Material Adverse Change.....................................................................27
     6.25.        Full Disclosure................................................................................27
     6.26.        Material Agreements............................................................................28
     6.27.        Bank Accounts..................................................................................28
     6.28.        Governmental Authorization.....................................................................28
     6.29.        FMXI...........................................................................................28
     6.30.        Partnership Tax Status.........................................................................28
     6.31.        Foamex 9 7/8% Subordinated Notes and Foamex 13 1/2%
                  Subordinated Notes.............................................................................28
     6.32.        Senior Debt....................................................................................29

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS.....................................................................29

     7.1.         Taxes and Other Obligations....................................................................29
     7.2.         Legal Existence and Good Standing..............................................................29
     7.3.         Compliance with Law and Agreements; Maintenance of Licenses....................................29
     7.4.         Maintenance of Property; Inspection of Property................................................30
     7.5.         Insurance......................................................................................30
     7.6.         Insurance and Condemnation Proceeds............................................................31
     7.7.         Environmental Laws.............................................................................32
     7.8.         Compliance with ERISA..........................................................................33
     7.9.         Landlord Waivers or Subordination Agreements and Bailee Letters................................34
     7.10.        [Intentionally Omitted]........................................................................34
     7.11.        Mergers, Consolidations or Sales...............................................................34
     7.12.        Distributions; Capital Change; Restricted Investments..........................................37
     7.13.        Transactions Affecting Collateral or Obligations...............................................39
     7.14.        Guaranties.....................................................................................39



                                      -ii-

     7.15.        Debt...........................................................................................40
     7.16.        Prepayment Redemption and Defeasance...........................................................42
     7.17.        Transactions with Affiliates...................................................................42
     7.18.        Investment Banking and Finder's Fees...........................................................43
     7.19.        Business Conducted.............................................................................43
     7.20.        Liens  ........................................................................................43
     7.21.        Sale and Leaseback Transactions................................................................44
     7.22.        New Subsidiaries...............................................................................44
     7.23.        Fiscal Year....................................................................................45
     7.24.        Fixed Charge Coverage Ratio....................................................................45
     7.25.        [Intentionally Omitted]........................................................................45
     7.26.        Capital Expenditures...........................................................................45
     7.27.        Minimum Availability...........................................................................46
     7.28.        Use of Proceeds................................................................................46
     7.29.        Further Assurances.............................................................................46
     7.30.        Acquired Real Estate...........................................................................46
     7.31.        Amendments to Related Documents................................................................47
     7.32.        Physical Inventory Count.......................................................................47
     7.33.        Amendments to Working Capital Documents........................................................47
     7.34.        Incurrence of Working Capital Obligations in Excess of Borrowing
                  Cutoff Amount..................................................................................48
     7.35.        Proceeds from Surplus Cash Deposits; Excess Collections,
                  Investments, etc...............................................................................48
     7.36.        Cash Management................................................................................48
     7.37.        Avoidance of Repurchase of Permitted Subordinated Debt and
                  Senior Secured Notes...........................................................................48
     7.38.        Mexican Security Documents.....................................................................48

ARTICLE 8 CONDITIONS OF LENDING..................................................................................48

     8.1.         Conditions Precedent to Making of the Term Loans on the Closing
                  Date...........................................................................................53

ARTICLE 9 DEFAULT; REMEDIES......................................................................................53

     9.1.         Events of Default..............................................................................53
     9.2.         Remedies.......................................................................................56

ARTICLE 10 TERM AND TERMINATION..................................................................................58

     10.1.        Term and Termination...........................................................................58

ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS..........................................58

     11.1.        Amendments and Waivers.........................................................................58
     11.2.        Assignments; Participations....................................................................59

94698257

                                     -iii-

ARTICLE 12 THE ADMINISTRATIVE AGENT..............................................................................62

     12.1.        Appointment and Authorization..................................................................62
     12.2.        Delegation of Duties...........................................................................63
     12.3.        Liability of Administrative Agent..............................................................63
     12.4.        Reliance by Administrative Agent...............................................................63
     12.5.        Notice of Default..............................................................................64
     12.6.        Credit Decision................................................................................64
     12.7.        Indemnification................................................................................64
     12.8.        Administrative Agent in Individual Capacity....................................................65
     12.9.        Successor Administrative Agent.................................................................65
     12.10.       Withholding Tax................................................................................66
     12.11.       Collateral Matters.............................................................................68
     12.12.       Restrictions on Actions by Lenders; Sharing of Payments........................................69
     12.13.       Agency for Perfection..........................................................................69
     12.14.       Payments by Administrative Agent to Lenders....................................................70
     12.15.       [Intentionally Omitted]........................................................................70
     12.16.       [Intentionally Omitted]........................................................................70
     12.17.       Concerning the Collateral and the Related Loan Documents.......................................70
     12.18.       Field Audit and Examination Reports; Disclaimer by Lenders.....................................71
     12.19.       Relation Among Lenders.........................................................................72

ARTICLE 13 GUARANTEES............................................................................................72

ARTICLE 14 MISCELLANEOUS.........................................................................................74

     14.1.        No Waivers; Cumulative Remedies................................................................74
     14.2.        Severability...................................................................................74
     14.3.        Governing Law; Choice of Forum; Service of Process.............................................74
     14.4.        WAIVER OF JURY TRIAL...........................................................................75
     14.5.        Survival of Representations and Warranties.....................................................75
     14.6.        Other Security and Guaranties..................................................................75
     14.7.        Fees and Expenses..............................................................................76
     14.8.        Notices........................................................................................77
     14.9.        Waiver of Notices..............................................................................78
     14.10.       Binding Effect.................................................................................78
     14.11.       Indemnity of the Administrative Agent and the Lenders by the
                  Loan Parties...................................................................................78
     14.12.       Limitation of Liability........................................................................79
     14.13.       Final Agreement................................................................................80
     14.14.       Counterparts...................................................................................80
     14.15.       Captions.......................................................................................80
     14.16.       Right of Setoff................................................................................80
     14.17.       Confidentiality................................................................................80
     14.18.       Conflicts with Other Loan Documents............................................................81
     14.19.       Senior Secured Note Intercreditor Agreement....................................................81
     14.20.       Credit Agreement...............................................................................82



                                      -iv-

     14.21.       Senior Lenders Intercreditor Agreement.........................................................82
     14.22.       Judgment Currency..............................................................................82
     14.23.       Press Release and Related Matters..............................................................83

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A                    -   DEFINED TERMS

EXHIBIT A                  -   FORM OF TERM NOTE

EXHIBIT B                  -   [RESERVED]

EXHIBIT C                  -   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 1.2               -   LENDERS' COMMITMENTS

SCHEDULE 6.1A              -   PRIOR ASSET SALES

SCHEDULE 6.1B              -   OTHER CREDIT FACILITIES

SCHEDULE 6.3               -   ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.4               -   PRIOR CORPORATE NAMES AND TRANSACTIONS

SCHEDULE 6.5               -   SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.9               -   DEBT

SCHEDULE 6.10              -   DISTRIBUTIONS

SCHEDULE 6.11              -   REAL ESTATE; LEASES

SCHEDULE 6.12              -   PROPRIETARY RIGHTS

SCHEDULE 6.13              -   TRADE NAMES

SCHEDULE 6.14              -   LITIGATION

SCHEDULE 6.15              -   LABOR MATTERS

SCHEDULE 6.16              -   ENVIRONMENTAL LAWS

SCHEDULE 6.26              -   MATERIAL AGREEMENTS

SCHEDULE 6.27              -   BANK ACCOUNTS

SCHEDULE 7.9(a)            -   LANDLORD WAIVERS AND BAILEE LETTERS



                                      -v-


SCHEDULE 7.11(vii)         -   EXISTING LEASES AND SUBLEASES

SCHEDULE 7.14              -   EXISTING GUARANTIES

SCHEDULE 7.17              -   AFFILIATE TRANSACTIONS

SCHEDULE 7.19              -   BUSINESS CONDUCTED

SCHEDULE I                 -   EXISTING INVESTMENTS

SCHEDULE II                -   FINANCIAL STATEMENTS



                                      -vi-



                               CREDIT AGREEMENT

     This Credit Agreement, dated as of August 18, 2003 (this "Agreement"), among the lenders listed on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Silver Point Finance, LLC, as administrative agent for the Lenders (in its capacity as administrative agent, together with any successor administrative agent, the "Administrative Agent"), Foamex International Inc., a Delaware corporation (the "Parent"), Foamex L.P., a Delaware limited partnership ("Foamex"), and each wholly-owned Domestic Subsidiary of Foamex that, with the prior written consent of the Lenders, becomes a Borrower hereunder after the Closing Date (together with Foamex, each a "Borrower" and collectively, the "Borrowers") and the Guarantors (as defined herein).

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Foamex has requested the Lenders to make a term loan to the Borrowers in the aggregate principal amount of $80,000,000 upon the terms and conditions set forth in this Agreement, the proceeds of which the Borrowers will use for the purposes permitted hereunder; and

     WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.

                                    ARTICLE 1

                                   TERM LOANS

     1.1. Term Loans.

     (a) Amounts of Term Loans. Each Lender severally agrees to make a term loan (any such term loan being referred to as a "Loan" or "Term Loan" and such term loans being referred to collectively as the "Loans" or "Term Loans") to the Borrowers on the Closing Date, upon the satisfaction of the conditions precedent set forth in Article 8, in an amount equal to such Lender's Term Loan Commitment.

     (b) Making of Term Loans. Each Lender shall make the amount of such Lender's Term Loan available to the Administrative Agent in same day funds, to the Administrative Agent's designated account, not later than 12:00 noon (New York time) on the Closing Date. After the Administrative Agent's receipt of the proceeds of such Term Loans, upon satisfaction of the conditions precedent set forth in Article 8, the Administrative Agent shall make the proceeds of such Term Loans available to the Borrowers on the Closing Date by transferring same day funds equal to the proceeds of such Term Loans received by the Administrative Agent to an account of the Borrowers designated in writing by the Borrowers or as the Borrowers shall otherwise instruct in writing.

                                   ARTICLE 2

                                INTEREST AND FEES

     2.1. Interest.

     (a) Interest Rates. The Term Loans shall bear interest on the unpaid principal amount thereof (including that portion thereof constituting PIK
Interest) from the date made until paid in full in cash at a fluctuating per annum rate equal to the Base Rate plus nine and one-quarter percent (9.25%) (the "Term Interest Rate"). Each change in the Base Rate shall be reflected in the Term Interest Rate as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).

     (b) Interest Payments. The Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders, interest on the Term Loans in arrears on the first day of each month hereafter and on the Termination Date; provided, that, so long as no Event of Default has occurred and is continuing, the Borrowers may elect to have up to 2.00% of such interest be paid-in-kind (the "PIK Interest") on each interest payment date (other than the Termination Date) and be added to the aggregate outstanding principal balance of the Term Loans. Any such election by the Borrower must be made in writing prior to the beginning of each calendar quarter for such quarter, provided that, with respect to the first quarterly period after the Closing Date, such election may be made on the Closing Date.

     (c) Default Rate. If any Event of Default occurs and is continuing and the Administrative Agent in its discretion so elects, then, while any such Event of Default is continuing, all Obligations shall bear interest at the Default Rate applicable thereto.

     2.2. Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate for any Obligations, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for such Obligations for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate for such Obligations shall remain at a Maximum Rate until such time as the amount of interest paid hereunder for such Obligations equals the amount of interest which would have been paid on such Obligations if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement for any Obligations is less than the total amount of interest which would, but for this Section 2.2, have been paid or accrued for such Obligations if the interest rate otherwise set forth in this Agreement for such Obligations had at all times been in effect, then the applicable Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged for such Obligations if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued for such Obligations had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement for such Obligations. If a court of competent jurisdiction determines that the Administrative Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the applicable Obligations other than interest, in the inverse order of maturity, and if there are no applicable Obligations outstanding, the Administrative Agent and/or such Lender shall refund to the applicable Borrower such excess.

     2.3. Closing and Other Fees. The Borrowers agree, jointly and severally, to pay the Administrative Agent a closing fee (the "Closing Fee") and those other fees and compensation as set forth in the fee letter, dated the Closing Date, between the Administrative Agent and the Borrowers (the "Fee Letter") with such fees and other compensation to be payable at such times as provided in the Fee Letter. The Closing Fee and other fees and compensation set forth in the Fee Letter shall be fully earned and non-refundable for any reason upon payment thereof.

                                   ARTICLE 3

                            PAYMENTS AND PREPAYMENTS

     3.1. Termination of the Facility. On or after February 18, 2006, the Borrowers may terminate this Agreement upon at least five (5) Business Days' notice to the Administrative Agent and the Lenders, upon (a) the prepayment in full of the Term Loans, together with accrued and unpaid interest thereon, (b) the payment of the early termination fees set forth in Section 3.2, if applicable, and (c) the payment in full in cash of all reimbursable expenses and other Obligations (other than Contingent Obligations at Termination).

     3.2. Repayment and Prepayment of the Term Loans.

     (a) The Borrowers agree, jointly and severally, to repay the aggregate outstanding principal balance of the Term Loans (including the PIK Interest) to the Administrative Agent, for the account of the Lenders, on the Stated Termination Date.

     (b) Optional prepayment of the Term Loans shall not be permitted prior to February 18, 2006. On or after February 18, 2006, the Borrowers may prepay the principal of the Term Loans in whole or in part, at any time and from time to time upon at least five (5) Business Days' prior written notice to the Administrative Agent and the Lenders. All voluntary prepayments of the principal of the Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the Term Loans to the date of prepayment and early termination fees in accordance with this Section 3.2, if applicable. Amounts prepaid in respect of the Term Loans may not be reborrowed. If at any time on and after February 18, 2006 and prior to January 1, 2007, principal of the Term Loans is prepaid in whole or in part, whether pursuant to this Section 3.2 or Section 9.2, the Borrowers shall at the time of such prepayment pay to the

Administrative Agent, for the account of the Lenders, the early termination fee determined in accordance with the following table:


      Period during which
       prepayment occurs                             Prepayment Fee

From February 18, 2006 through and          8.00% of the principal amount of the
including August 18, 2006.                  Term Loan prepaid

From August 19, 2006 through and            6.00% of the principal amount of the
including December 31, 2006.                Term Loans prepaid

, provided, that, notwithstanding the foregoing, no early termination fee shall be payable on up to $10,000,000 of prepayments made pursuant to the second sentence of Section 3.3(d).

     3.3. Mandatory Prepayment of the Working Capital Loans and/or Term Loans.

     (a) Subject to Section 3.3(c), concurrently upon receipt by any of the Loan Parties or any of the Mexican Subsidiaries of cash proceeds (or, in the case of cash proceeds received by any of the Loan Parties or Mexican Subsidiaries in the form of a check, such check shall be deposited into a bank account of the appropriate Loan Party or Mexican Subsidiary within one (1) Business Day of receipt of such check and the collected proceeds of such check shall be applied within one (1) Business Day after collection thereof) of any asset disposition (excluding proceeds of (i) asset dispositions permitted by Section 7.11(iii), except to the extent required under such Section, and (ii) asset dispositions, individually or as part of a series of related transactions, by any one or more of the Mexican Subsidiaries of less than all or substantially all of the assets of the Mexican Subsidiaries taken as a whole) or any sale or issuance of stock or other equity interests of any Loan Party or any Mexican Subsidiary (other than the sale or issuance by the Parent of common stock of the Parent in respect of the exercise of stock options granted under the Stock Option Plan, but only to the extent that after giving effect thereto the aggregate amount of cash received for the common stock sold or issued pursuant to the exercise of all such stock options on and after the date hereof shall not exceed $4,000,000 in the aggregate in any Fiscal Year and $10,000,000 in the aggregate during the term of this Agreement), the Borrowers shall repay or prepay the Working Capital Loans and the other Working Capital Obligations and/or the Term Loans and other Obligations in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the applicable Loan Party or Mexican Subsidiary in connection therewith (in each case, paid to Persons not known by any Loan Party at the time of such asset disposition or sale or issuance of equity interests to be an Affiliate of a Loan Party), (B) any Taxes arising in connection with such transaction (after taking into account any available Tax credits or deductions arising from such transaction) and the accrual of any payments that would be required to be made pursuant to the Tax Sharing Agreement in connection with such transaction and (C) amounts payable to holders of Liens (to the extent such Liens constitute Permitted Liens hereunder and such Liens are senior to the Agent's Liens), if any, on the assets being disposed of to the extent the documentation governing such senior Liens required such payment to such holders upon such disposition ("Net Proceeds").

Any such repayment or prepayment to the Working Capital Loans and the other Working Capital Obligations and/or the Term Loans and other Obligations shall be applied in accordance with Section 3.3(d); provided, that in any event (and notwithstanding anything contained in this Section 3.3), the Net Proceeds from any sale, issuance or other disposition of assets or equity interests of any Loan Party or any of the Mexican Subsidiaries consummated on or after the Closing Date shall be applied to the payment of the Working Capital Loans and other Working Capital Obligations and/or the Term Loans and other Obligations (in the manner set forth in Section 3.3(d)) to the extent necessary to avoid any requirement under the relevant indenture that Foamex or Foamex Capital offer to purchase or redeem any Permitted Subordinated Debt or Senior Secured Notes or any notes replacing or refinancing any of such Permitted Subordinated Debt or Senior Secured Notes, with there to be a permanent reduction of the Revolving Credit Commitments and the Maximum Revolver Amount (each as defined in the Working Capital Agreement) in the amount of any such application to the Working Capital Revolving Loans to the extent required under the relevant indentures in order to avoid any such repayment, prepayment or offer requirement (such permanent reduction to be made concurrently with such application to the Working Capital Revolving Loans).

     (b) No provision contained in this Section 3.3 shall constitute a consent to an asset disposition or a sale or issuance of stock or other equity interests that is otherwise not permitted by the terms of this Agreement.

     (c) The Borrowers shall not be required to prepay any Working Capital Obligations or Obligations pursuant to Section 3.3(a) with the Net Proceeds of a sale or issuance by the Parent of its common stock, so long as (i) the aggregate Availability of all the Borrowers, both immediately before and after giving effect to any such sale or issuance, is greater than $40,000,000, (ii) no Default or Event of Default shall have occurred and be continuing on the date of any such sale or issuance or would be caused as a result thereof, (iii) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Foamex ended on the then most recently ended fiscal quarter of Foamex on a pro forma basis after giving effect to such sale or issuance (as if such sale or issuance occurred on the last day of the then most recently ended fiscal quarter of Foamex) must be equal to or greater than 1.10:1.00 and Foamex shall have provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of satisfaction of such requirement and (iv) the Parent shall have used such Net Proceeds (or shall have contributed such Net Proceeds to Foamex and Foamex shall have used such Net Proceeds) on or prior to the Business Day following the day on which such Net Proceeds are received by the Parent, in each case for purposes not prohibited hereunder (including, without limitation, the repayment of the Working Capital Revolving Loans); provided, that with respect to any such sale or issuance the Parent may retain no more than 20% of the Net Proceeds thereof beyond such Business Day so long as on or before the fifth Business Day following the day on which such Net Proceeds are received by the Parent, such portion of the Net Proceeds are used by the Parent or Foamex for purposes not prohibited hereunder or are deposited into and held in a collateral account pledged to the Working Capital Agent (or, if the Working Capital Obligations are paid in full and the Revolving Credit Commitments (as defined in the Working Capital Agreement) are terminated, the Administrative Agent) on terms reasonably satisfactory to the Working Capital Agent (or, if the Working Capital Obligations are paid in full and the Revolving Credit Commitments (as defined in the Working Capital Agreement) are terminated, the Administrative Agent) until used by the Parent or Foamex for purposes not prohibited hereunder.

     (d) Repayments or prepayments from proceeds of the disposition of Accounts and Inventory in accordance with Section 3.3(a) (other than proceeds from the disposition of Accounts and Inventory of any of the Mexican Subsidiaries included in a disposition, individually or as a series of related transactions, of all or substantially all of the assets of the Mexican Subsidiaries taken as a whole, which proceeds shall be applied in accordance with the second and third sentences of this clause (d)) shall be applied as follows: the actual proceeds of sale or other disposition of Accounts and Inventory or an amount equal to the gross book value of Accounts and Inventory sold as part of a sale of a division or by means of the sale of the stock or other equity interests of a Subsidiary shall be applied, first, to accrued interest then due with respect to the Working Capital Revolving Loans, second, to pay the principal of the Working
Capital  Revolving  Loans,  third,  to cash  collateralize  outstanding  Working
Capital Letters of Credit, fourth, to accrued interest with respect to the Working Capital Term Loans, fifth, to scheduled installments of principal of the Working Capital Term Loans in inverse order of maturity, sixth, to the payment of any other Working Capital Obligations, seventh to accrued interest with respect to the Term Loans, and eighth, to the principal of the Term Loans; provided, that unless an Event of Default has occurred and is continuing and except as provided in the first parenthetical of this sentence, proceeds from the disposition of Accounts and Inventory shall not be applied to the payment or prepayment of principal of the Working Capital Term Loans and the Term Loans. Repayments or prepayments from Net Proceeds of all asset dispositions (other than sales or other dispositions of Accounts and Inventory of a Loan Party) and of all sales or issuances of stock or other equity interests in accordance with
Section 3.3(a), including Net Proceeds from the sale or other disposition of a division or a Subsidiary in excess of the gross book value of Accounts and Inventory sold or disposed of as part of the sale or other disposition of that division or Subsidiary, shall be applied as follows: first, to accrued interest with respect to the Working Capital Term Loans, second, to scheduled installments of principal of the Working Capital Term Loans in inverse order of maturity, third, to the principal of the Term Loans, fourth, to pay the principal of the Working Capital Revolving Loans (subject to the proviso in the last sentence of Section 3.3(a) and the immediately succeeding sentences of this
Section 3.3(d), without reduction of the Maximum Revolver Amount (as defined in the Working Capital Agreement) or the establishment and maintenance of a permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada), and fifth, to cash collateralize outstanding Working Capital Letters of Credit and sixth, to the payment of any other Working Capital
Obligations; provided, that unless an Event of Default has occurred and is continuing, only Net Proceeds of Specified Asset Dispositions shall be applied to the payment or prepayment of principal of Working Capital Term Loans or to the payment or prepayment of principal of the Term Loans. In the case of Net Proceeds to be applied to the Term Loans in accordance with the second sentence of this clause (d), the Borrowers shall not be required to make such principal prepayment of the Term Loan to the extent that (A) the Borrowers actually apply the proceeds that would otherwise be required to be applied to principal of the Term Loans pursuant to the second sentence of this clause (d) to the principal of Working Capital Revolving Loans and (B) concurrently with any such payment of the Working Capital Revolving Loans, the Working Capital Agent permanently reduces the Maximum Revolver Amount (as defined in the Working Capital Agreement) and establishes and maintains a permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada, in each case in an amount equal to the amount of Net Proceeds that were so applied by the Borrowers to the prepayment of principal of the Working Capital Revolving Loans, provided, that, the amount of such proceeds that are applied to the Working Capital Revolving Loans pursuant to clause (A) above shall be required to be applied to the prepayment of the Term Loans at any time after such application to the Working Capital Revolving Loans if either (x) the Working Capital Lenders reinstate all or any portion of the reduction in the Maximum Revolver Amount (as defined in the Working Capital Agreement) made pursuant to clause (B) above or (y) the Working Capital Agent releases all or any portion of the Reserve established against the aggregate Borrowing Base of all Borrowers and Foamex Canada at the time such proceeds were applied to the principal of the Working Capital Revolving Loans. Any repayment or prepayment of principal of the Working Capital Revolving Loans from Net Proceeds of any Specified Asset Disposition as provided in the immediately preceding sentence shall result in a permanent reduction of the Revolving Credit Commitments and the Maximum Revolver Amount (each as defined in the Working Capital Agreement) and the establishment and maintenance of a permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada, in each case, in the amount of any such application to the principal of the Working Capital Revolving Loans (such permanent reduction and the establishment and maintenance of such permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada to be made concurrently with such application to the principal of the Working Capital Revolving Loans).

     (e) The Borrowers, jointly and severally, shall pay to the Working Capital Agent, for the account of the Working Capital Lenders, and/or Administrative Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Combined Facility Outstandings exceeds the Borrowing Cutoff Amount then in effect. Any payment required to be made by a Borrower pursuant to this
Section 3.3(e) shall be applied as follows: first, to the principal of the then outstanding Working Capital Revolving Loans, together with accrued interest, second, to cash collateralize outstanding Letters of Credit, third, to the then outstanding principal owing on the Working Capital Term Loans (to be applied to installments of principal thereof in inverse order of maturity), together with accrued interest, and fourth, to the then outstanding principal owing on the Term Loans, together with accrued interest.

     (f) The Borrowers will immediately prepay all Obligations in the event that the Working Capital Agreement entered into on the Closing Date is terminated for any reason; provided, that such prepayment shall not be required if (i) a replacement working capital agreement is entered into that contains terms, conditions, covenants and events of default that are (A) not more disadvantageous in any material respect to Foamex or any of the other Loan Parties and (B) not less favorable in any material respect to the Administrative Agent and the Lenders, in each case, than the Working Capital Agreement, provided that the rate of interest therein may be at a rate not in excess of the market rate as such time for such Debt, and (ii) the agent for such replacement working capital facility shall be a financial institution that provides asset-based, commercial finance loan facilities and that customarily is an agent for lending syndicates in such asset-based, commercial finance loan facilities. Upon any refinancing or replacement of the Working Capital Agreement in accordance with the terms of this Section 3.3(f), all references to the "Working Capital Agreement" shall be deemed to refer to such refinancing or replacement, as further amended in accordance with the terms of this Agreement.

     3.4. Payments by the Borrowers.

     All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Administrative Agent for the account of the applicable Lenders, at the account designated by the Administrative Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (New York time) on the date specified herein. Any payment received by the Administrative Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

     3.5. Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the applicable Lenders
(according to the unpaid principal balance of the Term Loans to which such payments relate held by each applicable Lender) and payments of the fees shall, as applicable, be apportioned ratably among the applicable Lenders, except for fees payable solely to the Administrative Agent. All payments shall be remitted to the Administrative Agent (except as expressly provided herein otherwise) and all such payments not relating to principal or interest of specific Term Loans, or not constituting payment of specific fees or expenses, and, subject to the terms of the Senior Lenders Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent, shall be applied, ratably, subject to the provisions of this Agreement (including, without limitation, Section 3.3(d)), first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent; second, to pay any fees or expense reimbursements then due to the Lenders from any of the Borrowers; third, to pay interest then due in respect of the Term Loans; fourth, to pay or prepay principal owing on the Term Loans; and fifth, to pay or prepay any other Obligations owing to the Lenders.

     3.6. Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender, as the case may be, and the applicable Borrower or Borrowers shall be liable to pay to the Administrative Agent and the Lenders, and hereby does indemnify the Administrative Agent and the Lenders and hold the Administrative Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Administrative Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.6 shall survive the termination of this Agreement.

     3.7. Administrative Agent's and Lenders' Books and Records; Monthly Statements. The Administrative Agent shall record the principal amount of the Term Loans owing to each Lender from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Term Loans in its books and records. Failure by the Administrative Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Term Loans. Each Borrower agrees that the Administrative Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Administrative Agent will provide to the Borrowers a monthly statement of Term Loans, payments and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.6 and corrections of errors discovered by the Administrative Agent), unless the Borrowers notify the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed by such Borrower.

     3.8. Registered Notes. Foamex agrees to record each Term Loan on the Register referred to in Section 11.2(g). Each Term Loan recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of each Term Loan, each Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, substantially in the form of Exhibit A, and registered as provided in Section 11.2(g) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, each Term Loan may not be removed from the Register so long as it or they remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                                   ARTICLE 4

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     4.1. Taxes. Subject to Sections 12.10(d) and (e):

     (a) Any and all payments by the Borrowers or Guarantors, as applicable, or any of them to each Lender or the Administrative Agent under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for any Indemnified Taxes. In addition, the Borrowers or Guarantors, as applicable, shall pay all Other Taxes.

     (b) The Borrowers or Guarantors, as applicable, agree, jointly and severally, to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Indemnified Taxes and Other Taxes (and any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) imposed on or paid by any Lender or the Administrative

Agent and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Administrative Agent makes written demand therefor.

     (c) If a Borrower or Guarantor, as applicable, shall be required by law to deduct or withhold any Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, then:

          (i) the sum payable shall be increased as necessary so that after making all required deductions, remittances and withholdings (including deductions, remittances and withholdings applicable to additional sums payable under this Section) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions, remittances or withholdings been made;

          (ii) such Borrower or Guarantor, as applicable, shall make such deductions and withholdings; and

          (iii) such Borrower or Guarantor, as applicable, shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

     (d) Within 30 days after the date of any payment by a Borrower or Guarantor, as applicable, of Indemnified Taxes or Other Taxes, such Borrower or Guarantor, as applicable, shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

     (e) If a Borrower or Guarantor, as applicable, is required to pay additional amounts to any Lender or the Administrative Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower or Guarantor, as applicable, which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     (f) If a Borrower or Guarantor, as applicable, shall notify, in writing, a Lender or the Administrative Agent that it is entitled to claim a refund from a Governmental Authority in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by such Borrower or Guarantor, as applicable, or with respect to which such Borrower or Guarantor, as applicable, has paid additional amounts pursuant to this Section 4.1, it shall, at the expense of such Borrower or Guarantor, as the case may be, make a timely claim to such Governmental Authority for such refund. If a Lender or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or Guarantor or with respect to which a Borrower or Guarantor has paid additional amounts pursuant to this
Section 4.1, it shall within 30 days from the date of such receipt pay over the amount of such refund to such Borrower or Guarantor, as the case may be, net of all reasonable out-of-pocket expenses of such Lender or Administrative Agent (to the extent not previously paid by such Borrower or Guarantor, as the case may be,) and Taxes imposed upon the receipt of such refund, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund net of Taxes imposed upon the receipt of such interest). Such Lender or the Administrative Agent (as the case may be) may, in its reasonable discretion, determine the order of utilization of all charges, deductions, credits and expenses which reduce Taxes imposed on its net income. Nothing in this Section 4.1(f) shall be construed as requiring any Lender or the Administrative Agent (as the case may be) to conduct its business or to arrange or alter in any respect its Tax or financial affairs so that it is entitled to receive such refund, other than performing any ministerial acts necessary to be entitled to receive such refund.

     4.2. Increased Costs and Reduction of Return.

     (a) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, Term Loan, or obligations under this Agreement, then, upon demand of such Lender to the Borrowers (or Foamex on behalf of the Borrowers) through the Administrative Agent, the Borrowers shall, jointly and severally, pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

     (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of this Section 4.2 with respect to such Lender, it will, if requested by Foamex, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this clause (b) shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to this Section 4.2.

     4.3. Certificates of Administrative Agent and Lenders. Any Lender (or the Administrative Agent, if applicable) claiming reimbursement or compensation under this Article 4 shall deliver to the applicable Borrower(s) (with a copy to the Administrative Agent if delivered from a Lender) a certificate setting forth in reasonable detail the amount payable to such Lender (or the Administrative Agent, if applicable), and such certificate shall be conclusive and binding on the applicable Borrower(s) in the absence of manifest error.

     4.4.  Survival.  The  agreements  and  obligations of the Borrowers in this
Article 4 shall survive the payment of all other Obligations.

                                   ARTICLE 5

                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

     5.1. Books and Records. Each Loan Party shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Each Loan Party shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all Taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Loan Party shall maintain at all times books and records pertaining to the Collateral in which it has an interest in such detail, form and scope as the Administrative Agent or the Majority Lenders shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory and (c) all other dealings affecting the Collateral in which it has an interest; provided, that if a Loan Party is required by GAAP or by the Administrative Agent or the Majority Lenders pursuant to this sentence to make a change to its books and records pertaining to its Collateral, such Loan Party shall have a reasonable amount of time to implement such change.

     5.2. Financial Information. Each Loan Party shall promptly furnish to each Lender all such financial information as the Administrative Agent shall reasonably request. Without limiting the foregoing, each Loan Party will furnish (or cause to be furnished) to the Administrative Agent, in sufficient copies for distribution by the Administrative Agent to each Lender, in such detail as the Administrative Agent or the Lenders shall request, the following:

     (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and income statements, cash flow statements and changes in partners' equity for Foamex and its Subsidiaries for such Fiscal Year and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Foamex and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by Foamex and reasonably satisfactory to the Administrative Agent. Foamex, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Administrative Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having an audit opinion issued on such consolidated financial statements by them is for use by the Administrative Agent and the Lenders. Each Loan Party hereby authorizes the Administrative Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial documents and schedules relating to such Loan Party and to discuss directly with the Administrative Agent the finances and affairs of such

Loan Party; provided, however, that (i) the Administrative Agent shall notify such Loan Party (or Foamex on behalf of such Loan Party) of the Administrative Agent's intention to discuss with such Loan Party's certified public accountants the finances and affairs of such Loan Party and (ii) an officer of such Loan Party shall have the right to be present during any such discussion between its certified public accountants and the Administrative Agent.

     (b) As soon as available, but in any event not later than forty-five (45) days after the end of each of the first three quarterly periods of each Fiscal Year, consolidated and consolidating unaudited balance sheets of Foamex and its consolidated Subsidiaries as at the end of such quarter and consolidated and consolidating unaudited income statements and cash flow statements for Foamex and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operations of Foamex and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form (other than in the case of the consolidating financial statements for each fiscal quarter of Foamex ending during Fiscal Year 2003), figures for the corresponding period in the prior Fiscal Year and in the Loan Parties' forecasts, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Foamex shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly Foamex's and each of its Subsidiaries' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

     (c) As soon as available, but in any event not later than thirty (30) days after the end of each fiscal month (or, in the case of the fiscal month ending on the last day of a fiscal quarter of Foamex, forty-five (45) days after the end of such fiscal month), consolidated and consolidating unaudited balance sheets of Foamex and its consolidated Subsidiaries as at the end of such fiscal month, and consolidated and consolidating unaudited income statements and cash flow statements for Foamex and its consolidated Subsidiaries for such fiscal month and for the period from the beginning of the Fiscal Year to the end of such fiscal month, all in reasonable detail, fairly presenting the financial position and results of operations of Foamex and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form (other than in the case of the consolidating financial statements for each fiscal month of Foamex ending during Fiscal Year 2003), figures for the corresponding period in the prior Fiscal Year and in the Loan Parties' forecast, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Foamex shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly Foamex's and each of its Subsidiaries' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

     (d) With each of the audited  Financial  Statements  delivered  pursuant to
Section 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

     (e) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and within forty-five (45) days after the end of each fiscal quarter of Foamex, a certificate of the chief financial officer of Foamex setting forth in reasonable detail the calculations required to establish that the Loan Parties were in compliance with the covenants set forth in Sections
7.24 and 7.26 during the period covered in such Financial Statements and as at the end thereof. No later than the commencement of each Borrowing Cutoff Period, a certificate of the chief financial officer of Foamex setting forth in reasonable detail the calculation of the Borrowing Cutoff Amount for such Borrowing Cutoff Period. Within thirty (30) days after the end of each month (forty-five (45) days after the end of each fiscal month ending on the last day of a fiscal quarter of Foamex), a certificate of the chief financial officer of Foamex (A) stating that, except as explained in reasonable detail in such certificate, all of the representations and warranties of each Loan Party contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) stating that, except as explained in reasonable detail in such certificate, each Loan Party is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents (other than the covenant set forth in Section
7.24), (C) stating that, except as explained in reasonable detail in such certificate, no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action Foamex or another Loan Party has taken or proposes to take with respect thereto.

     (f) Prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for Foamex and its Subsidiaries as at the end of and for each month of such Fiscal Year.

     (g) Promptly after filing with the PBGC and the IRS or other Governmental Authority, a copy of each annual report or other material filing filed with respect to each Plan of the Parent or any of its Subsidiaries.

     (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices or statements sent or received by any Loan Party or any of the Mexican Subsidiaries to or from the holders of any equity interests of any Loan Party (other than routine non-material correspondence sent by shareholders of the Parent to the Parent) or any Mexican Subsidiary or of any Debt of the Parent or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

     (i) As soon as available, but in any event not later than 15 days after the receipt thereof by any Loan Party or any Mexican Subsidiary, a copy of all management reports and management letters prepared for any Loan Party or any Mexican Subsidiary by any independent certified public accountants of such Loan Party or Mexican Subsidiary, as the case may be.

     (j) Promptly after their preparation, copies of any and all proxy statements, financial statements and reports which any Loan Party makes available to its public shareholders or holders of its Debt or the trustee under any documents or agreements relating to any of its Debt.

     (k) If requested by the Administrative Agent, promptly after filing with the IRS or similar Governmental Authority, a copy of each Tax return filed by any Loan Party.

     (l) Upon request by the Administrative Agent, and in no event less frequently than once each month and not later than 15 days after the end of each month (or, in the case of each month ending during 2003, 21 days after the end of such month), a (i) monthly trial balance showing Accounts of each Borrower and Foamex Canada outstanding aged based on original due date from statement date as follows: current, 6 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion, (ii) summary of Inventory of each Borrower and Foamex Canada by location and type accompanied by any report prepared by any Borrower or Foamex Canada in connection with the performance of its obligations under Section 7.32 and such other supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion (in each case, together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date) and
(iii) a reconciliation of the Accounts and Inventory of each Borrower and Foamex Canada to the Borrowing Base Certificate of such Borrower.

     (m) On the date any Borrowing  Base  Certificate  is delivered  pursuant to
Section 5.2(n) or at such more frequent intervals as the Administrative Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), a collateral report with respect to each Borrower and Foamex Canada, including all additions and reductions (cash and non-cash) with respect to Accounts of such Borrower or Foamex Canada, as the case may be, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion.

     (n) On a weekly basis (not later than the fifth Business Day after the last Business Day of the previous week with the information thereon to be as of the last Business Day of such previous week), a Borrowing Base Certificate for each Borrower and Foamex Canada; provided, that during each Decelerated Delivery Period, each Borrower and Foamex Canada shall deliver a Borrowing Base Certificate to the Administrative Agent on a monthly basis (not later than the fifteenth day after the last day of the previous month (or, if such previous month ended during 2003, not later than the twenty-first day after the last day of such previous month) with the information thereon to be as of the last day of such previous month); provided that upon request of the Administrative Agent during a Decelerated Delivery Period, each Borrower and Foamex Canada shall provide a Borrowing Base Certificate on a weekly basis.

     (o) (i) an Inventory Appraisal of the Inventory of each Borrower and Foamex Canada, each time as such appraisal is delivered to the Working Capital Agent and the Working Capital Lenders under the Working Capital Agreement; and (ii) upon the occurrence and during the continuance of an Event of Default and at the Administrative Agent's request, an Inventory Appraisal of the Inventory of each Borrower and Foamex Canada, each such Inventory Appraisal to be conducted by an appraiser reasonably acceptable to the Administrative Agent and to be in form and scope reasonably satisfactory to the Administrative Agent.

     (p) (i) a Real Estate Appraisal of the owned Real Estate of each Borrower and Foamex Canada and an Equipment Appraisal of the owned Equipment of each Borrower and Foamex Canada each time as such appraisal is delivered to the Working Capital Agent and the Working Capital Lenders under the Working Capital Agreement; and (ii) upon the occurrence and during the continuance of an Event of Default and at the Administrative Agent's request, a Real Estate Appraisal of the owned Real Estate of each Borrower and Foamex Canada and an Equipment Appraisal of the owned Equipment of each Borrower and Foamex Canada, each such Real Estate Appraisal and Equipment Appraisal to be dated as of the then prior month end and conducted by an appraiser reasonably acceptable to the Administrative Agent and to be in form and scope reasonably satisfactory to the Administrative Agent.

     (q) Promptly upon the request of the Administrative Agent, a copy of any audited financial statements prepared for any Foreign Subsidiary.

     (r) Upon request of the Administrative Agent, an aging of all accounts payable of each Borrower and Foamex Canada.

     (s) Such additional information as the Administrative Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any of its Subsidiaries.

     5.3.   Notices  to  the   Lenders.   Each  Loan  Party  shall   notify  the
Administrative Agent in writing of the following matters at the following times:

     (a) Promptly (but in no event later than one (1) Business Day) after becoming aware of any Default, Event of Default or Availability Threshold Event;

     (b) Promptly (but in no event later than two (2) Business Days) after becoming aware of the assertion by the holder of any capital stock or other equity interests of the Parent or of any Subsidiary thereof or the holder of any Debt of the Parent or any Subsidiary thereof in a face amount in excess of $500,000 that a default exists with respect thereto or that the Parent or such Subsidiary is not in compliance with the terms thereof, or the written threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

     (c) Promptly (but in no event later than two (2) Business Days) after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

     (d) Promptly (but in no event later than two (2) Business Days) after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

     (e) Promptly (but in no event later than two (2) Business Days) after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim or other labor dispute affecting the Parent or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

     (f) Promptly (but in no event later than two (2) Business Days) after becoming aware of any violation of any law, statute, regulation or ordinance of a Governmental Authority affecting the Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

     (g) Promptly (but in no event later than two (2) Business Days) after receipt of any written notice of any violation by the Parent or any of its Subsidiaries of any Environmental Law which is reasonably likely to give rise to liability in excess of $500,000 or that any Governmental Authority has asserted in writing that the Parent or any Subsidiary thereof is not in compliance in any material respect with any Environmental Law or is investigating the Parent or such Subsidiary's compliance therewith;

     (h) Promptly (but in no event later than two (2) Business Days) after receipt of any written notice that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any Subsidiary thereof is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $500,000;

     (i) Promptly (but in no event later than two (2) Business Days) after receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent or any of its Subsidiaries;

     (j) Any change in (i) a Loan Party's name as it appears in the jurisdiction of its incorporation or other organization, jurisdiction of incorporation or organization, type of entity, organizational identification number, or form of organization, trade names under which a Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto and (ii) locations of Collateral of a Loan Party, in each case at least thirty (30) days prior thereto; provided, that (x) in the case of a change in the location of Collateral of a Loan Party resulting solely from the occurrence of a fire, flood or other casualty constituting an exigent circumstance, such notice shall be provided to the Administrative Agent as soon as such Loan Party has made such change in location or otherwise has knowledge of such change in location and (y) in the case of a change within the United States in the location of Inventory of Foamex or any of its Domestic Subsidiaries (other than as a result of an event specified in clause (x) above), such notice shall be provided to the Administrative Agent at least fifteen (15) days prior thereto;

     (k) Within ten (10) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL, the PBGC or any other Governmental Authority with respect thereto;

     (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL, the IRS or under the PBA or any other applicable Governmental Authority, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL, the IRS with respect to each Pension Plan and, in the case of any Plan governed by the PBA, each annual information return, valuation report, application for registration of an amendment, notice of proposal to wind up in whole or in part, application for payment of surplus or other variation, (ii) a copy of each funding waiver request filed with the PBGC, the DOL, the IRS or under the PBA or other applicable Governmental Authority with respect to any Plan and all communications received by any Loan Party or any ERISA Affiliate from the PBGC, the DOL, the IRS or under the PBA or any other applicable Governmental Authority with respect to such request, and
(iii) a copy of each other filing or notice filed with the PBGC, the DOL, the IRS or under the PBA or any other applicable Governmental Authority, with respect to each Plan by any Loan Party or any ERISA Affiliate;

     (m) Copies of each actuarial report for any Pension Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of the following: (i) any notices of the intention of the PBGC, the Financial Services Commission of Ontario or any other applicable Governmental Authority to terminate a Pension Plan or to have a trustee appointed to administer such Pension Plan; (ii) any favorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, or under the PBA or other applicable laws; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

     (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the Loan Parties' aggregate annual costs with respect thereto by an amount in excess of $500,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Loan Party or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code or under the PBA or other applicable laws on or before the due date for such installment or payment; and

     (o) Within three (3) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; (iii) the PBGC or other Governmental Authority has instituted or will institute proceedings under Section 4042 of

ERISA to terminate a Multi-employer Plan; or (iv) a Reportable Event or Termination Event in respect of any Plan.

     Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the applicable Loan Party, its Subsidiary or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

     5.4. E-Mail Deliveries. Each of the parties hereto hereby agrees that any Loan Party may, in lieu of delivering paper copies, transmit any Financial Statements or any of the items specified in Section 5.2 to the Administrative Agent by electronic mail; provided, that (i) each electronic mail transmission shall be (A) formatted as the Administrative Agent may designate from time to time and shall be digitally signed and (B) sent to the Administrative Agent at one or more electronic mail addresses designated by the Administrative Agent from time to time and (ii) the Administrative Agent (A) shall be authorized to rely upon any such electronic mail transmission for purposes of this Agreement to the same extent as if the contents thereof had been otherwise delivered to the Administrative Agent in accordance with the terms of this Agreement and (B) may, upon notice in writing to Foamex, terminate the right of the Loan Parties to transmit such items via electronic mail.

                                   ARTICLE 6

                     GENERAL WARRANTIES AND REPRESENTATIONS

     Each Loan Party warrants and represents to the Administrative Agent and the Lenders that except as hereafter disclosed to and accepted by the Administrative Agent and the Majority Lenders in writing:

     6.1. Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Such Loan Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Administrative Agent Liens upon and security interests in the Collateral in which it has an interest. Such Loan Party has taken all necessary action (including obtaining approval of its stockholders or other equityholders if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by such Loan Party, and constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Such Loan Party's execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Loan Party or any of its Subsidiaries, by reason of, the terms of (a) any contract, mortgage, lease, agreement, indenture or instrument to which such Loan Party or any of its Subsidiaries is a party or which is binding upon it or any of its Subsidiaries (it being understood that (x) in the case of any Liens in favor of the Administrative Agent granted by a Loan Party that is an obligor or guarantor of the

Senior Secured Notes, there is a requirement under the Senior Secured Note Indenture that such Loan Party grant a Lien (that is subordinated to the Agent's
Lien) in favor of the trustee under such indenture in its capacity as collateral agent thereunder on the same collateral in which the Agent's Lien was granted and (y) in the case of any Liens in favor of the Administrative Agent granted by a Loan Party, there may be a requirement under the Working Capital Documents that such Loan Party grant a Lien (that is superior to the Agent's Lien) in favor of the Working Capital Agent on the same collateral in which the Agent's Lien was granted), (b) any Requirement of Law applicable to such Loan Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement or other organizational documents of such Loan Party or any of its Subsidiaries. The borrowing of the Term Loans constitutes a representation and warranty by Foamex that, as of the date of such borrowing, the financial accommodations provided to the Borrowers under this Agreement do not as of such date violate the borrowing or debt incurrence limits set forth in the Working Capital Documents or in any indenture relating to any of the Permitted Subordinated Debt or the Senior Secured Notes. Without limitation of the foregoing, Foamex represents and warrants that (i) the borrowing of the Term Loan is permitted under (x) clause (1) or (15) of Section 4.09(b) of the Senior Secured Note Indenture, (y) clauses (i) and (vi) of the second paragraph of Section 4.09 of the Foamex 9 7/8% Subordinated Note Indenture and clause (i) of the second paragraph of Section 4.9 of the Foamex 13 1/2% Subordinated Note Indenture, and
(z) clause (j) of Section 7.15 of the Working Capital Agreement and (ii) all Obligations relating thereto constitute (x) "Credit Agreement Obligations" under and as defined in the Senior Secured Note Indenture and "Senior Lender Claims" under the Senior Secured Note Intercreditor Agreement, (y) "Senior Debt", "Designated Senior Debt" and "Permitted Debt" under and as defined in each of the Foamex 9 7/8% Subordinated Note Indenture and Foamex 13 1/2% Subordinated
Note Indenture and (z) permitted "Debt" as "Term Loan B Obligations" under the Working Capital Agreement. Except as set forth on Schedule 6.1A, no proceeds of any sale, lease, issuance, conveyance or other disposition of any assets or equity interests of or in Foamex or any of its Subsidiaries have been applied since June 12, 1997 to repay any indebtedness under the Existing Credit Facility that resulted in a permanent reduction of any commitments or indebtedness under the Existing Credit Facility (any such sale, lease, issuance, conveyance or other disposition described on Schedule 6.1A to specify the details thereof, the "Net Proceeds" thereof (as such term is defined in each of the Foamex 9 7/8% Subordinated Note Indenture, Foamex 13 1/2% Subordinated Note Indenture and the Senior Secured Note Indenture) applied to the payment of indebtedness under the Existing Credit Facility that resulted in a permanent reduction of any commitments or indebtedness under the Existing Credit Facility, the date of such application and the particular indebtedness to which such application was made). Except as set forth on Schedule 6.1B, prior to the Closing Date, (i) the Existing Credit Facility was the only "Credit Facility" (as defined in the Senior Secured Note Indenture) designated by Foamex as or otherwise constituting a "First-Lien Credit Facility" (as defined in the Senior Secured Note Indenture) and there were no other Credit Facilities under which Foamex or any of its Subsidiaries incurred indebtedness under clause (1) or (15) of Section 4.09(b) of the Senior Secured Note Indenture, (ii) there were no "Future Other First-Lien Obligations" (as defined in the Senior Secured Note Intercreditor Agreement) or "Other Second-Lien Obligations" (as defined in the Senior Secured
Note Indenture) and (iii) the Existing Credit Facility was the only "New Credit Facility" (as defined in the Foamex 9 7/8% Subordinated Note Indenture) and "Credit Facility" (as defined in the Foamex 13 1/2% Subordinated Note Indenture) and the indebtedness thereunder and the indebtedness under the Senior Secured Notes were the only "Designated Senior Debt" (as defined in each of such indenture). Foamex represents and warrants that neither it nor Foamex Capital has, and neither it nor Foamex Capital will, designate any indebtedness as "Other Second-Lien Obligations" (as defined in the Senior Secured Note Indenture) or, except for the Obligations, the Working Capital Obligations and indebtedness under the Senior Secured Notes, as "Designated Senior Debt" (as defined in the Foamex 9 7/8% Subordinated Note Indenture and the Foamex 13 1/2% Subordinated Note Indenture), in each instance, without the prior written consent of the Administrative Agent and the Majority Lenders.

     6.2. Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgage(s), and the other Loan Documents to which such Loan Party is a party create legal and valid Liens on all the Collateral in which it has an interest in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, and upon the filing by the
Administrative Agent of Uniform Commercial Code financing statements, similar filings under applicable Canadian law, Mortgages and security documents relating to Proprietary Rights in the appropriate governmental filing offices, possession by the Administrative Agent (or the Working Capital Agent as bailee for the Administrative Agent under the Senior Lenders Intercreditor Agreement) of Collateral which can be perfected by possession only, "control" by the
Administrative Agent (or the Working Capital Agent as bailee for the Administrative Agent under the Senior Lenders Intercreditor Agreement) of any deposit accounts located in the United States and any letter-of-credit rights, recording by the Administrative Agent of the Agent's Lien on the certificates of title of motor vehicles (and the Loan Parties agree to deliver such certificates of title to the Administrative Agent for such purpose promptly upon the Administrative Agent's request) and compliance with the applicable perfection requirements of the laws of jurisdictions other than the United States or Canada with respect to Collateral as to which perfection of the Agent's Lien thereon is not subject to the laws of the United States or Canada, such Liens constitute perfected and continuing Liens on all such Collateral, having priority over all other Liens on such Collateral (after giving effect to the Senior Secured Note Intercreditor Agreement), except for those Liens identified in clauses (g) (other than with respect to Collateral consisting of Accounts, Inventory, Equipment included in the then most recent Equipment Appraisal delivered to the Administrative Agent, Real Estate included in the then most recent Real Estate Appraisal delivered to the Administrative Agent and the proceeds thereof), (i),
(j) and (m) of the definition of Permitted Liens and other Permitted Liens that have priority over the Agent's Liens by operation of law, securing all the Obligations, and enforceable against such Loan Party and all third parties.

     6.3. Organization and Qualification. Such Loan Party (a) is duly organized, incorporated or amalgamated, as the case may be, and validly existing in good standing under the laws of the state of its organization, incorporation or amalgamation, as the case may be, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except to the extent the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

     6.4. Corporate Name; Prior  Transactions.  Except as otherwise disclosed on
Schedule 6.4, such Loan Party has not, during the past five (5) years, been known by or used any other partnership, corporate or fictitious name, or been a party to any merger, consolidation or amalgamation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

     6.5. Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list of the name and relationship to such Loan Party of each and all of such Loan Party's Subsidiaries and other Affiliates. Each Subsidiary of such Loan Party is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and own its property.

     6.6. Financial Statements and Projections.

     (a) The Loan Parties have delivered to the Administrative Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows and changes in partners' equity for Foamex and its consolidated Subsidiaries as of December 29, 2002, and for the Fiscal Year then ended, accompanied by the report thereon of the Loan Parties' independent certified public accountants, Deloitte & Touche LLP. The Loan Parties have also delivered to the Administrative Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for Foamex and its consolidated Subsidiaries as of June 29, 2003. Such financial statements are attached hereto as Schedule II. All such financial statements have been prepared in accordance with GAAP (subject, in the case of the interim financial statements, to normal year-end audit adjustments) and present accurately and fairly in all material respects the financial position of Foamex and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

     (b) The Latest Projections when submitted to the Lenders as required herein represent the Loan Parties' good faith estimate of the future financial performance of Foamex and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which such Loan Party believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

     (c) The pro forma balance sheet of Foamex and its consolidated Subsidiaries as at June 29, 2003 attached hereto as Schedule II, presents fairly and accurately the Loan Parties' financial condition as at such date after giving effect to the (i) Term Loans and Working Capital Obligations to be made on the Closing Date and the use of proceeds thereof and (ii) payment of fees and expenses in connection with the foregoing as if they had occurred on such date and the Closing Date had been such date, and such balance sheet has been prepared in accordance with GAAP.

     6.7. Capitalization. As of June 29, 2003, the authorized capital stock of the Parent consists of (i) 50,000,000 shares of common stock, par value $.01 per share, of which

24,409,149 shares are validly issued and outstanding, fully paid and non-assessable and (ii) 5,000,000 shares of preferred stock, par value $1.00 per share, of which 15,000 shares are validly issued and outstanding, fully paid and non-assessable.

     6.8. Solvency. Each Loan Party is Solvent prior to and after giving effect to Working Capital Loans and the Term Loans to be made on the Closing Date and shall remain Solvent during the term of this Agreement.

     6.9. Debt. After giving effect to the making of the Term Loans to be made on the Closing Date, on the Closing Date such Loan Party and its Subsidiaries will have no Debt, except (a) the Obligations, (b) the Permitted Subordinated Debt, (c) the Senior Secured Notes, (d) Debt described on Schedule 6.9 and (e) the Working Capital Obligations.

     6.10. Distributions. Except as set forth on Schedule 6.10, during the period from December 29, 2002 through and including the Closing Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any of its Domestic Subsidiaries.

     6.11. Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by such Loan Party and all Real Estate owned by any of its Domestic Subsidiaries, all leases and subleases of real or personal property held by such Loan Party or any of its Domestic Subsidiaries as lessee or sublessee (other than leases of personal property as to which such Loan Party or Domestic Subsidiary is lessee or sublessee for which the value of the personal property subject to such leases or subleases in the aggregate is less than $250,000), and all leases and subleases of real or personal property held by such Loan Party or any of its Domestic Subsidiaries as lessor, or sublessor. As of the Closing Date, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the actual knowledge of the applicable Loan Party, no default by any party to any such lease or sublease exists. As of the Closing Date, such Loan Party and its Domestic Subsidiaries has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by such Loan Party or such Subsidiary, as the case may be, or valid leasehold interests in all Real Estate designated therein as "leased" by such Loan Party or such Subsidiary, as the case may be, and such Loan Party or such Subsidiary, as the case may be, has good, indefeasible, and merchantable title to all of its other property reflected on the December 29, 2002 Financial Statements delivered to the Administrative Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, in each of the foregoing cases, free of all Liens except Permitted Liens.

     6.12. Proprietary Rights. Schedule 6.12 sets forth a correct and complete list of all of such Loan Party's Proprietary Rights which are the subject of a registration or application with a Governmental Authority as of the Closing Date. As of the Closing Date, none of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the knowledge of such Loan Party as of the Closing Date, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights of such Loan Party described on Schedule 6.12 constitute all of the material property of such type necessary to the current and anticipated future conduct of such Loan Party's business as of the Closing Date.

     6.13. Trade Names. As of the Closing Date, all trade names or styles under which such Loan Party sells or expects to sell Inventory or create Accounts, or to which instruments in payment of Accounts are expected to be made payable, are listed on Schedule 6.13.

     6.14. Litigation. Except as set forth on Schedule 6.14, there is no pending, or to the knowledge of such Loan Party threatened, action, suit, proceeding or counterclaim by any Person, or to the knowledge of such Loan Party, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

     6.15. Labor Matters. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of such Loan Party or of any of the Mexican Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining agent for employees of such Loan Party or of any of the Mexican Subsidiaries or for any similar purpose, and (d) there is no pending or (to the knowledge of such Loan Party) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting such Loan Party, any of the Mexican Subsidiaries or any of their respective employees.

     6.16. Environmental Laws. Except as otherwise disclosed on Schedule 6.16:

     (a) Such Loan Party and the Mexican Subsidiaries have complied in all material respects with all applicable Environmental Laws and neither such Loan Party nor the Mexican Subsidiaries nor any of their presently owned real property or presently conducted operations, nor any property now or previously in their charge, management or control, nor their previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant, except for instances of noncompliance, enforcement orders and liability agreements which are not reasonably likely to result in liability, in the aggregate for all Loan Parties and the Mexican Subsidiaries, of greater than $500,000 for all such matters.

     (b) Such Loan Party and the Mexican Subsidiaries have obtained or taken required measures to obtain all material permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and such Loan Party and the Mexican Subsidiaries are in compliance with all material terms and conditions of such permits.

     (c) Neither such Loan Party nor any of the Mexican Subsidiaries, nor, to the best of such Loan Party's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste, except for violations which are not reasonably likely to result in liability, in the aggregate for all Loan Parties and Mexican Subsidiaries, of greater than $500,000 for all such violations.

     (d) Neither such Loan Party nor any of the Mexican Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant, except for those which are not reasonably likely to result in liability, in the aggregate for all Loan Parties and Mexican Subsidiaries, of greater than $500,000 for all such matters.

     (e) To the best of such Loan Party's knowledge, none of the present or past operations of such Loan Party or any of the Mexican Subsidiaries nor any property now or previously in the charge, management or control of such Loan Party or any of the Mexican Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant, except for investigations which are not reasonably likely to result in liability, in the aggregate for all Loan Parties and Mexican Subsidiaries, of greater than $500,000 for all such investigations.

     (f) There is not now, nor to the best of such Loan Party's knowledge has there ever been on or in any of the Real Estate, except for matters involving the following which are not reasonably likely to result in liability in the aggregate for all Loan Parties and Mexican Subsidiaries in excess of $500,000 for all such matters:

          (i) any underground storage tanks or surface impoundments,

          (ii) any asbestos-containing material, or

          (iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

     (g) Neither such Loan Party nor any of the Mexican Subsidiaries has filed any notice under any requirement of Environmental Law reporting a material spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

     (h) Neither such Loan Party nor any of the Mexican Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property or any Governmental Authority) imposing material obligations or liabilities on such Loan Party or any of the Mexican Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

     (i) None of the products manufactured, distributed or sold by such Loan Party or any of the Mexican Subsidiaries contain asbestos-containing material.

     (j) No Environmental Lien is attached to any of the Real Estate.

     6.17. No Violation of Law. Neither such Loan Party nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it, which violation could reasonably be expected to have a Material Adverse Effect.

     6.18. No Default. Neither such Loan Party nor any of its Subsidiaries has received notice or has actual knowledge that it is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Loan Party or any of its Subsidiaries is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

     6.19. ERISA Compliance.

     (a) Except in respect of any Multi-employer Plan, each Plan which is intended to qualify under Section 401(a) of the Code (i) is in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA and other federal, provincial or state law and (ii) has received a favorable determination letter from the IRS and to the best knowledge of such Loan Party, nothing has occurred which would cause the loss of such qualification. The Parent, each of its Subsidiaries and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code or subject to the PBA, and no application for a funding waiver or an extension of any amortization period has been made with respect to any Plan. As of the Closing Date, except as required under (i) the Agreement by and between Foamex and PACE Local 714, dated as of February 9, 2002, (ii) Section 4980B of the Code, the corresponding provisions of ERISA or applicable law or (iii) any individual severance, separation or similar agreement to which any Loan Party or ERISA Affiliate is a party, none of the Loan Parties or any ERISA Affiliate provides post-employment health or life benefits.

     (b) There are no pending or, to the best knowledge of such Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) As of the Closing Date, no ERISA Event has occurred or is reasonably expected to occur; (ii) none of the Loan Parties, any of their Subsidiaries nor any ERISA Affiliate have incurred, or reasonably expects to incur, any liability under the PBA or Title IV of ERISA with respect to any Pension Plan which is not timely satisfied (other than for contributions or premiums due and not delinquent under Section 4007 of ERISA or the PBA); (iii) none of the Loan Parties, any of their Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under the PBA or Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan nor do they reasonably expect to incur any such liability in an amount which would exceed $500,000; (iv) none of the Loan Parties, any of their Subsidiaries nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Lien (other than Permitted Liens) or statutory lien under the PBA or applicable legislation has arisen in respect of any Loan Party or its property in connection with any Plan (save for contribution amounts not yet due).

     6.20. Taxes. Each such Loan Party and each of the Mexican Subsidiaries has filed all federal, state, foreign and provincial income Tax returns and reports and other material Tax returns and reports, in each instance, which it is required to file, and has paid all federal, state, provincial and foreign income Taxes, assessments, fees and other governmental charges and all other material
Taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable unless such unpaid Taxes and assessments would give rise to a Permitted Lien.

     6.21. Regulated Entities. None of the Loan Parties, any Person controlling any of the Loan Parties, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Loan Party nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

     6.22. Use of Proceeds; Margin Regulations. The proceeds of the Term Loans are to be used solely to refinance certain indebtedness of the Borrowers on the Closing Date, for working capital purposes and for general corporate purposes permitted hereunder. Neither such Loan Party nor any of its Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.23. Copyrights, Patents, Trademarks and Licenses, etc. Such Loan Party and each of the Mexican Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses without, to the knowledge of such Loan Party, conflict with the rights of any other Person, which conflict could reasonably be expected to have a Material Adverse Effect. To the knowledge of such Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Loan Party or any of the Mexican Subsidiaries infringes upon any rights held by any other Person, which infringement could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Loan Party, threatened, which could reasonably be expected to have a Material Adverse Effect.

     6.24. No Material Adverse Change. No Material Adverse Effect has occurred since December 29, 2002.

     6.25. Full Disclosure. None of the representations or warranties made by such Loan Party or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of such Loan Party or any of its Subsidiaries in connection with any of the Loan Documents (including the offering and disclosure materials delivered by or on behalf of such Loan Party or any of its Subsidiaries to the Lenders prior to the Closing Date, but excluding any projections and forecasts) contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. Any projections or forecasts contained in any of the materials referred to above have been prepared on the basis of assumptions which such Loan Party or its Subsidiary, as the case may be, believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Administrative Agent and/or the Lenders (it being understood that projections, forecasts and other forward looking statements are subject to significant uncertainties and contingencies, many of which are beyond such Loan Party's or such Subsidiary's control and that no guarantee can be given that the projections or forecasts will be realized).

     6.26. Material Agreements. Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which such Loan Party or any of its Domestic Subsidiaries is a party or is bound as of the date hereof.

     6.27. Bank Accounts. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by such Loan Party with any bank or other financial institution.

     6.28. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party or any of its Subsidiaries of this Agreement or any other Loan Document, except (i) filings, consents or notices which have been made, obtained or given, (ii) filings necessary to create or perfect the Agent's Liens and
(iii) routine corporate, limited liability company and partnership filings to maintain good standing in each state in which the Loan Parties and their Subsidiaries conduct their business.

     6.29. FMXI. FMXI does not conduct any business other than the business of acting as the managing general partner of Foamex and owning its general partnership interest in Foamex. None of Domestic Subsidiaries of Foamex conducts any business other than owning equity interests in other Domestic Subsidiaries or Foreign Subsidiaries and as set forth on Schedule 7.19.

     6.30. Partnership Tax Status. Foamex, since its organization, has been treated as a partnership within the meaning of Section 761(a) of the Code for Federal income tax purposes and has not been and is not an entity subject to Federal or state income tax (other than state income taxes generally imposed on partnerships). Neither such Loan Party nor any of its Subsidiaries has any knowledge of any inquiry or investigation by any Person (including, without limitation, the IRS) as to whether or not Foamex is, or any claim or assertion by any Person (including, without limitation, the IRS) that Foamex is not, a partnership for Federal or state income tax purposes or an entity subject to Federal or state income taxes (other than state income taxes generally imposed on partnerships).

     6.31. Foamex 9 7/8% Subordinated Notes and Foamex 13 1/2% Subordinated Notes. The subordination provisions of the Foamex 9 7/8% Subordinated Note Indenture and the Foamex 13 1/2% Subordinated Note Indenture are enforceable against the respective holders of the Foamex 9 7/8% Subordinated Notes and the Foamex 13 1/2% Subordinated Notes, respectively.

     6.32. Senior Debt. (i) The Obligations constitute "Obligations" owing under the "New Credit Facility" and the "Credit Facility" (as each such term is defined in the Foamex 9 7/8% Subordinated Note Indenture and the Foamex 13 1/2% Subordinated Note Indenture, respectively) and (ii) the Obligations constitute
(A) "Credit Agreement Obligations" under the "Credit Agreement" (as each such term is defined in the Senior Secured Note Indenture) and (B) "Senior Debt" (as defined in the Foamex 9 7/8% Subordinated Note Indenture and the Foamex 13 1/2% Subordinated Note Indenture).

                                    ARTICLE 7

                       AFFIRMATIVE AND NEGATIVE COVENANTS

     Each Loan Party covenants to the Administrative Agent and each Lender that so long as any of the Obligations (other than Contingent Obligations at Termination) remain outstanding or this Agreement is in effect:

     7.1. Taxes and Other Obligations. Such Loan Party shall, and shall cause each of its Subsidiaries to, (a) file when due (including giving effect to all extensions permitted under applicable law) all federal, state, foreign and provincial income tax returns and reports and other material Tax returns and other reports, in each instance, which it is required to file; (b) pay, or provide for the payment, when due, of all federal, state, provincial and foreign income taxes, fees, assessments and other governmental charges and all other material Taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits with respect thereto, and establish adequate reserves for the payment of all such items, and provide to the Administrative Agent, upon request, satisfactory evidence of its timely compliance with the foregoing; and
(c) pay when due all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons; provided, however, so long as such Loan Party has notified the Administrative Agent in writing, neither such Loan Party nor any of its Subsidiaries need pay any such tax, fee, assessment, governmental charge or claim (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Loan Party or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

     7.2. Legal  Existence and Good Standing.  Except as otherwise  permitted by
Section 7.11, such Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such qualification or good standing could reasonably be expected to have a Material Adverse Effect. Foamex shall not change its partnership status to a corporate status.

     7.3. Compliance with Law and Agreements; Maintenance of Licenses. Such Loan Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all applicable Environmental Laws). Such Loan Party shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except where the failure to so obtain and maintain the foregoing could not reasonably be expected to have a Material Adverse Effect. Such Loan Party shall not modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement or other organizational documents, as applicable, (or permit same to occur), other than in a manner which does not adversely affect the rights of the Lenders or the Administrative Agent.

     7.4. Maintenance of Property; Inspection of Property.

     (a) Such Loan Party shall, and shall cause each of the Mexican Subsidiaries to, maintain in all material respects all property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

     (b) Such Loan Party shall permit representatives and independent contractors of the Administrative Agent (at the expense of the Loan Parties not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors (or Persons serving a similar function), officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Loan Party; provided, however, when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice. Any amounts payable by the Loan Parties to the Administrative Agent or any Lender pursuant to this Section 7.4(b) shall be the joint and several obligation of each of the Loan Parties.

     7.5. Insurance.

     (a) Such Loan Party shall maintain, and shall cause each of the Mexican Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A- or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Administrative Agent, in its discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts and under policies reasonably acceptable to the Administrative Agent and the Majority Lenders. Without limiting the foregoing, in the event that any improved Real Estate of such Loan Party covered by any of the Mortgages or any other Real Estate on which is located any Inventory or Equipment of such Loan Party is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), such Loan Party shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably determined by the Administrative Agent, and such insurance shall, at a minimum (subject to customary deductibles), comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Such Loan Party shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

     (b) Such Loan Party shall cause the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, to be named as secured party or mortgagee and loss payee as its interest may appear or additional insured, in a manner reasonably acceptable to the Administrative Agent on each policy of insurance of such Loan Party. Such Loan Party shall use commercially reasonable efforts to cause each policy of insurance of such Loan Party to contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever (other than non-payment of premiums, in which case not less than ten (10) days' prior written notice is sufficient). Each policy of such Loan Party for property insurance shall contain a clause or endorsement stating that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by such Loan Party when due, and certificates of insurance and, if requested by the Administrative Agent or any Lender, photocopies of the policies, shall be delivered to the Administrative Agent, in each case in sufficient quantity for distribution by the Administrative Agent to each of the Lenders. If a Loan Party fails to procure such insurance or to pay the premiums therefor when due, the Administrative Agent may do so, but at the Borrowers' expense and without any responsibility on the Administrative Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.

     7.6. Insurance and Condemnation Proceeds. Such Loan Party shall promptly notify the Administrative Agent and the Lenders of any loss, damage or destruction to any of the Collateral in an amount in excess of $250,000, whether or not covered by insurance. Subject to the terms of the Senior Lenders Intercreditor Agreement, the Administrative Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

          (i) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds, to the payment of the Working Capital Obligations in the order provided for in the Working Capital Agreement.

          (ii) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Administrative Agent shall permit or require the applicable Loan Party to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction (or to repay Working Capital Revolving Loans previously borrowed and used for such purpose) to the extent that (1) no Event of Default has occurred and is continuing, (2) the aggregate proceeds do not exceed $7,500,000 in any Fiscal Year, (3) such Loan Party shall have used such proceeds for the purposes permitted under this clause (ii) on or prior to the date that is 180 days following its receipt of such proceeds or commenced using such proceeds in connection with such permitted purposes being diligently pursued on such date (for so long as such purposes are being diligently pursued), (4) such Loan Party shall have deposited such proceeds in a collateral account maintained with the Working Capital Agent on terms reasonably satisfactory to the Administrative Agent and such proceeds shall at all times remain in such collateral account until such time as such proceeds are used by such Loan Party for the purposes permitted under this clause (ii) or applied to the Working Capital Obligations and/or the Obligations in the manner set forth in the last sentence of this clause (ii) and (5) such Loan Party first (i) provides the Administrative Agent with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Administrative Agent and (ii) demonstrates to the reasonable satisfaction of the Administrative Agent that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances or to the extent that the proceeds in the collateral account referenced above are not used in accordance with clause (3) above, the Administrative Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Working Capital Obligations and/or the Obligations in the order provided for in the second and third sentence of
     Section 3.3(d).

     7.7. Environmental Laws.

     (a) Such Loan Party shall, and shall cause each of the Mexican Subsidiaries to, conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage and disposal of any Contaminant. Such Loan Party shall, and shall cause each of the Mexican Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Administrative Agent on such response.

     (b) Without limiting the generality of the foregoing, each Loan Party shall (and shall cause each Mexican Subsidiary to) submit to the Administrative Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each material environmental compliance or liability issue. The Administrative Agent or any Lender may request copies of technical reports prepared by any Loan Party or any Mexican Subsidiary and its communications with any Governmental Authority to determine whether such Loan Party or such Mexican Subsidiary is proceeding reasonably to correct, cure or contest in good faith any alleged material non-compliance or environmental liability. Each Loan Party shall (and shall cause each Mexican Subsidiary to), at the Administrative Agent's or the Majority Lenders' reasonable request and at such Loan Party's expense, (i) retain an independent environmental engineer acceptable to the Administrative Agent to evaluate the site, including tests if appropriate, where the material non-compliance or alleged material non-compliance with applicable Environmental Laws has occurred and prepare and deliver to the Administrative Agent, in sufficient quantity for distribution by the Administrative Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Administrative Agent and the Lenders a supplemental report of such engineer whenever the scope of any such environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

     (c) The Administrative Agent and its representatives will have the right at any reasonable time during normal business hours, upon reasonable advance notice, to enter and visit the Real Estate and any other place where any property of any Loan Party is located for the purposes of observing the Real Estate of such Loan Party, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate of any Loan Party; provided, however, when an Event of Default exists, the Administrative Agent and its representatives may do any of the foregoing at any time and without advance notice. The Administrative Agent is under no duty, however, to visit or observe the Real Estate of any Loan Party or to conduct tests, and any such acts by the Administrative Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Administrative Agent and the Lenders' rights under the Loan Documents. No site visit, observation or testing by the Administrative Agent and the Lenders will result in a waiver of any default of any Loan Party or impose any liability on the Administrative Agent or the Lenders. In no event will any site visit, observation or testing by the Administrative Agent be a representation that hazardous substances are or are not present in, on or under any Real Estate, or that there has been or will be compliance with any Environmental Law. Neither such Loan Party nor any other party is entitled to rely on any site visit, observation or testing by the Administrative Agent. The Administrative Agent and the Lenders owe no duty of care to protect the Loan Parties or any other party against, or to inform any of the Loan Parties or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate of any Loan Party. The Administrative Agent may in its discretion disclose to any of the Loan Parties or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Administrative Agent. Each of the Loan Parties understands and agrees that the Administrative Agent makes no warranty or representation to such Loan Party or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Such Loan Party also understands that depending on the results of any site visit, observation or testing by the Administrative Agent and disclosed to such Loan Party, such Loan Party may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by such Loan Party without advice or assistance from the Administrative Agent. In each instance (except as provided otherwise in the first sentence of this Section 7.7(c)), the Administrative Agent will give such Loan Party reasonable notice before entering the Real Estate of such Loan Party or any other place of such Loan Party the Administrative Agent is permitted to enter under this Section 7.7(c). The Administrative Agent will make reasonable efforts to avoid interfering with such Loan Party's use of the Real Estate or any other property of such Loan Party in exercising any rights provided hereunder.

     7.8. Compliance with ERISA. Such Loan Party shall, and shall cause each of its Subsidiaries and ERISA Affiliates to: (a) maintain each Plan which is qualified under Section 401(a) of the Code or subject to the PBA in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA and other federal, provincial or state law; (b) make all required contributions to any Plan subject to Section 412 of the Code or subject to the PBA; (c) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which results in liability to any Loan Party in excess of $500,000; (d) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (e) with respect to any Plan, not permit any Lien, other than a Permitted Lien, to arise or exist in connection with such Plan (save for contributions not yet due).

     7.9. Landlord Waivers or Subordination Agreements and Bailee Letters.

     (a) Such Loan Party shall use its commercially reasonable efforts to obtain and deliver to the Administrative Agent (i) on or prior to the Closing Date with respect to each of the locations set forth on Schedule 7.9(a) leased by such Loan Party or any of its Domestic Subsidiaries on the Closing Date or at which such Loan Party or any of its Domestic Subsidiaries has Collateral located in warehouses on the Closing Date, consents, landlord waivers or subordination agreements and bailee letters from the landlords of each of such leased premises and from the public warehousemen at each of such warehouses and (ii) within thirty (30) days after the Closing Date (or such later date as the Administrative Agent shall agree to) with respect to all other locations leased by such Loan Party or any of its Domestic Subsidiaries on the Closing Date or at which such Loan Party or any of its Domestic Subsidiaries has Collateral located in warehouses on the Closing Date, consents, landlord waivers or subordination agreements and bailee letters from the landlords of each of such leased premises and from the public warehousemen at each of such warehouses, in each case in form and substance reasonably satisfactory to the Administrative Agent, duly executed by, as appropriate, such landlords and warehousemen.

     (b) Such Loan Party shall use its commercially reasonable efforts to obtain and deliver to the Administrative Agent consents, landlord waivers or subordination agreements and bailee letters, in substantially the forms of those delivered on or prior to the Closing Date or otherwise in form and substance reasonably satisfactory to the Administrative Agent, duly executed by, as appropriate, the landlords of each of the premises leased by such Loan Party or any of its Domestic Subsidiaries after the Closing Date and by the public warehousemen at whose warehouses any Collateral pledged by such Loan Party or any of its Domestic Subsidiaries is located after the Closing Date, not later than 30 days after executing such lease or locating Collateral at such warehouse.

     7.10. [Intentionally Omitted].

     7.11. Mergers, Consolidations or Sales. Neither such Loan Party nor any of the Mexican Subsidiaries shall enter into any transaction of merger, reorganization or consolidation, or transfer, sell, assign, lease or otherwise dispose of all or any part of its property, or sell or issue any of its equity interests, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for:

          (i) sales of Inventory, licensing of Proprietary Rights, sales of services and dispositions of Restricted Investments of the type described in clauses (d), (e) or (f) of the definition thereof, in each case in the ordinary course of its business; provided, that (A) sales of Inventory by a Borrower or Foamex Canada shall not be permitted to be made to the Parent, FMXI or any Foreign Subsidiaries other than Foamex Canada, Foamex Asia Co., Ltd. or any of the Mexican Subsidiaries and such sales shall only be permitted if made on an arm's-length basis in the ordinary course of business on customary trade terms and so long as the aggregate amount of Accounts of the Borrowers and Foamex Canada outstanding in connection with such sales shall not exceed at any time $4,000,000 and (B) licensing of Proprietary Rights and sales of services shall only be permitted if made on an arm's-length basis;

          (ii) if required by applicable law, the sale of capital stock of any Foreign Subsidiary of a Loan Party in order to qualify members of the governing body of such Subsidiary;

          (iii) sales or other dispositions of Equipment by (A) any of the Mexican Subsidiaries and (B) one or more Loan Parties in the ordinary course of business with an orderly liquidation value (as set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent or, if such Equipment being disposed of is not included in the then most recent Equipment Appraisal delivered to the Administrative Agent and (x) has a net book value in excess of $250,000, based upon evidence satisfactory to the Administrative Agent of the orderly liquidation value of such Equipment or (y) has a net book value of $250,000 or less, the orderly liquidation value of such Equipment shall be deemed to equal the then net book value of such Equipment) not to exceed $500,000 in the aggregate in any Fiscal Year for all of the Loan Parties; provided, that within 150 days following any such Equipment sale or disposition, such Loan Party shall either (i) make Capital Expenditures permitted hereunder with the proceeds of such sale or disposition in other Equipment that is free and clear of all Liens except the Agent's Liens and Permitted Liens under clauses (h) and (j) of such defined term or (ii) apply such proceeds in accordance with Section 3.3(a);

          (iv) the sale by Foamex of its Milan, Tennessee facility;

          (v) (A) the merger of any wholly-owned Domestic Subsidiary of Foamex (other than a wholly-owned Domestic Subsidiary that is a Borrower) with or into another wholly-owned Domestic Subsidiary of Foamex (other than a wholly-owned Domestic Subsidiary that is a Borrower) or the liquidation, winding up or dissolution of a wholly-owned Domestic Subsidiary of Foamex (other than a wholly-owned Domestic Subsidiary that is a Borrower), or the conveyance, sale, lease, transfer or other disposition of all or any part of the business, property or assets of a wholly-owned Domestic Subsidiary of Foamex (other than a wholly-owned Domestic Subsidiary that is a Borrower) in one or a series of transactions to another wholly-owned Domestic Subsidiary of Foamex (other than a wholly-owned Domestic Subsidiary that is a Borrower), (B) the merger of any wholly-owned Domestic Subsidiary of a Borrower (other than a wholly-owned Domestic Subsidiary that is itself a Borrower) into such Borrower or the liquidation, winding up or dissolution of a wholly-owned Domestic Subsidiary of a Borrower (other than a wholly-owned Domestic Subsidiary that is itself a Borrower), or the conveyance, sale, lease, transfer or other disposition of all or any part of the business, property or assets of a wholly-owned Domestic Subsidiary of a Borrower (other than a wholly-owned Domestic Subsidiary that is itself a Borrower) in one or a series of transactions to such Borrower; provided, that in the case of a merger, the surviving Person is a Borrower, and if Foamex is a party to such a merger, the surviving Person is Foamex and (C) the merger of any wholly-owned Subsidiary of a Mexican Subsidiary with or into a Mexican Subsidiary or of one Mexican Subsidiary with or into another Mexican Subsidiary or the conveyance, sale, lease, transfer or other disposition of all or any part of the business, property or assets of a Mexican Subsidiary or a wholly-owned Subsidiary of a Mexican Subsidiary in one or a series of transactions to a Mexican Subsidiary;

          (vi) transfers or other dispositions of Equipment by Foamex or any of its Domestic Subsidiaries to the China Joint Venture in connection with the Foamex China Transaction, but solely to the extent permitted by clause (m) of the defined term Restricted Investment;

          (vii) the leases and subleases existing on the Closing Date set forth on Schedule 7.11(vii);

          (viii) leases and subleases of property by such Loan Party which in the aggregate for all Loan Parties do not provide for net rental payments to the Loan Parties in excess of $250,000 in the aggregate in any Fiscal Year;

          (ix) the sale by Foamex of its LaPorte, Indiana facility and its facilities located in Elkhart, Indiana at 2040 Toledo Road and 603 Industrial Parkway; provided, that in each case, the Net Proceeds received by Foamex in respect of such sale at the time such sale is consummated shall not be less than the sum of (i) 50% of the fair market value of the Real Estate in such facility included in such sale, as set forth in the then most recent Real Estate Appraisal delivered to the Administrative Agent and (ii) 80% of the orderly liquidation value of the Equipment of Foamex at such facility included in such sale, as set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent;

          (x) sales by Foamex or any of its Domestic Subsidiaries to Foamex Canada of Equipment no longer used in the U.S. operations of Foamex or any of its Domestic Subsidiaries; provided, that Foamex or the applicable Domestic Subsidiary shall receive Net Proceeds in respect of each such sale at the time such sale is consummated in an amount no less than 80% of the orderly liquidation value of such Equipment being sold as set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent (or, if such Equipment being sold is not included in the then most recent Equipment Appraisal delivered to the Administrative Agent, based upon evidence satisfactory to the Administrative Agent of the orderly liquidation value of such Equipment);

          (xi) the license by Foamex of its patented surface modification technology to JPS Automotive L.P. and the lease of certain of its Equipment not in excess of a net book value of $500,000 to JPS Automotive L.P. associated with the use of such license;

          (xii) sales or other dispositions of assets of any of the Mexican Subsidiaries;

          (xiii) contributions of assets by a Loan Party (other than the Parent or FMXI) or a Mexican Subsidiary, either directly or through another Loan Party (other than the Parent or FMXI) or Mexican Subsidiary, solely to the extent described in clause (h) or (m) of the defined term Restricted Investment; and

          (xiv) other sales of assets (other than Accounts, Inventory, Equipment included in the then most recent Equipment Appraisal delivered to the Administrative

     Agent or Real Estate included in the then most recent Real Estate Appraisal delivered to the Administrative Agent) for an aggregate sales price for all Loan Parties not to exceed $10,000 in any Fiscal Year; provided, that the consideration received by the applicable Loan Party in respect of any such sale shall only be in cash.

     7.12. Distributions; Capital Change; Restricted Investments. Such Loan Party shall not (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to a Loan Party (other than FMXI or the Parent), (ii) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect or (iii) make any Restricted Investment; provided, however, that notwithstanding clauses (i) and
(iii) above:

          (A) Foamex may (1) pay cash distributions and make loans and advances to the Parent and pay cash distributions to FMXI (which cash distributions shall in turn immediately be paid by FMXI to the Parent except to the extent used promptly by FMXI to pay operating expenses of FMXI), in each instance, for the purpose of paying, and so long as all proceeds thereof are promptly used by the Parent to pay, its operating expenses incurred in the ordinary course of business and other ordinary course corporate overhead costs and expenses of the Parent and FMXI; provided, that (x) the aggregate amount of all such distributions, loans and advances made by Foamex under this clause (1) shall not exceed $1,500,000 in any Fiscal Year and (y) no such distributions, loans or advances may be made by Foamex so long as a Default or Event of Default has occurred and is continuing or would result therefrom and (2) to the extent required under the Tax Sharing Agreement, pay cash distributions and make loans and advances to the Parent and pay cash distributions to FMXI (which cash distributions shall in turn immediately be paid by FMXI to the Parent, except to the extent used promptly by FMXI to pay the following taxes owing by FMXI), in each instance, for the purpose of paying, and so long as all proceeds thereof are promptly used by the Parent or FMXI to pay, franchise taxes and federal, state and local income taxes, in each instance, solely with respect to (i) the operations of Foamex and its Subsidiaries or (ii) franchise taxes of the Parent and FMXI (other than franchise taxes imposed in lieu of income taxes) and interest and penalties with respect thereto, if any, payable by the Parent or FMXI (provided that any refund (net of Taxes) shall be promptly returned by the Parent or FMXI to Foamex in the form of a repayment of any outstanding loan or advance made to the Parent or FMXI by Foamex or as a capital contribution to Foamex); provided, that if a payment otherwise required by the Tax Sharing Agreement not described in this clause (2) is reduced because the distribution would not be used to pay an actual tax liability, the obligation of Foamex to make such payment shall not be discharged but shall be suspended and made after termination of this Agreement, and payment in full of all Obligations (other than Contingent Obligations at Termination); provided, further, however, in no event shall Foamex make any such payments to the Parent or FMXI under this clause (2) with respect to any Fiscal Year in excess of the aggregate amount of franchise taxes and federal, state and local income taxes that are actually payable by the Parent or FMXI (as the case may be) with respect to such Fiscal Year (after taking into account all tax benefits, including, without limitation, net operating losses, that are used to reduce such tax liability);

          (B) Foamex may (1) repurchase at a discount on the open market Permitted Subordinated Debt (other than that under clause (a)(y) of such defined term) for an aggregate purchase price for all such repurchases not to exceed $10,000,000 during the term of this Agreement; provided, that (a)
     (x) the average aggregate Availability for all Borrowers is greater than $40,000,000 for the fifteen consecutive day period ending on the date of such repurchase or, in the case of any such repurchase occurring prior to fifteen days after the Closing Date, for the period commencing on the Closing Date and ending on the date of such repurchase) and (y) immediately after giving effect to any such repurchase, the aggregate Availability for all Borrowers is greater than $40,000,000, (b) the average aggregate Availability for all Borrowers is greater than $30,000,000 (after the date of such repurchase on a pro forma basis, based upon Foamex's best good faith estimate at the time of such repurchase, as evidenced by a certificate of a Responsible Officer of Foamex), for the fifteen consecutive day period commencing on the date of such repurchase, (c) no Default or Event of Default shall have occurred and be continuing on the date of any such repurchase or would be caused as a result thereof, (d) the purchase price for any repurchase shall not be greater than the then fair market value of the Permitted Subordinated Debt being repurchased, (e) any such Permitted Subordinated Debt being repurchased shall be retired and cancelled promptly following the consummation of such repurchase and (f) Foamex shall not repurchase any Permitted Subordinated Debt held by any Affiliate of any Loan Party and (2) (x) repurchase on the open market at a discount Permitted Subordinated Debt (other than under clause (a)(y) of such defined term), in addition to repurchases of Permitted Subordinated Debt, permitted by clause (1) above, and (y) make Distributions to the Parent and FMXI (which Distributions to FMXI shall then immediately be paid by FMXI to the Parent) to be used by the Parent (concurrently with the making of any such Distributions) solely to repurchase on the open market shares of common stock of the Parent for an aggregate purchase price for clauses (x) and (y) above not to exceed $10,000,000 in any Fiscal Year; provided, that with respect to clauses (x) and (y) above, (i) no Default or Event of Default shall have occurred and be continuing on the date of any such repurchase or Distribution or would be caused as a result thereof,
     (ii) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Foamex ended on the then most recently ended fiscal quarter of Foamex on a pro forma basis after giving effect to such repurchase and, if applicable, Distribution (as if such repurchase and, if applicable, Distribution occurred on the last day of the then most recently ended fiscal quarter of Foamex) must be equal to or greater than 1.20:1.00 and Foamex shall have provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of satisfaction of such requirement, (iii) (w) the average aggregate Availability for all Borrowers is greater than $50,000,000 for the thirty consecutive day period ending on the date of such repurchase and, if applicable, Distribution or, in the case of any such repurchase and, if applicable, Distribution occurring prior to thirty days after the Closing Date, for the period commencing on the Closing Date and ending on the date of such repurchase and, if applicable, Distribution) (x) immediately after giving effect to any such repurchase and, if applicable, Distribution, the aggregate Availability for all Borrowers is greater than $50,000,000, (y) the average aggregate Availability for all Borrowers is greater than $50,000,000 (after giving effect to such repurchase and, if applicable, Distribution on a pro forma basis, based upon Foamex's best good faith estimate at the time of such repurchase and, if applicable, Distribution, as evidenced by a certificate of a Responsible Officer of Foamex) for the thirty consecutive day period commencing on the date of such repurchase and, if applicable, Distribution and (z) at all times for the thirty consecutive days after giving effect to such repurchase and, if applicable, Distribution, the Loan Parties shall (based upon Foamex's best good faith estimate at the time of such repurchase and, if applicable, Distribution, as evidenced by a certificate of a Responsible Officer of Foamex) be in pro forma compliance with all of the financial covenants set forth in this Agreement, (iv) the purchase price for any repurchase shall not be greater than the then fair market value of the Permitted Subordinated Debt or common stock being repurchased, (v) any such Permitted Subordinated Debt being repurchased shall be retired and cancelled promptly following the consummation of such repurchase and (vi) Foamex or the Parent, as the case may be, shall not repurchase any Permitted Subordinated Debt or any shares of common stock of the Parent, in each instance, held by any Affiliate of any Loan Party.

          (C) Foamex Canada may effect the return of capital in respect of, or repurchase, redemption or acquisition from Foamex of, any of the stock of Foamex Canada owned by Foamex; provided, that any such return of capital, repurchase, redemption or acquisition shall only be consummated by Foamex Canada to the extent that Foamex or Foamex Canada would incur negative tax consequences if Foamex Canada were to dividend monies to Foamex instead of distributing monies to Foamex by means of such return of capital, repurchase, redemption or acquisition.

     7.13. Transactions Affecting Collateral or Obligations. Neither such Loan Party nor any of its Subsidiaries shall enter into any transaction which could reasonably be expected to have a Material Adverse Effect.

     7.14. Guaranties. Neither such Loan Party nor any of the Mexican Subsidiaries shall make, issue, or become liable on any Guaranty, except: (i) Guaranties of the Obligations in favor of the Administrative Agent, (ii) unsecured Guaranties by wholly-owned Domestic Subsidiaries of Foamex of any of the Permitted Subordinated Debt (other than that under clause (a)(y) of such defined term) that is subordinated to the payment of the Obligations in a manner satisfactory to the Administrative Agent and the Majority Lenders, (iii) Guaranties by wholly-owned Domestic Subsidiaries of Foamex of the Senior Secured Notes, (iv) Guaranties by the Loan Parties of the Working Capital Obligations,
(v) unsecured Guaranties existing on the Closing Date and described on Schedule 7.14, (vi) unsecured Guaranties (other than by any Mexican Subsidiaries) in respect of any Debt of Foamex or any of its Domestic Subsidiaries permitted by
Section 7.15; provided, that in the case of any Guaranties in respect of Debt permitted by Section 7.15(i), no such Guaranty shall be entered into by a Loan Party that is not a guarantor of such Debt being refinanced, (vii) unsecured Guaranties by a Loan Party in respect of obligations of Foreign Subsidiaries; provided, that the maximum aggregate liability, contingent or otherwise, of the Loan Parties in respect of all such Guaranties shall at no time exceed $5,000,000 and (viii) Guaranties by any of the Mexican Subsidiaries of Debt permitted by Section 7.15(l) or other obligations of another Mexican Subsidiary or any wholly-owned Subsidiary of a Mexican Subsidiary.

     7.15. Debt. Neither such Loan Party nor any of the Mexican Subsidiaries shall incur or maintain any Debt, other than:

     (a) the Obligations;

     (b) Debt described on Schedule 6.9;

     (c) Guaranties permitted by Section 7.14;

     (d) Capital Leases of Equipment and purchase money Debt incurred to purchase Equipment; provided, that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $10,000,000 at any time;

     (e) Debt evidencing a refinancing, refunding, renewal or extension of the Debt described on Schedule 6.9 or of Debt permitted by clause (p) of this
Section 7.15; provided, that (i) the principal amount thereof is not increased (other than with respect to any reasonable fees and other costs of refinancing),
(ii) the Liens, if any, securing such refinanced, refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refinanced, refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date (other than a Person that, with the prior written consent of the Administrative Agent and the Majority Lenders, became an obligor or guarantor of such Debt subsequent to the Closing Date) (or, in the case of Debt permitted by clause (p) below, as of the date of the consummation of the related Permitted Acquisition) shall become an obligor or guarantor thereof and (iv) the terms of such refinancing, refunding, renewal or extension, taken as a whole are no less favorable to the applicable Loan Party and to the Administrative Agent and the Lenders than the terms of the original Debt (other than with respect to (x) the rate of interest on such refinanced, refunded, renewed or extended Debt, provided such rate of interest is not in excess of the market rate at such time for such Debt and (y) premiums due and payable upon an optional redemption of such refinanced, refunded, renewed or extended Debt);

     (f) unsecured Debt of (i) the Parent or FMXI to Foamex, but solely to the extent expressly permitted under Section 7.12 and clause (o) of the defined term Restricted Investment, (ii) any wholly-owned Domestic Subsidiary of Foamex
(other than a Borrower) to a Borrower or another wholly-owned Domestic Subsidiary of Foamex; provided, however, that the aggregate amount of such Debt owing by all such wholly-owned Domestic Subsidiaries of Foamex shall not exceed $500,000 at any time outstanding, (iii) Foamex Canada to Foamex; provided, however, that the aggregate amount of such Debt of Foamex Canada to Foamex shall not exceed $5,000,000 at any time outstanding, (iv) any Mexican Subsidiary to any other Mexican Subsidiary or to any wholly-owned Subsidiary of a Mexican Subsidiary, (v) any Mexican Subsidiary to Foamex, but solely to the extent expressly permitted by clause (o) of the defined term Restricted Investment, and
(vi) Foamex to Foamex Canada in order to comply with Section 7.35; provided, that Foamex shall incur such Debt only to the extent that a Distribution made by Foamex Canada to Foamex in the amount of such Debt would result in negative tax consequences to Foamex or Foamex Canada;

     (g) unsecured Permitted Subordinated Debt (other than under clause (b) of such defined term);

     (h) Debt of Foamex and Foamex Capital in respect of the Senior Secured Notes up to an aggregate principal amount of $300,000,000;

     (i) unsecured Permitted Subordinated Refinancing Debt;

     (j) the Working Capital Obligations in an aggregate principal amount not to exceed the sum of (i) Revolving Loan Obligations (as defined in the Working Capital Agreement as in effect on the Closing Date) and Bank Product Obligations in addition to those permitted by clause (ii) below in an amount equal to the lesser of (A) $190,000,000 and (B) 100% of the aggregate Borrowing Base of all Borrowers and Foamex Canada; provided, that (x) for a period not to exceed three
(3) consecutive Business Days the Revolving Loan Obligations may exceed 100% of the aggregate Borrowing Base of all Borrowers and Foamex Canada and (y) the aggregate principal amount of Revolving Loan Obligations and Bank Product Obligations permitted by this clause (i) shall not at any time exceed 110% of the aggregate Borrowing Base of all Borrowers and Foamex Canada, (ii) Bank Product Obligations in an aggregate amount not in excess of $10,000,000 outstanding at any time, and (iii) the Working Capital Term Loans in an amount equal to $50,000,000 as reduced from time to time by the principal payments and prepayments of the Working Capital Term Loan actually received by the Working Capital Lenders;

     (k) purchase money Debt not to exceed $17,000,000 incurred by Foamex to purchase the real property on which its facility in Orange, California is located; provided, that Liens securing same attach only to such real property;

     (l) Debt of the Mexican Subsidiaries owing to non-Affiliates thereof (other than to Scotiabank Inverlat S.A.) in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided, that any such Debt incurred by a Mexican Subsidiary to Scotiabank Inverlat S.A. shall be upon terms disclosed in reasonable detail to the Administrative Agent and no less favorable to such Mexican Subsidiary than would be obtained in a comparable arm's length transaction with a third party who is not an Affiliate;

     (m) Debt of any Mexican Subsidiary in respect of Hedge Agreements entered into by such Mexican Subsidiary in the ordinary course of business for non-speculative purposes;

     (n) unsecured Debt of Foamex de Cuautitlan, S.A. de C.V. to Foamex, all the proceeds of which are paid by Foamex de Cuautitlan, S.A. de C.V. to Foamex
Canada to repay Debt owing by Foamex de Cuautitlan, S.A. de C.V. to Foamex Canada, and unsecured Debt subsequently issued by Foamex de Cuautitlan, S.A. de C.V. to Foamex Canada to repay all the foregoing Debt owing by Foamex de Cuautitlan, S.A. de C.V. to Foamex, and subsequent Debt repayments and issuances of the same type by such entities not more often than once every two years; provided, that (i) the aggregate amount of all Debt owing by Foamex de Cuautitlan, S.A. de C.V. to Foamex and Foamex Canada does not exceed $5,000,000 at any time outstanding (after giving effect to any concurrent repayment of Debt owing by Foamex de Cuautitlan, S.A. de C.V. with the proceeds of the subsequent issuance of Debt by Foamex de Cuautitlan, S.A. de C.V. and (ii) all such transactions repaying the Debt of Foamex de Cuautitlan, S.A. de C.V. to Foamex Canada through and including the subsequent issuance of Debt by Foamex de Cuautitlan, S.A. de C.V. to Foamex Canada to repay the Debt owing by Foamex de Cuautitlan, S.A. de C.V. to Foamex are completed within four (4) consecutive Business Days after the issuance by Foamex de Cuautitlan, S.A. de C.V. of any such Debt to Foamex;

     (o) unsecured Debt of any Loan Party (other than the Parent or FMXI) in respect of Hedge Agreements not constituting Bank Products (as defined in the Working Capital Agreement) entered into by such Loan Party in the ordinary course of business for non-speculative purposes; and

     (p) Debt of a Person which becomes a Subsidiary of Foamex pursuant to a Permitted Acquisition (or Debt assumed by any Loan Party, other than the Parent of FMXI, at the time and as a result of a Permitted Acquisition); provided, that in each case (i) such Debt was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) the Administrative Agent shall be satisfied with the terms of such Debt and (iii) such Debt is not secured by any Accounts or Inventory or proceeds of either of the foregoing and, if such Debt is assumed by a Loan Party, such Debt is not secured by any asset other than the relevant assets acquired by such Loan Party pursuant to the Permitted Acquisition).

     7.16. Prepayment Redemption and Defeasance. Such Loan Party shall not voluntarily prepay, redeem or defease any Debt (or offer to do so), except (a) the Obligations in accordance with the terms of this Agreement, (b) Permitted Subordinated Debt to the extent permitted by Sections 7.12(B) and 7.15(i), (c) Debt of Foamex Canada or any other Loan Party owing to Foamex, (d) Debt of Foamex to Foamex Canada incurred pursuant to Section 7.15(v)(vi) and (e) the Working Capital Obligations.

     7.17.  Transactions  with  Affiliates.  Except as permitted by this Section
7.17 or on Part A of Schedule 7.17 hereto, neither such Loan Party nor any of the Mexican Subsidiaries shall sell, transfer, distribute or pay any money or property, including, but not limited to, any fees, expenses or compensation of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends or other obligations of any Affiliate, in each case other than (a) Guaranties permitted by Section 7.14, (b) transactions permitted by Section 7.12, (c) transactions permitted hereunder between a Mexican Subsidiary and another Mexican Subsidiary or a wholly-owned Subsidiary of a Mexican Subsidiary, (d) payment of customary directors' fees (the aggregate cash payments in respect of which shall not exceed $1,500,000 per Fiscal Year) and indemnities, (e) transactions permitted under clause (o) of the defined term Restricted Investment between the Parent or FMXI and Foamex and (f) with respect to any Affiliate that is a Loan Party and solely to the extent such transaction is otherwise expressly permitted under this Agreement. Notwithstanding the foregoing, (i) a Loan Party and any of the Mexican Subsidiaries may engage in transactions with Affiliates (other than any Specified Party) in the ordinary course of business (or if not in the ordinary course of business, if such transaction is otherwise expressly permitted under this Agreement) in amounts and upon terms disclosed in reasonable detail to the Administrative Agent, and no less favorable to such Loan Party or such Mexican Subsidiary, as the case may be, than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate and (ii) a Loan Party and its Subsidiaries shall not sell, transfer, distribute or pay any money or property, including, but not limited to, any fees, expenses or compensation of any nature (including, but not limited to, any fees or expenses for management services), to any Specified Party, or lend or advance money or property to any Specified Party, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Specified Party, or become liable on any Guaranty of the indebtedness, dividends or other obligations of any Specified Party, in each instance under this clause (ii), except to the extent set forth on Part B of Schedule 7.17.

     7.18. Investment Banking and Finder's Fees. Neither such Loan Party nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement, except as disclosed by Foamex to the Administrative Agent in writing prior to the Closing Date. Each Loan Party shall jointly and severally defend and indemnify the Administrative Agent and the Lenders against and hold them harmless from all claims of any Person that any Loan Party is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Administrative Agent and/or any Lender in connection therewith.

     7.19. Business Conducted. Neither such Loan Party shall nor shall it permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which such Loan Party or such Subsidiary is engaged on the Closing Date and related businesses. FMXI shall not engage in any business activity other than acting as the managing general partner of Foamex and holding its general partnership interest in Foamex. Foamex shall cause Foamex Capital not to engage in any business activity except the issuance of the Foamex 9 7/8% Subordinated Notes, the Foamex 13 1/2% Subordinated Notes and the Senior Secured Notes, the performance of Foamex Capital's obligations thereunder, under the Foamex 9 7/8% Subordinated Note Indenture, the Foamex 13 1/2% Subordinated Note Indenture, the Senior Secured Note Indenture and the Loan Documents to which it is a party, the refinancing of the Foamex 9 7/8% Subordinated Notes and the Foamex 13 1/2% Subordinated Notes to the extent permitted hereunder and the performance of its obligations thereunder. Foamex shall cause each of its Domestic Subsidiaries not to engage in any business activity other than holding those investments by such Loan Parties in Domestic Subsidiaries and Foreign Subsidiaries in effect as of the Closing Date and except as set forth on Schedule 7.19.

     7.20. Liens. Neither such Loan Party nor any of the Mexican Subsidiaries shall create, incur, assume or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

     7.21. Sale and Leaseback Transactions. Neither such Loan Party nor any of the Mexican Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Loan Party or such Mexican Subsidiary, as the case may be, to lease or rent property that such Loan Party or such Mexican Subsidiary, as the case may be, has sold or will sell or otherwise transfer to such Person, other than the sale by Foamex of its facility located in LaPorte, Indiana permitted by Section 7.11(ix) and the subsequent lease by Foamex of a portion of such facility for the purpose of storing goods and/or Equipment following the sale of such facility.

     7.22. New Subsidiaries. Such Loan Party shall not, and shall not permit any of the Mexican Subsidiaries to, directly or indirectly, organize, create, acquire or permit to exist any Domestic Subsidiary other than those listed on
Schedule 6.5; provided, however, that

          (i) Foamex or any of its Domestic Subsidiaries may acquire a Domestic Subsidiary pursuant to a Permitted Acquisition or organize or create a Domestic Subsidiary in connection with the consummation of a Permitted Acquisition so long as within five (5) days of such acquisition, organization or creation of such Domestic Subsidiary (A) the direct owner of the capital stock or other equity interests of such Domestic Subsidiary has executed and delivered to the Administrative Agent a new security agreement or such amendments to the U.S. Security Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a Lien on all of the capital stock or other equity interests of such Domestic Subsidiary, (B) if such capital stock or other equity interests is issued in certificated form, such owner has delivered to the Working Capital Agent, pursuant to the terms of the Senior Lenders Intercreditor Agreement, or the Administrative Agent, any certificates representing such capital stock or other equity interests, together with undated stock powers executed and delivered in blank by a duly authorized officer of such owner, (C) such Domestic Subsidiary shall become a Guarantor hereunder and become a grantor under the U.S. Security Agreement and under the other applicable Loan Documents and (D) if requested by the Administrative Agent, such owner and such Domestic Subsidiary shall have delivered or caused to be delivered to the Administrative Agent legal opinions and other documents relating to matters described in clauses (A),
     (B) and (C) above, which opinions and other documents shall be in form and substance, and (in the case of legal opinions) from counsel, reasonably satisfactory to the Administrative Agent; and

          (ii) Foamex Canada may acquire a Canadian Subsidiary pursuant to a Permitted Acquisition or organize or create a Canadian Subsidiary in connection with the consummation of a Permitted Acquisition so long as within five (5) days of such acquisition, organization or creation of such Canadian Subsidiary, (A) the direct owner of the capital stock or other equity interests of such Canadian Subsidiary has executed and delivered to the Administrative Agent a new security agreement or such amendments to the Canadian Security Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a Lien on all of the capital stock or other equity interests of such Canadian Subsidiary, (B) if such capital stock or other equity interests is issued in certificated form, such owner has delivered to the Working Capital Agent, pursuant to the terms of the Senior Lenders Intercreditor Agreement, or the Administrative Agent, any certificates representing such capital stock or other equity interests, together with undated stock powers executed and delivered in blank by a duly authorized officer of such owner or other instruments of transfer reasonably requested by the Administrative Agent, (C) such Canadian Subsidiary shall (a) enter into a guarantee that is in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Canadian Subsidiary shall become a Guarantor, (b) execute and deliver a Canadian Security Agreement and other applicable Loan Documents and (c) enter into such other documentation as the Administrative Agent may reasonably request to have such Canadian Subsidiary become bound by the covenants applicable to a Loan Party hereunder, and (D) if requested by the Administrative Agent, such owner and such Canadian Subsidiary shall have delivered or caused to be delivered to the Administrative Agent legal opinions and other documents relating to matters described in clauses (A),
     (B) and (C) above, which opinions and other documents shall be in form and substance, and (in the case of legal opinions) from counsel, reasonably satisfactory to the Administrative Agent.

     7.23. Fiscal Year. Neither such Loan Party nor any of the Mexican Subsidiaries shall change its Fiscal Year.

     7.24. Fixed Charge Coverage Ratio. Foamex shall not permit the Fixed Charge Coverage Ratio for any fiscal quarter period of Foamex set forth below to be less than 1.00:1.00:

                              Fiscal Quarter Period
                              ---------------------

     Fiscal quarter of Foamex ending September 28, 2003

     Two consecutive fiscal quarter period of Foamex ending December 28, 2003

     Three consecutive fiscal quarter period of Foamex ending March 28, 2004

     Each four consecutive fiscal quarter period of Foamex ending on or after June 27, 2004

     7.25. [Intentionally Omitted].

     7.26. Capital Expenditures. Neither Foamex, any of its Domestic Subsidiaries, Foamex Canada or any of its Subsidiaries or any of the Mexican Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Foamex, its Domestic Subsidiaries, Foamex Canada, its Subsidiaries and the Mexican Subsidiaries on a consolidated basis would exceed during any Fiscal Year set forth below the amount set forth opposite such Fiscal Year:

                   Fiscal Year                  Amount
                   -----------               -----------
                      2003                   $17,700,000
                      2004                   $24,800,000
                      2005                   $27,500,000
                      2006                   $27,500,000

                   Fiscal Year                  Amount
                   -----------               -----------
                      2007                   $27,500,000

provided, that (i) if at the end of any Fiscal Year set forth above, the amount specified above for Capital Expenditures during such Fiscal Year exceeds the aggregate amount of Capital Expenditures made or incurred by Foamex, its
Domestic Subsidiaries, Foamex Canada, its Subsidiaries and the Mexican Subsidiaries on a consolidated basis during such Fiscal Year (the amount of such excess being referred to herein as the "Excess Amount"), Foamex, its Domestic Subsidiaries, Foamex Canada, its Subsidiaries and the Mexican Subsidiaries shall be entitled to make additional Capital Expenditures in the succeeding Fiscal Year (and only such succeeding Fiscal Year) in an aggregate amount equal to the Excess Amount and (ii) Capital Expenditures made pursuant to this Section 7.26 during any Fiscal Year shall be deemed made first, in respect of amounts permitted for such Fiscal Year as provided above (without giving effect to amounts carried over from the prior Fiscal Year pursuant to clause (i) above) and second, in respect of the Excess Amount carried over from the prior Fiscal Year pursuant to clause (i) above.

     7.27. Minimum Availability. The Borrowers shall maintain Availability of not less than (i) $40,000,000 on the Closing Date and (ii) $15,000,000 at all times thereafter until delivery of the Financial Statements pursuant to Section 5.2(c) for the fiscal month of Foamex ending on or about June 27, 2004, on and after which the Borrowers shall maintain Availability during each Availability Period of not less than the Availability Required Amount for such Availability Period.

     7.28. Use of Proceeds. Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, use any portion of the Term Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of a Loan Party or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     7.29. Further Assurances. Such Loan Party shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Administrative Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     7.30. Acquired Real Estate. If such Loan Party acquires fee ownership of any Real Estate after the Closing Date (other than the acquisition by Foamex of all or a portion of the facility located in Milan, Tennessee, so long as such facility or portion thereof acquired by Foamex is sold by Foamex within thirty
(30) days from its acquisition thereof) that was not financed by such Loan Party with purchase money Debt permitted hereunder (or in the event such financing is repaid), such Loan Party shall, within 30 days of such acquisition (or the repayment of such financing, if applicable), deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent:

     (a) a fully executed and notarized Mortgage encumbering the fee interest of such Loan Party in such Real Estate;

     (b) an American Land Title Association (or its equivalent in the relevant jurisdiction) survey of such Real Estate performed by an independent professional licensed land surveyor, certified to the Administrative Agent and the title insurance company issuing the policy referred to in clause (c) below (the "Title Insurance Company") and dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company;

     (c) a fully paid American Land Title Association (or its equivalent in the relevant jurisdiction) mortgagee title insurance policy with respect to the Mortgage on such Real Estate;

     (d) a legal opinion of special local counsel for such Loan Party for the state or other jurisdiction in which such Real Estate is located and such other legal opinions of counsel for such Loan Party as to the due authorization, execution and delivery and other matters relating to the Mortgage on such Real Estate as the Administrative Agent may reasonably request; and

     (e) if requested by the Administrative Agent, an environmental report with respect to such Real Estate, in form and substance reasonably satisfactory to the Administrative Agent and conducted by a Person reasonably acceptable to the Administrative Agent.

     7.31. Amendments to Related Documents. Such Loan Party shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly amend, modify or otherwise change any of the terms or provisions of any of the Related Documents, other than (i) such amendments, modifications or changes to the documents related to the Senior Secured Note Indenture to the extent necessary to release collateral or guarantors, add collateral or guarantors as required by Section
4.19 of the Senior  Secured  Note  Indenture  or as  otherwise  contemplated  by
Section 5.3(b) of the Senior Secured Note Intercreditor Agreement and (ii) deletions of any of the covenants or events of default contained in any of the Related Documents.

     7.32. Physical Inventory Count. Each of the Borrowers and Foamex Canada shall perform a physical count of its Inventory no less frequently than once each fiscal month if such Inventory is located at a site at which the Borrowers or Foamex Canada, as the case may be, have not implemented a perpetual Inventory system that is satisfactory to the Administrative Agent in its reasonable discretion.

     7.33. Amendments to Working Capital Documents. Neither such Loan Party nor any of its Subsidiaries shall, directly or indirectly, amend, modify, supplement, waive compliance with or consent to any departure from any provision of any of the Working Capital Documents if such amendment, modification, supplement, waiver or consent would have the effect of (i) increasing the principal amount of the Working Capital Term Loans, increasing the Maximum Revolver Amount (as defined in the Working Capital Agreement as in effect on the Closing Date), or extending the maturity date or any scheduled payment date of principal of any Working Capital Obligations other than any extension of the due dates of not more than $5,000,000 in principal of the Working Capital Term Loans for a period not in excess of one (1) year, (ii) imposing any additional event of default, right of acceleration, obligation, restriction, covenant or condition upon any Loan Party or any of its Subsidiaries, (iii) changing in a manner more adverse to any Loan Party or any of its Subsidiaries than that existing on the Closing Date any event of default, covenant, restriction or condition or (iv) further restricting the ability of any

Loan Party or any of its Subsidiaries to amend, modify, supplement, waive compliance with or consent to noncompliance with any term, provision or condition of any Loan Document.

     7.34. Incurrence of Working Capital Obligations in Excess of Borrowing Cutoff Amount. Such Loan Party shall not incur any additional Obligations if, after giving effect thereto, the Aggregate Combined Facility Outstandings would exceed the Borrowing Cutoff Amount in effect at such time.

     7.35. Proceeds from Surplus Cash Deposits; Excess Collections, Investments, etc. Such Loan Party shall cause Foamex Canada, to the extent that Foamex Canada has (a) on deposit in any bank accounts unapplied cash (being surplus cash not used for general working capital needs) and (b) Restricted Investments of the type described in clause (d), (e) or (f) of the definition thereof exceeding $2,000,000 in the aggregate for both clauses (a) and (b) for any period of (or on average for any period of) thirty (30) consecutive days, to promptly transfer such unapplied cash (and liquidate such Restricted Investments to generate cash and transfer same) to a Borrower by Distribution or loan; provided, that Foamex Canada shall transfer such cash first by Distribution (to the maximum extent legally permitted without negative tax consequences to Foamex or Foamex Canada) before transferring such cash by loan.

     7.36. Cash Management. The Loan Parties shall comply with all terms and provisions of the Working Capital Agreement (or any successor or replacement agreement acceptable to the Administrative Agent) with respect to the cash management of the Loan Parties, provided that, if the Working Capital Agreement shall have been terminated and the Loan Parties shall not have entered into a successor or replacement agreement acceptable to the Administrative Agent, then the Loan Parties shall enter into control agreements, lockbox agreements and other similar agreements in form and substance reasonably satisfactory to the Administrative Agent.

     7.37. Avoidance of Repurchase of Permitted Subordinated Debt and Senior Secured Notes. In the event that such Loan Party or any of its Subsidiaries shall sell or otherwise dispose of any asset or sell or issue any equity interests, then such Loan Party shall take, or cause to be taken, such action (including, without limitation, as contemplated in Section 3.3 to the extent applicable) as is necessary to avoid any requirement under the relevant indenture that Foamex or Foamex Capital offer to purchase or redeem any Permitted Subordinated Debt or Senior Secured Notes.

     7.38. Mexican Security Documents. Within 45 days after the Closing Date, Foamex shall deliver to the Administrative Agent fully executed copies of the Mexican Security Documents.

                                    ARTICLE 8

                              CONDITIONS OF LENDING

     8.1. Conditions Precedent to Making of the Term Loans on the Closing Date. The obligation of the Lenders to make the Term Loans on the Closing Date are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent and each Lender:

     (a) This Agreement and the other Loan Documents to be delivered on the Closing Date shall have been executed by each party thereto and each Loan Party shall have performed and complied with all covenants, agreements and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by such Loan Party before or on such Closing Date.

     (b) Upon making the Working Capital Revolving Loans (including such Working Capital Revolving Loans made to finance the Closing Fee and other fees payable hereunder on the Closing Date or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement), the Borrowers shall have aggregate Availability equal to or greater than the sum of (i) $40,000,000 plus (ii) an amount equal to all accounts payable of each Borrower and Foamex Canada which as of the Closing Date have not been paid within such Borrower's or Foamex Canada's, as the case may be, ordinary course of business for payment of such accounts payable consistent with past business practice.

     (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct in all material respects as if made on such date (or, to the extent any such representation or warranty specifically relates to an earlier date, such representation or warranty shall have been true and correct in all material respects as of such earlier date).

     (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Term Loans to be made and Working Capital Obligations to be incurred on the Closing Date.

     (e) The Administrative Agent and the Lenders shall have received such opinions of counsel for the Loan Parties as the Administrative Agent shall reasonably request, each such opinion to be in a form, scope and substance reasonably satisfactory to the Administrative Agent, the Lenders and their respective counsel.

     (f) The Administrative Agent shall have received:

          (i) each document (including, without limitation, any Uniform Commercial Code financing statement or similar financing statement under the PPSA and the Civil Code of Quebec) required by the Security Documents or any other Loan Document or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected Lien on the Collateral, prior and superior in right to any other Person (other than Permitted Liens), and in proper form for filing, registration or recordation;

          (ii) UCC-3 Termination Statements (and similar termination statements under the PPSA, the Civil Code of Quebec or other applicable laws) authorized for filing by the appropriate Person and such other instruments, in form and substance satisfactory to the Administrative Agent, as shall be necessary to terminate and satisfy all Liens on the assets and property of the Loan Parties and their respective Subsidiaries except Permitted Liens; and

          (iii) the results of a search of Tax and other Liens, and judgments and of the Uniform Commercial Code filings, PPSA filings, filings made with the Register of Personal and Movable Real Rights of Quebec and filings made pursuant to other applicable laws or statutes to perfect a security interest in Collateral of a Loan Party made with respect to each of the Loan Parties in the jurisdictions in which each Loan Party is doing business and/or in which any Collateral is located and in which Uniform Commercial Code filings, PPSA filings, Quebec Register of Personal and Movable Real Rights filings or filings made pursuant to other applicable laws or statutes to perfect a security interest in Collateral of a Loan Party have been made against any Loan Party in (i) hereinabove.

     (g) The Administrative Agent shall have received a copy of the certificate or articles of incorporation or other constitutive documents, in each case amended to date, of each of the Loan Parties, certified as of a recent date by the Secretary of State or other appropriate official of the state, province or other jurisdiction of its organization and dated as of a recent date; a certificate of the Secretary of each of the Loan Parties, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such Loan Party's By-laws, partnership agreement or limited liability company agreement, as the case may be, as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item
(B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such Loan Party's Board of Directors (or in the case of a Loan Party that is not a corporation, the equivalent governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party (which resolutions in the case of Foamex and Foamex Capital shall, among other things, designate this Agreement as the "New Credit Facility" and "Credit Facility", as such terms are defined in the Foamex 9 7/8% Subordinated Note Indenture and Foamex 13 1/2% Subordinated Note Indenture) and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such Loan Party's certificate or articles of incorporation or other constitutive documents have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished below in clause (h) of this Section, and (D) as to the incumbency and specimen signature of each of such Loan Party's officers executing this Agreement or any other Loan Document delivered in connection herewith or therewith, as applicable; a certificate of another of such Loan Party's officers as to incumbency and signature of its Secretary.

     (h) The Administrative Agent shall have received certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the state, province or other jurisdiction of incorporation or organization and in each other jurisdiction in which qualification is necessary in order for such Loan Party to own or lease its property and conduct its business, except to the extent the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

     (i) The Administrative Agent shall have received evidence that all requisite governmental and third party consents and approvals (including,
without   limitation,   consents
with respect to each Loan Party) to the transactions contemplated by this Agreement and the other Loan Documents have been obtained and remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon any of the Loan Documents or any of the transactions contemplated thereby.

     (j) The Administrative Agent and the Lenders shall have completed a due diligence investigation of each Loan Party and its Subsidiaries in scope, and with results, satisfactory to the Administrative Agent and the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Loan Parties and their respective Subsidiaries and shall have received such financial, business and other information regarding the Loan Parties and their respective Subsidiaries as they shall have requested and all other related documentation regarding contingent liabilities (including, without limitation, Tax matters, environmental matters (including Phase I environmental reports), obligations under ERISA and welfare plans), collective bargaining agreements and other arrangements with employees.

     (k) The Administrative Agent shall have received title policies, in form and substance acceptable to the Administrative Agent, with respect to the Mortgages on fee property.

     (l) Each Loan Party shall have used its commercially reasonable efforts to obtain and deliver to the Administrative Agent landlord waivers or subordination agreements and bailee letters from landlords of each of the premises listed on
Schedule 7.9(a) leased by such Loan Party and from the public warehousemen at each of the locations listed on Schedule 7.9(a) whose warehouses any Collateral pledged by such Loan Party is located, in each case in form and substance reasonably satisfactory to the Administrative Agent, duly executed by, as appropriate, such landlords and warehousemen.

     (m) In the good faith judgment of the Administrative Agent and each Lender, no Material Adverse Effect shall have occurred since delivery of the audited financial statements for the Fiscal Year ended December 29, 2002.

     (n)  There  shall  exist no  action,  suit,  investigation,  litigation  or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that, in the reasonable judgment of the Administrative Agent and each Lender, would (i) reasonably be expected to have a Material Adverse Effect or (ii) affect this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby in a manner material and adverse to the Lenders or impair the Loan Parties' ability to perform their obligations thereunder.

     (o) The Loan Parties shall comply with all of the requirements of the Working Capital Agreement with respect to the cash management of the Loan Parties.

     (p) The Administrative Agent and each Lender shall have received and been satisfied with the annual financial statements and interim financial statements referenced in Section 6.6(a), pro forma consolidated financial statements for Foamex and its Subsidiaries, and forecasts prepared by management of the Loan Parties, in form and substance satisfactory to the Administrative Agent and each Lender, including balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year ending December 28, 2003.

     (q) The Administrative Agent and each Lender shall be reasonably satisfied with the corporate and legal structure and capitalization of the Loan Parties and their Subsidiaries, including, without limitation, the charter, bylaws and other constitutive documents of each Loan Party and its Subsidiaries and each agreement and instrument relating thereto.

     (r) The  Administrative  Agent  shall have  received  copies of each of the
material   agreements  listed  on  Schedule  6.26,  which  agreements  shall  be satisfactory to the Administrative Agent and the Lenders.

     (s) The Administrative Agent shall have received a copy of the appraisals made for this transaction with respect to the Inventory, Equipment and owned Real Estate of each of the Loan Parties described therein.

     (t) The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of the Related Documents as originally executed and delivered and as amended through and including the Closing Date, together with all schedules and exhibits thereto, and every other agreement, instrument and document entered into or executed in connection therewith.

     (u) The Loan Parties shall have paid all fees and expenses of the Administrative Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

     (v) The Administrative Agent shall have received evidence, in form, scope and substance reasonably satisfactory to the Administrative Agent, of all insurance coverage as required by this Agreement.

     (w) The Administrative Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Loan Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base of each Borrower and Foamex Canada, and the results of such examination and audit shall have been satisfactory to the Administrative Agent and the Lenders in all respects.

     (x) All proceedings taken in connection with the execution of this Agreement, the Working Capital Documents, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope and substance to the Administrative Agent and the Lenders.

     (y) The Administrative Agent shall have received a new intercreditor agreement duly executed by the trustee under the Senior Secured Note Indenture and Foamex substantially similar to the Senior Secured Note Intercreditor Agreement executed as of March 25, 2002 and in form and substance satisfactory to the Administrative Agent, which, among other things, specifically refers to this Agreement as a "Senior Credit Agreement" thereunder.

     (z) The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of the Working Capital Agreement and each of the other Working Capital Documents as originally executed and delivered on the Closing Date, together with all schedules and exhibits thereto.

     (aa) The Senior Lenders Intercreditor Agreement shall have been executed by all parties thereto and delivered to the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent).

     (bb) The Administrative Agent shall have received a certificate from a Responsible Officer of Foamex certifying to the Administrative Agent and the Lenders that the Obligations constitute "Credit Agreement Obligations" under and as defined in the Senior Secured Note Indenture.

     (cc) The Existing Credit Facility shall have been terminated, and all liens and security interests thereunder shall have been released.

     (dd) The Loan Parties shall have satisfied such other conditions precedent reasonably requested by the Administrative Agent or the Lenders.

     The acceptance by any of the Borrowers of any Term Loans made on the Closing Date shall be deemed to be a representation and warranty made by each Borrower to the effect that all of the conditions precedent to the making of such Term Loans have been satisfied, with the same effect as delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of such Borrower, dated the Closing Date, to such effect.

     Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Administrative Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval, consent or satisfaction were acceptable to such Lender.

                                   ARTICLE 9

                                DEFAULT; REMEDIES

     9.1. Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

     (a) any failure by any of the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise, and solely in the case of interest and fees and such other amounts (other than principal), such failure shall not be cured within three (3) Business Days of the due date thereof;

     (b) any representation or warranty made or deemed made by any Loan Party in this Agreement or by any Loan Party or any of its Domestic Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Loan Party or any of its Subsidiaries at any time to the Administrative Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

     (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.3, 7.1(c), 7.2, 7.5, 7.11-7.29, 7.31-7.34, 7.36, or 7.37 of this Agreement or Section 4.5 of the U.S.
Security Agreement or, in the case of the Canadian Security  Agreement,  Section
3.5 of the General  Security  Agreement  or Section 4.5 of the Deed of Hypothec,
(ii) any default shall occur in the observance or performance of any of the covenants or agreements contained in Sections 5.2(a)-(f) or (l)-(n), 7.1(a) or
(b), 7.6 or 7.35 of this Agreement and such default shall continue for three (3) days or more or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document or any agreement entered into at any time to which any Loan Party or any Subsidiary and the Administrative Agent or any Lender are party and such default shall continue for thirty (30) days or more;

     (d) any default shall occur with respect to any Debt (other than the Obligations) of any Loan Party or any of the Mexican Subsidiaries in an outstanding principal amount which exceeds $500,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Loan Party or any of the Mexican Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

     (e) any Loan Party or any of the Mexican Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or file a proposal or a notice of intention to file a proposal or otherwise commence any action or proceeding seeking reorganization, arrangement, consolidation or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, the Bankruptcy and Insolvency Act of Canada, the Companies' Creditors Arrangement Act of Canada or under any other bankruptcy, insolvency, liquidation, winding-up or similar act or law, state, provincial, federal or foreign, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, proposal, action or proceeding;
(ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due or shall admit in writing its inability to pay its debts generally as they became due;

     (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Loan Party or any of the Mexican Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, the Bankruptcy and Insolvency Act of

Canada, the Companies' Creditors Arrangement Act of Canada, or under any other bankruptcy, insolvency, liquidation, winding-up or similar act or law, state, provincial, federal or foreign, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

     (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for any Loan Party or any of the Mexican Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution, writ of seizure or seizure and sale or similar process shall be issued against any part of the property of any Loan Party or any of the Mexican Subsidiaries or any distress or analogous process is levied against any part of property of any Loan Party or any of the Mexican Subsidiaries;

     (h) any Loan Party or any of the Mexican Subsidiaries shall file a certificate of dissolution or like process under applicable state, foreign or other law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate or other action in furtherance thereof, in each case other than as expressly permitted under Section 7.11(v);

     (i) all or any material part of the property of any Loan Party or any of the Mexican Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of such Loan Party or such Mexican Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority or any other Person, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

     (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Loan Party;

     (k) one or more judgments, orders, decrees or arbitration awards is entered against any Loan Party or any of the Mexican Subsidiaries involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

     (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party or any of its Subsidiaries occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

     (m) there is filed against any Loan Party or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

     (n) for any reason other than the failure of the Administrative Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

     (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any of its Subsidiaries under Title IV of ERISA (other than quarterly or annual contributions to any such Plan which are timely satisfied) or under the PBA (other than monthly contributions to a Pension Plan which are timely satisfied) or other applicable law to the Pension Plan, Multi-employer Plan, the PBGC or other applicable Governmental Authority in an aggregate amount in excess of $500,000; (ii) any Loan Party, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $500,000 (or the equivalent amount thereof in another currency); or (iii) with respect to any Plan of any Loan Party any Lien, other than a Permitted Lien, arises with respect to such Plan (save for contribution amounts not yet due or a statutory lien that otherwise arises under the PBA or applicable legislation);

     (p) there occurs a Change of Control;

     (q) there occurs the Foamex 13 1/2% Subordinated Notes Shortfall Event;

     (r) there occurs an event having a Material Adverse Effect;

     (s) Foamex is taxed as a corporate entity by any federal or state taxing authority and such taxation causes a Material Adverse Effect;

     (t) any Lien shall be granted in favor of any Person on the equity interests of Foamex or of FMXI other than (i) the Liens on Foamex's equity interests granted by the Parent and FMXI pursuant to the U.S. Security Agreement and any of the Working Capital Documents and (ii) the Liens on FMXI's equity interests granted by the Parent pursuant to the U.S. Security Agreement and any of the Working Capital Documents;

     (u) there occurs any "Event of Default" (or other comparable term) under and as defined in any of the Working Capital Documents; or

     (v) any payment shall be made by a Loan Party under any Guaranty entered into by such Loan Party in respect of Debt of a Mexican Subsidiary.

     9.2. Remedies.

     (a) If an Event of Default exists, the Administrative Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following, at any time or times and in any order, without notice to or demand on the Loan Parties: (A) terminate the Term Loan Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Term Loan Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

     (b) If an Event of Default has occurred and is continuing: (i) the Administrative Agent shall have for the benefit of the Lenders, in addition to all other rights of the Administrative Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC, the PPSA, the Civil Code of Quebec and other applicable laws; (ii) the Administrative Agent may, at any time, take possession of the Collateral and keep it on any Loan Party's premises, at no cost to the Administrative Agent or any Lender, or remove any part of it to such other place or places as the Administrative Agent may desire, or the Loan Parties shall, upon the Administrative Agent's demand, at the Loan Parties' cost, assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent; and (iii) the Administrative Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may, if the Administrative Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Loan Party agrees that any notice by the Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC, the PPSA, the Civil Code of Quebec or otherwise, shall constitute reasonable notice to such Loan Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to such Loan Party's address (or Foamex's address on behalf of such Loan Party) specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Administrative Agent or the Lenders receive payment, and if the buyer defaults in payment, the Administrative Agent may resell the Collateral without further notice to the Loan Parties. In the event the Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Loan Party irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Loan Party agrees that the Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Administrative Agent is hereby granted a license or other right to use, without charge, each Loan Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Loan Party's rights under all licenses and all franchise agreements shall inure to the Administrative Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in accordance with Section 3.5. The Administrative Agent will return any excess to the Borrowers and the Borrowers shall remain, jointly and severally, liable for any deficiency.

     (c) If an Event of Default occurs, each Loan Party hereby waives all rights to notice and hearing prior to the exercise by the Administrative Agent of the Administrative Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 10

                              TERM AND TERMINATION

     10.1. Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Administrative Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties, but excluding any Contingent Obligations at Termination) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, each of the Loan Parties shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Administrative Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral, except as provided in Section 12.11).

                                   ARTICLE 11

          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

     11.1. Amendments and Waivers.

     (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by a Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent at the written request of the Majority Lenders) and the Loan Parties (or Foamex on behalf of the Loan Parties) party to such Loan Document and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; except that any waiver, amendment or consent which shall do any of the following shall be in writing and signed by all the Lenders and the Loan Parties (or Foamex on behalf of the Loan Parties) party to such Loan Document and acknowledged by the Administrative Agent:

          (A) change this Section or any provision of this Agreement providing for consent or other action by all Lenders;

          (B) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

          (C) change the definition of "Majority Lenders" or "Required Lenders";

          (D) increase the Term Loan Commitment of any Lender over the amount thereof then in effect;

          (E) postpone, delay or extend any date fixed by this Agreement or any other Loan Document (including the Stated Termination Date) for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (F) reduce the principal of, or the rate of interest specified herein on, any Term Loan or any fees or other amounts payable to any Lender hereunder or under any other Loan Document; or

          (G) change the percentage of the Term Loan Commitments or of the aggregate unpaid principal amount of the Term Loans or other Obligations which is required for the Lenders or any of them to take any action hereunder;

provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and provided, further, that Schedule 1.2 hereto (Term Loan Commitments) may be amended from time to time by the Administrative Agent alone to reflect assignments of Term Loan Commitments in accordance herewith and any increase in the Term Loan Commitment of any Lender made in accordance herewith (including, without limitation, in accordance with clause (D)) and provided, even further, that this Agreement and the other Loan Documents may be amended from time to time by the Administrative Agent and the relevant Borrowers or Guarantors alone (i.e. without any Lender consent or approval) to add a Domestic Subsidiary of Foamex as a Guarantor hereunder or as a grantor under the Security Agreement or other applicable Loan Documents or to subject to the Lien of the Pledge Agreement or any other applicable Loan Documents capital stock or other equity interests not then subject to the Lien of the Pledge Agreement.

     (b) [Intentionally omitted].

     (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change") requiring the consent of all Lenders, the consent of the Majority Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a "Non-Consenting Lender"), then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrowers' request, the Administrative Agent [or an Eligible Assignee] shall have the right (but not the obligation) with the Administrative Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Term Loans for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

     11.2. Assignments; Participations.

     (a) Any Lender may, with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible


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


Assignees (provided that no consent of the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or a Related Fund) (each an "Assignee") all, or any ratable part of all, of the Term Loans and the other rights and obligations of such Lender hereunder, in a minimum amount of $2,500,000 or, if less, all of the Term Loans of such Lender (except such minimum shall not apply to an Affiliate of a Lender or a Related Fund); provided that, unless an assignor Lender has assigned and delegated all of its Term Loans, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a portion of the Term Loan in a minimum amount of $2,500,000; provided, however, that the Borrowers and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance in the form of Exhibit C, or such other form that is reasonably acceptable to the Administrative Agent ("Assignment and Acceptance") together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $5,000 (the payment of such fee shall not be required if the Assignee is an Affiliate of a Lender or a Related Fund). Each of the Borrowers agrees to promptly execute and deliver Registered Notes as reasonably requested by the Administrative Agent to evidence assignments of the Term Loans in accordance herewith.

     (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, provided, that no Assignee (including an Assignee that is already a Lender hereunder at the time of assignment) shall be entitled to receive any greater amount pursuant to Section
4.1 with respect to the rights and obligations assigned than that to which the assigning Lender would have been entitled to receive had no such assignment occurred, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection or priority of any Lien granted by a Loan Party to the Administrative Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition


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


of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee.

     (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, investment funds or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document (except to the extent that such amendment, waiver or consent both directly affects the Participant and would (x) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the originating Lender hereunder or under any other Loan Document or (y) reduce the principal of, or the rate of interest specified herein on, the portion of the Term Loan owing to the originating Lender or any fees or other amounts payable to the originating Lender hereunder or under any other Loan Document), and all amounts payable by the Borrowers hereunder or any other Loan Document shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

     (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation


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


A of the FRB or U.S. Treasury Regulation 31 CFR ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     (g) Foamex shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of each Term Loan held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register (other than with respect to an assignment or delegation to an Affiliate of a Lender or a Related Fund), together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Borrowers shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of an assignment or delegation to an Affiliate of a Lender or a Related Fund, the assigning Lender shall maintain a comparable Register, on behalf of the Borrowers.

     (h) In the event that a Lender sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                                   ARTICLE 12

                            THE ADMINISTRATIVE AGENT

     12.1.  Appointment  and  Authorization.  Each Lender hereby  designates and appoints Silver Point as its Administrative Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this
Article 12 are solely for the benefit of the Administrative Agent and the Lenders and the Loan Parties shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set


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


forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Administrative Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

     12.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     12.3. Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of such Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect any of the properties, books or records of any of the Loan Parties or any of the Subsidiaries or Affiliates of the Loan Parties.

     12.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive


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


such advice or concurrence of the Lenders or the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     12.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Administrative Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent shall receive such a notice, the Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 9; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     12.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties which may come into the possession of any of the Agent-Related Persons.

     12.7. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the


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


Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     12.8. Administrative Agent in Individual Capacity. Silver Point and its Affiliates and Related Funds may make loans to the Parent or any of its Subsidiaries or Affiliates as though Silver Point were not the Administrative Agent hereunder and without notice to or consent of the Lenders. Silver Point or its Affiliates may receive information regarding the Parent, its Subsidiaries, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Parent or such Subsidiary or Affiliate) and the Lenders acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Term Loans, Silver Point shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Silver Point in its individual capacity.

     12.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon at least 30 days' prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor administrative agent to its appointment as Administrative Agent. In the event Silver Point sells all of its Term Loans as part of a sale, transfer or other disposition by Silver Point of substantially all of its loan portfolio, Silver Point shall resign as Administrative Agent and such purchaser or transferee shall become the successor Administrative Agent hereunder. Subject to the foregoing, if the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


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


     12.10. Withholding Tax.

     (a) Each Lender (or Assignee) that is not a "United States person", within the meaning of Section 7701(a)(30) of the Code, shall deliver to Foamex and the Administrative Agent before the payment of any interest in the first calendar year during which such Lender (or Assignee) becomes a party to this Agreement and from time to time thereafter as reasonably requested in writing by a Borrower or the Administrative Agent (but only so long thereafter as such Lender (or Assignee) remains lawfully able to do so) any one of the following:

          (i) a properly completed and valid IRS Form W-8BEN pursuant to which such Lender (or Assignee) claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty;

          (ii) a properly completed and valid IRS Form W-8ECI and IRS Form W-9 pursuant to which such Lender (or Assignee) claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender (or Assignee);

          (iii) a properly completed and valid IRS Form W-8BEN and such other forms or statements required to qualify for an exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, as amended, with respect to payments of "portfolio interest"; or

          (iv) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender (or Assignee) agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. In addition, each Lender (or Assignee) shall deliver such forms promptly upon the obsolescence or expiration of any form previously delivered by such Lender (or Assignee) (but only so long as such Lender (or Assignee) remains lawfully able to do so).

     (b) If any Lender (or Assignee) claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form W-8BEN and such Lender (or Assignee) sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender (or Assignee), such Lender (or Assignee) agrees to notify Foamex and the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender (or Assignee). To the extent of such percentage amount, Foamex and the Administrative Agent will treat such Lender's (or Assignee's) IRS Form W-8BEN as no longer valid.

     (c) If any Lender (or Assignee) claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender (or Assignee), such Lender (or Assignee) agrees to undertake sole responsibility for


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


complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     (d) For any period (including the time such Lender or Assignee first becomes a party to this Agreement) with respect to which a Lender (or Assignee) has failed to provide the Borrowers and the Administrative Agent with the appropriate form, certificate or other document described in subsection (a) above (whether because such Lender (or Assignee) is not entitled to provide such form, certificate or other document or otherwise), other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided), such Lender (or Assignee) shall not be entitled to any benefits under subsection (a), (b) or (c) of Section 4.1 with respect to Indemnified Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender (or Assignee) become subject to Indemnified Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers and the Administrative Agent, shall take such steps as such Lender (or Assignee) shall reasonably request to assist such Lender (or Assignee) to recover such Indemnified Taxes.

     (e) If the forms provided by a Lender (or Assignee) at the time such Lender (or Assignee) first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from the definition of Indemnified Taxes unless and until such Lender (or Assignee) provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from the definition of Indemnified Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which an Assignee becomes a party to this Agreement, the Lender assignor was entitled to payments or indemnity under
Section 4.1 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Indemnified Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.

     (f) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that a Borrower and/or the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate required form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify such Borrower and/or the Administrative Agent, as the case may be, fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.


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


     12.11. Collateral Matters.

     (a) The Lenders hereby irrevocably authorize the Administrative Agent to, and upon request of Foamex, the Administrative Agent shall, release any Agent's Liens upon any Collateral (i) upon payment and satisfaction in full by the Borrowers of all Obligations and the payment and satisfaction in full of all other Obligations (other than Contingent Obligations at Termination); (ii) constituting property being sold or disposed of or property of a Subsidiary all of the equity interests of which are being sold or disposed of if a Borrower certifies to the Administrative Agent (and the Administrative Agent agrees with such certification) that the sale or disposition is made in compliance with
Section 7.11 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which each of the Loan Parties certifies that no Loan Party owned an interest in such property at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Administrative Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Administrative Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $2,000,000 during the term of this Agreement without the prior written authorization of the Lenders and the Administrative Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $3,500,000 during the term of this Agreement with the prior written authorization of the Majority Lenders. Upon request by the Administrative Agent or a Borrower at any time, the Lenders will confirm in writing the Administrative Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

     (b) Upon receipt by the Administrative Agent of any authorization required pursuant to Section 12.11(a) from the applicable Lenders of the Administrative Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by a Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the
Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers or any other Loan Party in respect of) all interests retained by the Borrowers or any other Loan Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     (c) The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by a Loan Party or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and


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


agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

     12.12. Restrictions on Actions by Lenders; Sharing of Payments.

     (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders or the Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders or the Administrative Agent, set off against the Obligations, any amounts owing by such Lender to any of the Loan Parties or any accounts of any of the Loan Parties now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Loan Parties, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

     (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of a Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender's ratable portion of all such distributions by the Administrative Agent, such Lender shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the applicable Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other applicable Lenders so that such excess payment received shall be applied ratably as among the applicable Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     12.13. Agency for Perfection. Subject to the provisions of Section 12.17(b), each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with
Article 9 of the UCC, the PPSA, the Civil Code of Quebec or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.


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


     12.14. Payments by Administrative Agent to Lenders. All payments to be made by the Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Administrative Agent on or prior to the Closing Date (or if such Lender is an Assignee, in the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Term Loans or otherwise. Unless the Administrative Agent receives notice from a Borrower prior to the date on which any payment is due to the applicable Lenders from such Borrower that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each applicable Lender on such due date an amount equal to the amount then due such Lender from such Borrower. If and to the extent a Borrower has not made such payment in full to the Administrative Agent, each applicable Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     12.15. [Intentionally Omitted].

     12.16. [Intentionally Omitted].

     12.17. Concerning the Collateral and the Related Loan Documents.

     (a) Each Lender authorizes and directs the Administrative Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Administrative Agent and the Lenders. Each Lender agrees that any action taken by the Administrative Agent, the Majority Lenders or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent, the Majority Lenders or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Term Loans, and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

     (b) Without limiting the generality of paragraph (a) above, for the purpose of creating a solidarite active in accordance with Article 1541 of the Civil Code of Quebec, between each Lender, taken individually, on the one hand, and the Administrative Agent, on the other hand, each Loan Party and each such Lender acknowledge and agree with the Administrative Agent that such Lender and the Administrative Agent are hereby conferred the legal status of solidary creditors of each Loan Party in respect of all Obligations, present and future, owed by each Loan Party to each such Lender and the Administrative Agent (collectively, the "Solidary Claim"). Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Quebec, the Loan Parties are irrevocably bound towards the Administrative Agent and each Lender in respect of the entire Solidary Claim of the Administrative Agent and such Lender. As


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


a  result  of  the   foregoing,   the  parties  hereto   acknowledge   that  the
Administrative Agent and each Lender shall at all times have a valid and effective right of action for the entire Solidary Claim of the Administrative Agent and such Lender and the right to give full acquittance for it. Accordingly, without limiting the generality of the foregoing, the Administrative Agent, as solidary creditor with each Lender, shall at all times have a valid and effective right of action in respect of all Obligations, present and future, owed by each Loan Party to the Administrative Agent and to the Lenders or any of them and the right to give a full acquittance for same. The parties further agree and acknowledge that the Administrative Agent's Liens on the Collateral shall be granted to the Administrative Agent, for its own benefit and for the benefit of the Lenders.

          12.18. Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

     (a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each, a "Report" and collectively, "Reports") prepared by or on behalf of the Administrative Agent;

     (b) expressly agrees and acknowledges that Administrative Agent (i) makes no representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

     (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon each Loan Party's books and records, as well as on representations of each Loan Party's personnel;

     (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants subject to the confidentiality provisions set forth in Section 14.17, or use any Report in any other manner; and

     (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any of the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.


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


     12.19. Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

                                   ARTICLE 13

                                   GUARANTEES

     Each Guarantor party hereto unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally (solidarily) with each other Guarantor party hereto, the due and punctual payment of the principal of and interest on the Term Loans and of all other Obligations, when and as due, whether at maturity, by acceleration, by notice or prepayment or otherwise. Each Guarantor party hereto further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

     To the fullest extent permitted by law, each Guarantor party hereto waives presentment to, demand of payment from and protest to any of the Borrowers or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by law, the obligations of a Guarantor party hereto hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Guarantor under the provisions of this Agreement or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Administrative Agent or any Lender for any of the Obligations; or (d) the failure of the Administrative Agent or any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

     Each Guarantor party hereto further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any security (if any) held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person, each Guarantor hereby waiving the benefits of division and discussion.

     To the fullest extent permitted by law, the obligations of each Guarantor party hereto hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, compensation, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Guarantor party hereto hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the


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


performance of any of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

     Each Guarantor party hereto further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or of interest on any Obligation or any other Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

     Each Guarantor hereby acknowledges that the Obligations include, without limitation, any cost or expense which is of the nature of extra-judicial professional fees payable by the Administrative Agent or any Lender in accordance with any of the Loan Documents for services required by the Administrative Agent or any Lender in order to recover the capital and interest secured by any security interest entered into by any Loan Party or to conserve the property charged thereunder even if such cost or expense cannot be secured by such security interest. Each Guarantor undertakes to indemnify the Administrative Agent and each Lender with respect to all such costs and expenses.

     Each Guarantor party hereto hereby subordinates to the Obligations all rights of subrogation against each Borrower and its property and all rights of indemnification, contribution and reimbursement from each Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

     The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this paragraph shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations (other than Contingent Obligations at Termination) have been paid in full, and none of the Guarantors shall exercise any right or remedy under this paragraph against any other Guarantor until the Obligations have been paid in full. For purposes of this paragraph, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Obligations; (b) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Obligations by such Guarantor, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided, however, that, for purpose of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a


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


Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

                                   ARTICLE 14

                                  MISCELLANEOUS

     14.1. No Waivers; Cumulative Remedies. No failure by the Administrative Agent or any Lender to exercise any right, remedy or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Loan Party and the Administrative Agent and/or any Lender, or delay by the Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Administrative Agent or the Lenders on any occasion shall affect or diminish the Administrative Agent's and each Lender's rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. The Administrative Agent and the Lenders may proceed directly to collect the Obligations when due without any prior recourse to the Collateral. The Administrative Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Administrative Agent or any Lender may have.

     14.2. Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, any other Loan Document or any instrument or agreement required hereunder.

     14.3. Governing Law; Choice of Forum; Service of Process.

     (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET


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


FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING:
(1) THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE ADMINISTRATIVE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

     (c) EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE
(5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

     14.4. WAIVER OF JURY TRIAL. EACH LOAN PARTY, EACH LENDER AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH LOAN PARTY, EACH LENDER AND THE ADMINISTRATIVE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION


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


SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,
RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     14.5. Survival of Representations and Warranties. All of each Loan Party's representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Administrative Agent or the Lenders or their respective agents.

     14.6. Other Security and Guaranties. The Administrative Agent, may, without notice or demand and without affecting the Loan Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     14.7. Fees and Expenses. Each Borrower agrees, jointly and severally, to pay to the Administrative Agent, for its benefit, on demand, all reasonable costs and expenses that the Administrative Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect and continue the Agent's Liens (including costs and expenses paid or incurred by the Administrative Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; (f) costs of appraisals, inspections and verifications of the Collateral, including travel, lodging and meals for inspections of the Collateral and any Loan Party's operations by the Administrative Agent plus the Administrative Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Administrative Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, each Borrower agrees, jointly and severally, to pay costs and expenses incurred by the Administrative Agent (including Attorneys' Costs) to the Administrative Agent, for its benefit, on demand, and


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


to the Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by the Lenders for one law firm retained by such Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Administrative Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers.

     14.8. Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) five (5) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Administrative Agent:

                           Silver Point Finance, LLC
                           600 Steamboat Road
                           Greenwich, CT  06830
                           Attention:  Mr. Zac Zeitlin
                           Facsimile No.:  203-618-2669

                  with copies to:

                           Schulte, Roth & Zabel LLP
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Frederic L. Ragucci, Esq.
                           Facsimile No.:  212-593-5955

                                    and

                           TRS Thebe, LLC
                           90 Hudson Street
                           Jersey City, NJ  07302
                           Attention: Mr. John Pineiro
                           Facsimile No.: 201-593-2315


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


                  If to any Borrower or Guarantor:

                           c/o Foamex International Inc.
                           1000 Columbia Avenue
                           Linwood, Pennsylvania  19061
                           Attention:  Chief Financial Officer
                           Facsimile No.:  (610) 859-3085

                  with copies to:

                           c/o Foamex International Inc.
                           1000 Columbia Avenue
                           Linwood, Pennsylvania  19061
                           Attention:  General Counsel
                           Facsimile No.:  (610) 859-2948

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     14.9. Waiver of Notices. Unless otherwise expressly provided herein, each Loan Party waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate any or all of the Obligations and notice of acceleration of any or all of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Loan Party which the Administrative Agent or any Lender may elect to give shall entitle such Loan Party to any or further notice or demand in the same, similar or other circumstances.

     14.10. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Loan Party without prior written consent of the Administrative Agent and each Lender. The rights and benefits of the Administrative Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

     14.11. Indemnity of the Administrative Agent and the Lenders by the Loan Parties.

     (a) Each Loan Party agrees, jointly and severally, to defend, indemnify and hold the Agent-Related Persons and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Term Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted


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


against any such Person in any way relating to or arising out of this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Term Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Loan Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     (b) Each Loan Party agrees, jointly and severally, to indemnify, defend and hold harmless the Administrative Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Loan Party's operations, business or property (all of the foregoing, collectively, the "Environmental Liabilities"); provided, that the Loan Parties shall have no obligation hereunder to the Administrative Agent or any Lender with respect to Environmental Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be. This indemnity will apply whether the hazardous substance is on, under or about any Loan Party's property or operations or property leased to any Loan Party. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Administrative Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

     14.12. Limitation of Liability. NO CLAIM MAY BE MADE BY ANY LOAN PARTY, ANY LENDER OR OTHER PERSON AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.


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


     14.13. Final Agreement. This Agreement and the other Loan Documents are intended by each Loan Party, the Administrative Agent and the Lenders to be the final, complete and exclusive expression of the agreement among them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof.

     14.14. Counterparts. This Agreement may be executed in any number of counterparts, and by the Administrative Agent, each Lender and each Loan Party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     14.15. Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     14.16.  Right of Setoff.  In  addition  to any rights and  remedies  of the
Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by each of the Loan Parties to the fullest extent permitted by law, to set off, compensate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off, compensation and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, COMPENSATION, BANKER'S LIEN OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT OR THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

     14.17. Confidentiality.

     (a) Each Loan Party hereby consents that the Administrative Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of each Loan Party and a general description of each Loan Party's business and may use any Loan Party's name in advertising and other promotional material.

     (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Administrative Agent or such Lender by or on behalf of the Loan Parties under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or such Lender or (ii) was or becomes available on a nonconfidential basis from a source other than a Loan Party, provided that such source is not bound by a confidentiality agreement with such Loan Party known to the Administrative Agent or such Lender; provided, however, that the Administrative Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent or such Lender is subject or in connection with an examination of the Administrative Agent or such Lender by any such
Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Administrative Agent, any Lender or any of their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Administrative Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Loan Party is party or is deemed party with the Administrative Agent or such Lender, and (9) to its Affiliates, provided that such Affiliates agree to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder.

     (c) Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, each of the parties, its subsidiaries and their respective representatives, affiliates, employees, officers, directors or other agents are permitted to disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the credit facility provided hereunder and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the Loan Parties, the Lenders or the Administrative Agent related to such tax treatment and tax structure.

     14.18. Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

     14.19. Senior Secured Note Intercreditor Agreement. EACH LENDER HEREBY GRANTS TO THE ADMINISTRATIVE AGENT ALL REQUISITE AUTHORITY TO ENTER INTO OR OTHERWISE BECOME BOUND BY THE SENIOR SECURED NOTE INTERCREDITOR AGREEMENT AND TO BIND THE LENDERS THERETO BY THE ADMINISTRATIVE AGENT'S ENTERING INTO OR OTHERWISE BECOMING BOUND THEREBY, AND NO FURTHER CONSENT OR APPROVAL ON THE PART OF THE LENDERS IS OR WILL BE REQUIRED IN CONNECTION WITH THE PERFORMANCE OF THE SENIOR SECURED NOTE INTERCREDITOR AGREEMENT.


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


     14.20. Credit Agreement. This Agreement is (and is designated by Foamex as), and is hereby deemed to be, a "Credit Agreement" and a "First-Lien Credit Facility" for all purposes of the Senior Secured Note Indenture and all Obligations are (and are designated by Foamex as), and are hereby deemed to be, "Credit Agreement Obligations" for all purposes of the Senior Secured Note Intercreditor Agreement and the Senior Secured Note Indenture and "Senior Lender Claims" for all purposes of the Senior Secured Note Intercreditor Agreement. Foamex hereby represents and warrants to the Administrative Agent and the Lenders that the foregoing statements are and shall be true and correct at all times while any Obligations are outstanding or this Agreement is in effect. Each of Foamex and Foamex Capital Corporation hereby designates the Obligations as "Designated Senior Debt" for all purposes of the Foamex 13-1/2% Subordinated
Note Indentures and Foamex 9-7/8% Subordinated Note Indenture.

     14.21. Senior Lenders Intercreditor Agreement. EACH LENDER HEREBY GRANTS TO THE ADMINISTRATIVE AGENT ALL REQUISITE AUTHORITY TO ENTER INTO OR OTHERWISE BECOME BOUND BY THE SENIOR LENDERS INTERCREDITOR AGREEMENT AND TO BIND THE LENDERS THERETO BY THE ADMINISTRATIVE AGENT'S ENTERING INTO OR OTHERWISE
BECOMING BOUND THEREBY, AND NO FURTHER CONSENT OR APPROVAL ON THE PART OF THE LENDERS IS OR WILL BE REQUIRED IN CONNECTION WITH THE PERFORMANCE OF THE SENIOR LENDERS INTERCREDITOR AGREEMENT.

     14.22. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase in the New York foreign exchange market the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase in the New York foreign exchange market the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, such Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss. The term "rate of exchange" in this Section 14.22 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

     14.23. Press Releases and Related Matters. Each Loan Party agrees that neither it nor any of its Affiliates will in the future issue any press releases or other public disclosure relating to any Loan Document or any financing thereunder using the name of any Lender or any of its Affiliates or Related Funds without at least two (2) Business Days' prior written notice to such Lender and without the prior written consent of such Lender unless (and only to the extent that) such Loan Party or Affiliate is required to do so under law and then, in any event, such Loan Party or Affiliate will consult with such Lender before issuing press release or other public disclosure.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                  "BORROWERS"

                                  FOAMEX L.P.

                                  By:  FMXI, Inc., its Managing General Partner

        `                              By:  /s/ George L. Karpinski
                                            ------------------------------
                                       Title:  Vice President
                                               ---------------------------

                                  "GUARANTORS"

                                  FOAMEX L.P.

                                  By:  FMXI, Inc., its Managing General Partner

        `                              By:  /s/ George L. Karpinski
                                            ------------------------------
                                       Title:  Vice President
                                               ---------------------------

                                  FMXI, INC.

        `                              By:  /s/ George L. Karpinski
                                            ------------------------------
                                       Title:  Vice President
                                               ---------------------------

                                  FOAMEX INTERNATIONAL INC.

        `                              By:  /s/ George L. Karpinski
                                            ------------------------------
                                       Title:  Sr. Vice President
                                               ---------------------------

                                  FOAMEX CANADA INC.

        `                              By:  /s/ George L. Karpinski
                                            ------------------------------
                                       Title:  Treasurer
                                               ---------------------------

                                  FOAMEX CAPITAL CORPORATION

        `                              By:  /s/ George L. Karpinski
                                            ------------------------------
                                       Title:  Vice President
                                               ---------------------------

                                  FOAMEX LATIN AMERICA, INC.

        `                              By:  /s/ George L. Karpinski
                                            ------------------------------
                                       Title:  Vice President
                                               ---------------------------

                                  FOAMEX MEXICO, INC.

        `                              By:  /s/ George L. Karpinski
                                            ------------------------------
                                       Title:  Vice President
                                               ---------------------------

                                  FOAMEX MEXICO II, INC.

        `                              By:  /s/ George L. Karpinski
                                            ------------------------------
                                       Title:  Vice President
                                               ---------------------------

                                  FOAMEX ASIA, INC.

        `                              By:  /s/ George L. Karpinski
                                            ------------------------------
                                       Title:  Vice President
                                               ---------------------------

                                  FOAMEX CARPET CUSHION LLC

        `                              By:  /s/ George L. Karpinski
                                            ------------------------------
                                       Title:  Vice President
                                               ---------------------------

                                  "ADMINISTRATIVE AGENT"

                                  SILVER POINT FINANCE, LLC, as the
                                  Administrative Agent

   `                              By:  /s/ Jeff Gelfand
                                       -----------------------------------
                                  Title:  Authorized Signatory
                                          --------------------------------

                                  "LENDERS"

                                  TRS THEBE, LLC

   `                              By:  /s/ Alice L. Wagner
                                       -----------------------------------
                                  Title:  Vice President
                                          --------------------------------

                                  A3 FUNDING LP

                                  By:  A3 Fund Management LLC,
                                       its General Partner

   `                              By:  /s/ Keith Genda
                                       -----------------------------------
                                  Title:  Vice President
                                          --------------------------------

                                  SPECIAL SITUATIONS INVESTING
                                    GROUP, INC.

   `                              By:  /s/ Michael Mansour
                                       -----------------------------------
                                  Title:  Authorized Signatory
                                          --------------------------------

                                     ANNEX A

                                       to
                                Credit Agreement

                                   Definitions


     Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references  in  the  following  definitions  shall  refer  to  sections  of  the
Agreement:

     "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangible (including a payment intangible).

     "Accounts" means, with respect to a Loan Party, all of such Loan Party's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

     "Adjusted EBITDA" means, with respect to any fiscal period of Foamex, EBITDA for such period less Capital Expenditures of Foamex and its consolidated Subsidiaries (other than the Joint Ventures and the China Joint Venture) made during such period.

     "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of Foamex, the net income of Foamex and its Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP on a consolidated basis (excluding the Joint Ventures and the China Joint Venture) and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain (or loss) arising from any write-up (or write-down) in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by Foamex or any of its Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person (other than Foamex Canada and the Mexican Subsidiaries and their respective Subsidiaries) in which Foamex or any of its Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually have been received by Foamex or any of its Domestic Subsidiaries in the form of cash distributions; (e) earnings of any Person to which assets of Foamex or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which Foamex or any of its Subsidiaries shall have been merged, or which has been a party with Foamex or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain or loss arising from the acquisition of debt or equity securities of Foamex or any of its Subsidiaries or from cancellation or forgiveness of Debt; and (g) gain or loss arising from extraordinary items, as determined in accordance with GAAP.

     "Administrative  Agent"  means  Silver Point  Finance,  LLC,  solely in its
capacity  as   administrative   agent  for  the  Lenders,   and  any   successor
administrative agent.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person and shall additionally include, in the case of any Loan Party, any general or limited partner of such Person, and any Specified Party. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agent's  Liens"  means  the  Liens  in  the  Collateral   granted  to  the
Administrative Agent, for the benefit of the Lenders and the Administrative Agent, pursuant to this Agreement and the other Loan Documents.

     "Agent-Related Persons" means the Administrative Agent, together with its Affiliates and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Administrative Agent and such Affiliates.

     "Aggregate Combined Facility Outstandings" means, at any date of determination, the sum of (a) the "Aggregate Revolver Outstandings" (as defined in the Working Capital Agreement) plus (b) the aggregate unpaid principal balance of all Working Capital Term Loans, plus (c) the aggregate unpaid principal balance of all Term Loans.

     "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified, restated or otherwise modified.

     "Anniversary Date" means each anniversary of the Closing Date.

     "Annualized EBITDA" means, with respect to any fiscal month of Foamex, the product of (i) (x) EBITDA for the period commencing on the first day of the then current Fiscal Year of Foamex and ending on the last day of such fiscal month of Foamex divided by (y) the number of fiscal months of Foamex that have ended during the period specified in clause (i)(x) above), multiplied by (ii) twelve.

     "Assignee" has the meaning specified in Section 11.2(a).

     "Assignment and Acceptance" has the meaning specified in Section 11.2(a).

     "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Administrative Agent.

     "Availability" means the term "Availability" as defined in the Working Capital Agreement as in effect on the Closing Date.

     "Availability Deceleration Event" means "Availability Deceleration Event" as defined in the Working Capital Agreement as in the effect on the Closing Date.

     "Availability Period" means the term "Availability Period" as defined in the Working Capital Agreement as in effect on the Closing Date.

     "Availability Required Amount" means the term "Availability Required Amount" as defined in the Working Capital Agreement as in effect on the Closing Date.

     "Availability Threshold Event" means the term "Availability Threshold Event" as defined in the Working Capital Agreement as in effect on the Closing Date.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss. 101 et seq.).

     "Base Rate" means, for any day, the greater of (i) four and one-quarter percent (4.25%) or (ii) the rate of interest in effect for such day as publicly announced from time to time by B of A in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by B of A based upon various factors including B of A's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by B of A shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

     "B of A" means Bank of America, N.A. with an office at 335 Madison Avenue, New York, New York, a national banking association, or any successor entity thereto.

     "Borrower" and "Borrowers" have the meanings specified in the introductory paragraph hereof.

     "Borrowing" means a "Borrowing" as defined in the Working Capital Agreement as in effect on the Closing Date or a borrowing hereunder consisting of Term Loans by the Lenders to a Borrower.

     "Borrowing Base" means the term "Borrowing Base" as defined, together with the terms used therein, in the Working Capital Agreement as in effect on the Closing Date.

     "Borrowing Base Certificate" means a report duly executed by an officer of the applicable Borrower appropriately completed and in the form of the blank Borrowing Base Certificate attached to the Working Capital Agreement as Exhibit B (or another form acceptable to the Administrative Agent). All calculations of the Borrowing Base of a Borrower (and in the case of Foamex, additionally of Foamex Canada), in connection with the preparation of any Borrowing Base Certificate shall originally be made by such Borrower (and in the case of Foamex, additionally of Foamex Canada), and certified to the Administrative Agent, in addition to the Working Capital Agent.

     "Borrowing Cutoff Amount" means (i) for the period commencing on the Closing Date and ending four days after delivery to the Administrative Agent of the Financial Statements referred to in Section 5.2(c) for the fiscal month of Foamex ending on July 27, 2003, an amount equal to Annualized EBITDA for the fiscal month of Foamex ending on June 29, 2003, times 3.67; (ii) for the period commencing five days after delivery to the Administrative Agent of the July 27, 2003 Financial Statements referred to in clause (i) above and ending four days after delivery to the Administrative Agent of the Financial Statements referred to in Section 5.2(c) for the fiscal month of Foamex ending on August 24, 2003, an amount equal to Annualized EBITDA for the fiscal month of Foamex ending on July 27, 2003, times 3.62; (iii) for the period commencing five days after delivery to the Administrative Agent of the August 24, 2003 Financial Statements referred to in clause (ii) above and ending four days after delivery to the Administrative Agent of the Financial Statements referred to in Section 5.2(c) for the fiscal month of Foamex ending on September 28, 2003, an amount equal to Annualized EBITDA for the fiscal month of Foamex ending on August 24, 2003, times 3.42;
(iv) for the period commencing five days after delivery to the Administrative Agent of the September 28, 2003 Financial Statements referred to in clause (iii) above and ending four days after delivery to the Administrative Agent of the Financial Statements referred to in Section 5.2(c) for the fiscal month of Foamex ending on October 26, 2003, an amount equal to Annualized EBITDA for the fiscal month of Foamex ending on September 28, 2003, times 3.25; and (v) for each succeeding period commencing five days after delivery to the Administrative Agent of the Financial Statements referred to in Section 5.2(c) for each fiscal month of Foamex ending on or after October 26, 2003 (such month, the "Relevant EBITDA Fiscal Month") and ending four days after delivery to the Administrative Agent of the Financial Statements referred to in Section 5.2(c) for the next succeeding fiscal month of Foamex, an amount equal to EBITDA for the twelve consecutive fiscal month period of Foamex ending on the last day of the Relevant EBITDA Fiscal Month, times the amount set forth below opposite such fiscal month:

        Relevant EBITDA Fiscal Month                                Amount
        ----------------------------                                ------

        Fiscal month Foamex ending
           October 26, 2003 and each
           fiscal month of Foamex ending
           thereafter through and including
           the fiscal month of Foamex
           ending March 28, 2004                                     3.50

        Fiscal month of Foamex ending
           April 25, 2004 and each fiscal
           month of Foamex ending
           thereafter                                                3.25

     "Borrowing  Cutoff  Period" means each period  established  pursuant to the
defined  term   Borrowing   Cutoff   Amount  based  upon  the  delivery  to  the
Administrative Agent of the Financial Statements referred to in Section 5.2(c).

     "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York or Charlotte, North Carolina are required or permitted to be closed.

     "Canadian Guarantee" means the Guarantee, dated as of the date hereof, made by Foamex Canada in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

     "Canadian Security Agreement" means, collectively, the General Security Agreement and the Deed of Hypothec, or any of them, each dated as of the date hereof, between Foamex Canada and the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

     "Canadian Security Documents" means the Canadian Security Agreement and any
other   agreements   entered  into  by  Foamex  Canada  pursuant  to  which  the
Administrative Agent has been granted a Lien to secure any of the Obligations.

     "Canadian Subsidiary" means any direct or indirect Subsidiary of the Parent which is organized or amalgamated under the laws of Canada or any province thereof.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges, all in accordance with GAAP. Notwithstanding the foregoing, none of the following shall be deemed to be a Capital Expenditure:
(i) the acquisition by Foamex of the real property on which its facility in Orange, California is located in accordance with Section 7.15(k), (ii) any expenditure made with insurance and condemnation proceeds in accordance with
Section 7.6(ii) and (iii) any expenditure made to replace, repair, restore or rebuild the Fixed Assets in accordance with Section 7.6(ii) funded with Working Capital Revolving Loans, but solely to the extent insurance or condemnation proceeds in respect of Fixed Assets replaced, repaired, restored or rebuilt are subsequently received by Foamex or its applicable Subsidiaries and applied to repay Working Capital Revolving Loans in the manner specified in Section 7.6(ii) (such exclusion under this clause (iii) to apply retroactively to the fiscal period in which such expenditure was originally made).

     "Capital Lease" means any lease of property by the Parent or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the Parent or such Subsidiary.

     "Change of Control" means any of the following: (i) any Person acting alone or in concert with one or more other Persons shall have acquired beneficial ownership, directly or indirectly, of securities of the Parent (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of the Parent entitled to vote in the election of members of the governing body of the Parent, (ii) the occurrence of a change in the composition of the governing body of the Parent such that a majority of the members of any such governing body (x) were not members of such governing body on the Closing Date or (y) were not nominated for election or elected to such governing body with the affirmative vote of a majority of the members who were either members of such governing body on the Closing Date or whose nomination or election was previously so approved, (iii) the Parent shall cease to own, directly or indirectly, 100% of the capital stock or other equity interests of each of the Loan Parties (other than the Parent) and each of the Mexican Subsidiaries, in each instance except to the extent permitted under
Section 7.11(v), free and clear of all Liens (other than (x) Liens created under the Loan Documents in favor of the Administrative Agent, (y) Liens created under the Working Capital Documents in favor of the Working Capital Agent and (z) Liens created under the Senior Secured Note Indenture or related documents in favor of the trustee thereunder in its capacity as collateral agent) or (iv) the occurrence of any "Change of Control" as defined in the Foamex 9 7/8% Subordinated Note Indenture, the Foamex 13 1/2% Subordinated Note Indenture, the Senior Secured Note Indenture or in any other indenture, other agreement or certificate of designation of preferences relating to any subordinated Debt or preferred stock of any Loan Party. As used herein, the term "beneficially own" or "beneficial ownership" shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

     "Chattel Paper" means, with respect to a Loan Party, all of such Loan Party's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

     "China Joint Venture" means the joint venture established by Foamex in connection with the Foamex China Transaction.

     "Closing Date" means the date of this Agreement.

     "Closing Fee" has the meaning specified in Section 2.3.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all of each Loan Party's real and personal property and all other assets of any Person, in each case from time to time subject to the Agent's Liens securing payment or performance of any of the Obligations.

     "Collateral Account" has the meaning specified in Section 7.6(ii).

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any hazardous, toxic, dangerous or regulated constituent of any such substance or waste.

     "Contingent Obligations at Termination" means, at the time of the termination of this Agreement, Obligations constituting contingent indemnification obligations with respect to events, acts or conditions that (i) occur after (and do not exist at the time of such termination) or (ii) as to which none of the Loan Parties, the Administrative Agent nor any of the Lenders have knowledge at the time of such termination.

     "Copyright Security Agreement" means the Copyright Security Agreement, dated as of the date hereof, executed and delivered by each Loan Party to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, to evidence and perfect the Administrative Agent's security interest in each Loan Party's present and future copyrights and related licenses and rights, together with all related assignments for security and special powers of attorney, which agreement shall be in form and substance satisfactory to the Administrative Agent.

     "Debt" means, without duplication, all liabilities, obligations and indebtedness of the Parent or any of its Subsidiaries to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including without limitation and in any event (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on the property of the Parent or any of its Subsidiaries, even though the Parent or such Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Parent or such Subsidiary, as the case may be, prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Parent or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Parent or such Subsidiary, as the case may be, prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties of Debt; (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases; (f) all obligations of the Parent or any of its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (g) all obligations or liabilities, contingent or otherwise, of the Parent or any of its Subsidiaries in respect of letters of credit, acceptances and similar facilities; and (h) all obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of the Parent or any of its Subsidiaries under Hedge Agreements. Without duplication of any of the foregoing, the Debt of the Parent or any Domestic Subsidiary shall include the Debt of any partnership of or joint venture in which the Parent or such Domestic Subsidiary, as the case may be, (x) is a general partner or a joint venturer and
(y) is liable for the Debt of such partnership or joint venture.

     "Decelerated Delivery Period" means "Decelerated Delivery Period" as defined in the Working Capital Agreement as in effect on the Closing Date.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived or otherwise remedied during such time) constitute an Event of Default.

     "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Term Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Term Interest Rate.

     "Distribution" means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of capital stock or other equity interests (or any options or warrants for, or other rights with respect to, such stock or other equity interests) of such Person, other than distributions in capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of the same class or common stock; or (b) the redemption or other acquisition by such Person or any of its Subsidiaries or Affiliates of any capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of such Person.

     "Documents" means, with respect to a Loan Party, all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by such Loan Party.

     "DOL" means the United States Department of Labor or any successor department or agency.

     "Dollar" and "$" mean dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

     "Domestic Subsidiary" means any direct or indirect Subsidiary of the Parent which is incorporated or organized under the laws of any state of the United States of America or the District of Columbia.

     "EBITDA" means, with respect to any fiscal period of Foamex, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expense, Federal, state, local and foreign income taxes, restructuring charges incurred after the Closing Date, depreciation and amortization expense and other non-cash charges.

     "Eligible Assignee" means (a) a commercial bank, commercial finance company, investment fund or other asset based lender, having total assets in excess of $250,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate or Related Fund of any Lender and (d) any Person reasonably acceptable to the Administrative Agent.

     "Environmental Laws" means all federal, state, provincial, municipal, local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

     "Environmental Lien" means a Lien in favor of any Governmental Authority or any other Person for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "Equipment" means, with respect to a Loan Party or a Mexican Subsidiary, all of such Loan Party's or such Mexican Subsidiary's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures and other tangible personal property (except

Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Loan Party or such Mexican Subsidiary and all of such Loan Party's or such Mexican Subsidiary's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

     "Equipment Appraisal" means (a) on the Closing Date and until the first appraisal of Equipment of each Borrower and Foamex Canada is delivered to the Administrative Agent pursuant to Section 5.2(p), the appraisal prepared by Hilco Appraisal Services, LLC dated April 11, 2003 and (b) thereafter, each Equipment Appraisal delivered to the Administrative Agent pursuant to Section 5.2(p).

     "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event or Termination Event with respect to a Pension Plan, (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or an employer under the PBA or other law or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA or other law, (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multi-employer Plan or plan regulated or governed by the PBA or other applicable legislation or notification that a Multi-employer Plan or plan regulated or governed by the PBA is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA or other law, or the commencement of proceedings by the PBGC or other applicable Governmental Authority to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA or other law for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, the PBA or other applicable legislation of any jurisdiction, upon any Loan Party or any ERISA Affiliate, or (g) with respect to any Plan of Foamex Canada, any failure to make a mandatory contribution in respect of such Plan.

     "Event of Default" has the meaning specified in Section 9.1.

     "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

     "Excluded   Taxes"  means  (A)  Taxes  imposed  on,  or  measured  by,  the recipient's net income imposed by a Governmental Authority as a result of a present or former connection (other than solely as a result of the execution, delivery, performance, filing, recording, or enforcement of this Agreement or any of the other Loan Documents), between the recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein, and (B) any franchise tax or any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (A) above.

     "Existing Credit Facility" means that certain Credit Agreement, dated as of June 12, 1997, as amended and restated as of February 27, 1998, as further amended and restated as of June 29, 1999 and as further amended and restated as of March 25, 2002, among Foamex, FMXI, the lenders party thereto, the issuing banks party thereto, Citicorp USA, Inc., as administrative agent and collateral agent, and The Bank of Nova Scotia, as syndication agent and funding agent, and each of the documents, agreements and instruments entered into in connection therewith, in each case as amended, restated or otherwise modified prior to the date hereof.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Administrative Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" has the meaning specified in Section 2.3.

     "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

     "Fiscal Year" means Foamex's fiscal year for financial accounting purposes. The current Fiscal Year of Foamex will end on December 28, 2003.

     "Fixed Assets" means the Equipment and Real Estate of the Loan Parties and the Mexican Subsidiaries.

     "Fixed Charge Coverage Ratio" means, with respect to any fiscal period of Foamex, the ratio of Adjusted EBITDA to Fixed Charges.

     "Fixed Charges" means, with respect to any fiscal period of Foamex on a consolidated basis, without duplication, (i) cash interest expense of Foamex and its Subsidiaries

(other than the Joint Ventures and the China Joint Venture), (ii) scheduled principal payments of Debt of Foamex and its Subsidiaries (other than the Joint Ventures and the China Joint Venture), excluding the principal payment in respect of the Foamex 13 1/2% Subordinated Notes due on the scheduled maturity date thereof, (iii) cash Distributions, loans or advances paid or made by Foamex to any of its equityholders (net of cash contributions and cash repayment of loans and advances, in each instance, by any of the equityholders of Foamex to Foamex during such fiscal period), (iv) without duplication of cash
Distributions, loans and advances paid or made by Foamex to any of its equityholders and used by the Parent for the payment thereof, repurchases by the Parent or any of its Subsidiaries of capital stock of the Parent (or options or warrants to acquire same) or of any Permitted Subordinated Debt (other than as permitted by Section 7.12(B)(1)), (v) without duplication of cash Distributions, loans and advances paid or made by Foamex to any of its equityholders and used by the Parent or FMXI for the payment thereof, Federal, state, provincial, local and foreign income taxes of the Parent and its Subsidiaries paid in cash by any Loan Party, excluding deferred taxes, (vi) cash contributions or other cash distributions made during such fiscal period of Foamex by Foamex or any of its consolidated Subsidiaries to the China Joint Venture in connection with the Foamex China Transaction, (vii) cash restructuring expenses incurred by the Parent or any of its Subsidiaries (other than the Joint Ventures and the China Joint Venture) prior to the Closing Date and paid after the Closing Date (net of Net Proceeds from the sale of the facilities located in Chattanooga and Milan, Tennessee), but excluding from this clause (vii) without duplication (A) $2,800,000 of such expenses paid in the third fiscal quarter of Foamex's 2003 Fiscal Year, (B) $5,000,000 of such expenses paid in the two consecutive fiscal quarter period of Foamex ending on the last day of Foamex's 2003 Fiscal Year,
(C) $5,000,000 of such expenses paid in the three consecutive fiscal quarter period of Foamex ending on the last day of the first fiscal quarter of Foamex's 2004 Fiscal Year, (D) $5,000,000 of such expenses paid in the four consecutive fiscal quarter period of Foamex ending on the last day of the second fiscal quarter of Foamex's 2004 Fiscal Year, (E) $5,000,000 of such expenses paid in the four consecutive fiscal quarter period of Foamex ending on the last day of the third fiscal quarter of Foamex's 2004 Fiscal Year, (F) $4,700,000 of such expenses paid in Foamex's 2004 Fiscal Year, (G) $3,625,000 of such expenses paid in the four consecutive fiscal quarter period of Foamex ending on the last day of the first fiscal quarter of Foamex's 2005 Fiscal Year and (H) $600,000 of such expenses paid in each four consecutive fiscal quarter period of Foamex ending thereafter and (viii) cash expense paid by Foamex or any of its Subsidiaries (other than the Joint Ventures and the China Joint Venture) during such fiscal period of Foamex in respect of restructuring charges incurred after the Closing Date.

     "FMXI" means FMXI, Inc., a Delaware corporation.

     "Foamex" has the meaning specified in the introductory paragraph hereof.

     "Foamex Canada" means Foamex Canada Inc., a Canadian corporation.

     "Foamex Capital" means Foamex Capital Corporation, a Delaware corporation.

     "Foamex China Transaction" means the formation of a joint venture company in the People's Republic of China by and between Foamex, or one of its Domestic Subsidiaries, and a Chinese entity to engage in acquisitions of existing polyurethane foam manufacturing businesses in Asian countries, primarily China, and to establish manufacturing facilities to supply polyurethane foam and related materials primarily for use in the automotive, bedding and furniture markets.

     "Foamex 13 1/2% Subordinated Note Indenture" means the Indenture, dated as of December 23, 1997, initially among Foamex, Foamex Capital, certain other companies and The Bank of New York, as Trustee, pursuant to which the Foamex 13 1/2% Subordinated Notes were issued, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Foamex 13 1/2% Subordinated Notes" means the 13 1/2% Senior Subordinated Notes due 2005 issued by Foamex and Foamex Capital pursuant to the terms of the Foamex 13 1/2% Subordinated Note Indenture, as such notes may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Foamex 13 1/2% Subordinated Notes Shortfall Event" means, with respect to the date that is 90 days prior to the scheduled maturity date of the Foamex 13 1/2% Subordinated Notes, the existence for any reason of the aggregate Availability for all Borrowers on such date being less than the sum of (i) the aggregate principal amount due in respect of the Foamex 13 1/2% Subordinated Notes on the scheduled maturity date thereof, plus (ii) $35,000,000.

     "Foamex 9 7/8% Subordinated Note Indenture" means the Indenture, dated as of June 12, 1997, initially among Foamex, Foamex Capital, General Felt Industries, Inc., Foamex Fibers, Inc. and The Bank of New York, as Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Foamex 9 7/8% Subordinated Notes" means the 9 7/8% Senior Subordinated Notes due 2007 issued by Foamex Capital and Foamex in the aggregate principal amount of up to $150,000,000 and governed by the terms of the Foamex 9 7/8% Subordinated Note Indenture.

     "Foreign Subsidiary" means any direct or indirect Subsidiary of the Parent which is not a Domestic Subsidiary.

     "Funding Date" means the date on which a Borrowing occurs.

     "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date. If any change in the accounting principles used in the preparation of the most recent Financial Statements delivered to the Administrative Agent hereunder are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by Foamex with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in this Agreement, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by Foamex shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Majority Lenders and Foamex, to so reflect such change in accounting principles.

     "General Intangibles" means, with respect to a Loan Party, all of such Loan Party's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Loan Party of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Loan Party in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Loan Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Loan Party is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Loan Party.

     "Goods" means, with respect to a Loan Party, all goods as defined in the UCC or PPSA, as applicable, now owned or hereafter acquired by such Loan Party, wherever located, including embedded software to the extent included in "goods" as defined in the UCC or PPSA, as applicable, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

     "Governmental Authority" means any nation or government, any state, locality, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing.

     "Guarantor" means the Parent, FMXI, each Borrower, each of the present and future Domestic Subsidiaries and Canadian Subsidiaries of Foamex and Foamex Canada.

     "Guaranty" or "Guarantee" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

     "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Loan Party's or a Mexican Subsidiary's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "Indemnified Liabilities" has the meaning set forth in Section 14.11.

     "Indemnified Taxes" means all Taxes other than Excluded Taxes.

     "Instruments" means, with respect to a Loan Party, all instruments as such term is defined in the UCC, now owned or hereafter acquired by such Loan Party.

     "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

     "Inventory" means, with respect to a Loan Party or a Mexican Subsidiary, all of such Loan Party's or such Mexican Subsidiary's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Loan Party's or such Mexican Subsidiary's, as the case may be, business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

     "Inventory Appraisal" means (a) on the Closing Date, and until the first appraisal of Inventory of each Borrower and Foamex Canada is delivered to the Administrative Agent pursuant to Section 5.2(o), the appraisal prepared by Hilco Appraisal Services, LLC dated May 28, 2003 and (b) thereafter, each Inventory Appraisal delivered to the Administrative Agent pursuant to Section 5.2(o).

     "Investment Property" means, with respect to a Loan Party, all of such Loan Party's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

     "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

     "Joint Ventures" means, collectively, Foamex Asia Co., Ltd., AS Univa, Prefoam A.G. and Vertifoam International Limited and any other joint venture (other than the China Joint Venture) entered into by any Loan Party at any time.

     "Latest Projections" means: (a) on the Closing Date and thereafter until the Administrative Agent receives new projections pursuant to Section 5.2(f), the projections of Foamex and its Subsidiaries' financial condition, results of operations, and cash flows on a consolidated and consolidating basis, for the period commencing on December 30, 2002 and ending on January 2, 2005 and delivered to the Administrative Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Administrative Agent pursuant to Section 5.2(f).

     "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof.

     "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, hypothec, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), (i) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting real property and (ii) additionally with respect to Foamex Canada, any other lien, charge, privilege, secured claim, hypothec, prior claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting property of Foamex Canada, choate or inchoate, arising by any statute, act of law of any jurisdiction at common law or in equity or by agreement; and (c) any contingent or other agreement to provide any of the foregoing.

     "Loan  Documents"  means  this  Agreement,  the Fee  Letter,  the  Canadian
Guarantee, the Canadian Security Documents, the Senior Secured Note Intercreditor Agreement, the Senior Lenders Intercreditor Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement, the U.S. Security Agreement, the Mortgages and any other agreements, instruments and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

     "Loan Party" means each Borrower and each Guarantor.

     "Loans" has the meaning specified in Section 1.1.

     "Majority Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 50%.

     "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the assets, liabilities, business, properties, financial condition, results of operations or prospects of the Loan Parties, taken as a whole, or the Collateral, taken as a whole; (b) a material impairment of the ability of any Loan Party to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Mexican Security Documents" means, collectively, (i) the Acuna Mexican Pledge Agreement among Foamex, the Administrative Agent and the custodian party thereto and (ii) the Juarez Mexican Pledge Agreement among Foamex, the Administrative Agent and the custodian party thereto and all documents, agreements and instruments executed in connection with the foregoing, which in each case shall be in form and substance reasonably satisfactory to the Administrative Agent.

     "Mexican Subsidiaries" means, collectively, Grupo Foamex de Mexico, S.A. de C.V., Foamex de Mexico, S.A. de C.V., Foamex de Cuautitlan S.A. de C.V., Foamex de Juarez, S.A. de C.V. and Foamex de Acuna, S.A. de C.V.

     "Mortgages" means and includes any and all of the mortgages, hypothecations, charges/mortgages of land, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by any Loan Party to or for the benefit of the Administrative Agent by which the Administrative Agent, on behalf of the Lenders, acquires a Lien on Real Estate or a collateral assignment of any Loan Party's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

     "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Loan Party or any ERISA Affiliate.

     "Net Proceeds" has the meaning specified in Section 3.3(a).

     "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Loan Parties to the Administrative Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest (including, but not limited to, any interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any of the Loan Parties hereunder or under any of the other Loan Documents.

     "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     "Parent" has the meaning specified in the introductory paragraph hereof.

     "Partnership Agreement" means the Fourth Amended and Restated Agreement of Limited Partnership of Foamex, dated as of December 14, 1993, among Trace Foam Company, Inc., the Parent and FMXI, as amended by the First Amendment thereto dated as of June 28, 1994, the Second Amendment thereto dated as of June 12, 1997, the Third Amendment thereto dated as of December 23, 1997, the Fourth Amendment thereto dated as of February 27, 1998 and the Fifth Amendment thereto dated as of March 25, 2002, as such agreement may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to such Lender in accordance with Section 11.2 of this Agreement.

     "Participant Register" has the meaning set forth in Section 11.2(h).

     "Patent Security Agreement" means the Patent Security Agreement, dated as of the date hereof, executed and delivered by each Loan Party to the Administrative Agent to evidence and perfect the Administrative Agent's security interest in each Loan Party's present and future patents and related licenses and rights, for the benefit of the Administrative Agent and the Lenders, together with all related assignments for security and special powers of attorney, which agreement shall be in form and substance satisfactory to the Administrative Agent.

     "PBA" means the Pension Benefits Act of Ontario or any other Canadian federal or provincial statute in relation to Plans sponsored by Foamex Canada and all regulations thereunder as amended from time to time and any successor legislation.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA or the applicable laws of any other jurisdiction including the PBA) that is subject to Title IV of ERISA or the applicable laws of any other jurisdiction including the PBA or a defined benefit Plan maintained in any non-U.S. jurisdiction or which any Loan Party sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or has made contributions at any time during the immediately preceding five (5) plan years.

     "Permitted Acquisition" means an acquisition by a Loan Party (other than the Parent or FMXI) of all or a substantial part of the equity interests or assets of any Person, which (unless otherwise agreed to in writing by the Majority Lenders) satisfies each of the following conditions: (i) no Default or Event of Default shall have occurred and be continuing on the date of any such acquisition or would be caused upon the consummation thereof, (ii) the assets acquired (or the assets of the Person in which an equity interest is acquired) are to be used in the same or a related line of business as that conducted by such Loan Party, (iii) if capital stock or other equity interests of a Person are acquired, the governing body of such Person shall have approved such acquisition, (iv) the aggregate Availability for all Borrowers in effect on the date of any such acquisition and after giving effect to such acquisition shall be equal to or greater than $50,000,000, (v) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Foamex ended on the then most recently ended fiscal quarter of Foamex on a pro forma basis after giving effect to such acquisition (as if such acquisition occurred on the last day of the then most recently ended fiscal quarter of Foamex and utilizing the actual results of operations and financial position of Foamex and its consolidated Subsidiaries (other than Joint Ventures and the China Joint Venture) and of the acquired business or Person for such period of four consecutive fiscal quarters and at the end of such period) must be equal to or greater than 1.10:1.00 and Foamex shall have provided to the Administrative Agent evidence satisfactory to the Administrative Agent of satisfaction of such requirement, (vi) the aggregate consideration paid by all Loan Parties (including, without limitation, assumption of Debt) in respect of all Permitted Acquisitions consummated during the term of this Agreement shall not exceed $10,000,000 and (vii) the aggregate consideration paid by all Loan Parties (including, without limitation, assumption of Debt) in respect of all Permitted Acquisitions consummated during the term of this Agreement, together with the aggregate amount of cash investments made under clause (m) of the defined term Restricted Investment during the term of this Agreement, shall not exceed $15,000,000.

     "Permitted Liens" means:

     (a) (x) Liens for Taxes not delinquent or (y) statutory Liens for Taxes not paid when due in an aggregate amount not to exceed $500,000 provided that the payment of such Taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the applicable Loan Party's books and records and a stay of enforcement of any such Lien is in effect;

     (b) the Agent's Liens;

     (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than Environmental Liens and other than liens arising under ERISA or the PBA which are not junior to the Agent's Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

     (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $500,000 in the aggregate;

     (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, servitudes rights of way, covenants running with the land and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Loan Party's business;

     (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside, no material Property is subject to a material risk of loss or forfeiture, the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

     (g) Liens in effect as of the Closing Date described on Schedule 6.9 securing obligations described in Schedule 6.9;

     (h) Liens in favor of the trustee under the Senior Secured Note Indenture granted by any or all of the Loan Parties (other than the Parent, FMXI and Foamex Canada) in the Collateral to secure the repayment of the obligations of Foamex under the Senior Secured Notes, which Liens shall be junior and subordinate to the Agent's Liens and be subject to the terms of the Senior Secured Note Intercreditor Agreement;

     (i) Liens  securing  Capital  Leases and purchase  money Debt  permitted by
Section 7.15;

     (j) the Working Capital Liens, which Liens shall be subject to the terms of the Senior Lenders Intercreditor Agreement.

     (k) Liens on the assets of the Mexican Subsidiaries securing Debt of the Mexican Subsidiaries permitted to be incurred by such Mexican Subsidiaries under Sections 7.14(viii) and 7.15(l) and (m);

     (l) rights of setoff imposed by law upon deposit of cash or securities in favor of banks, securities intermediaries, commodity intermediaries, brokers or dealers incurred in the ordinary course of business in accounts maintained with such banks, securities intermediaries, commodity intermediaries, brokers or dealers and the cash or securities in such accounts; and

     (m) Liens securing Debt permitted by Section 7.15(e); provided, that such Liens comply with the requirement in clause (ii) of the proviso thereof.

     "Permitted  Subordinated Debt" means (a) Debt evidenced by or in respect of
(x) the Foamex 9 7/8% Subordinated Notes in a principal amount not to exceed $148,500,000, (y) any Subordinated Claim (as defined in the TIHI Subordination Agreement) and (z) the Foamex 13 1/2% Subordinated Notes in a principal amount not to exceed $51,585,000 and (b) Permitted Subordinated Refinancing Debt.

     "Permitted Subordinated Refinancing Debt" means Debt of Foamex and/or Foamex Capital issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund the Foamex 13 1/2% Subordinated Notes or the Foamex 9 7/8% Subordinated Notes; provided, that (i) the principal amount of such Permitted Subordinated Refinancing Debt does not exceed the principal amount, plus prepayment premium and accrued interest on, the Foamex 13 1/2% Subordinated Notes or the Foamex 9 7/8% Subordinated Notes, as the case may be, so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Subordinated Refinancing Debt has a final maturity date later than one year after the Stated Termination Date, and has no scheduled payments of principal due prior one year after the Stated Termination Date; (iii) such Permitted Subordinated Refinancing Debt is subordinated to the Obligations on terms at least as favorable to the Administrative Agent and the Lenders as those contained in the Foamex 13 1/2% Subordinated Note Indenture or the Foamex 9 7/8% Subordinated Note Indenture, as the case may be and (iv) the terms, conditions, covenants, defaults and events of default shall be no more disadvantageous to Foamex or any of the other Loan Parties or to the Lenders or the Administrative Agent, in each case taken as a whole, as those contained in the Foamex 13 1/2% Subordinated Note Indenture and Foamex 13 1/2% Subordinated Notes or the Foamex 9 7/8% Subordinated Note Indenture and Foamex 9 7/8% Subordinated Notes, as the case may be (other than with respect to (x) the rate of interest on such Permitted Subordinated Refinancing Debt, provided such rate of interest is not in excess of the market rate at such time for such Debt and
(y) premiums due and payable upon an optional redemption of such Permitted Subordinated Refinancing Debt).

     "Person" means any individual,  sole proprietorship,  partnership,  limited
liability   company,   joint  venture,   trust,   unincorporated   organization,
association, corporation, Governmental Authority or any other entity.

     "PIK Interest" has the meaning specified in Section 2.1(b).

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA or other applicable laws of any jurisdiction) which any Loan Party sponsors or maintains or to which any Loan Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "PPSA" means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other jurisdiction the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.

     "Proprietary Rights" means, with respect to a Loan Party or a Mexican Subsidiary, all of such Loan Party's or such Mexican Subsidiary's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, trade dress, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

     "Pro Rata Share" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the sum of (x) the amount of such Lender's Term Loan Commitment at such time plus (y) the aggregate unpaid principal balance of the Term Loans owing to such Lender at such time and the denominator of which is the sum of (x) the amounts of all of the Lenders' Term Loan Commitments at such time plus (y) the aggregate unpaid principal balance of the Term Loans owing to all of the Lenders at such time (or if no Term Loan Commitments are outstanding at such time, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender at such time and the denominator of which is the aggregate amount of the Obligations owed to all Lenders at such time).

     "Real Estate" means all of each Loan Party's and each Mexican Subsidiary's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Loan Party's and each Mexican Subsidiary's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

     "Real Estate Appraisal" means (a) on the Closing Date and until the first appraisal of Real Estate of each Borrower and Foamex Canada is delivered to the Administrative Agent pursuant to Section 5.2(p), the appraisals prepared by CB Richard Ellis dated prior to the Closing Date and (b) thereafter, each Real Estate Appraisal delivered to the Administrative Agent pursuant to Section 5.2(p).

     "Register" has the meaning set forth in Section 11.2(g).

     "Registered Loan" has the meaning set forth in Section 3.11.

     "Registered Note" has the meaning set forth in Section 3.11.

     "Related Documents" means, collectively, the Tax Sharing Agreement, the Foamex 9 7/8% Subordinated Notes, the Foamex 9 7/8% Subordinated Note Indenture, the TIHI Subordination Agreement, the Withdrawal Agreements as defined in the TIHI Subordination Agreement), the Foamex 13 1/2% Subordinated Notes, the Foamex 13 1/2% Subordinated Note Indenture, the Senior Secured Notes, the Senior Secured Note Indenture, the Senior Secured Note Registration Rights Agreement, all other Noteholder Documents (as defined in the Senior Secured Note Intercreditor Agreement) and all other instruments, documents and agreements entered into in connection with any of the foregoing.

     "Related Fund" means any Affiliate (other than individuals) of a Lender, including a fund or account managed by such Lender or an Affiliate of such Lender or its investment manager.

     "Related Party" means, with respect to Marshall S. Cogan, (a) his spouse or any of his family members or (b) any trust, corporation or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority of the interests of which consist of Marshall S. Cogan and/or one or more of such other Persons referred to in the immediately preceding clause (a).

     "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than 66-2/3%.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or commissioner or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Reserves" means the term "Reserves" as defined in the Working Capital Agreement as in effect as on the Closing Date.

     "Responsible Officer" means the chief executive officer or the president of a Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate of a Borrower, the chief financial officer or the treasurer of such Borrower, as the case may be, or any other officer having substantially the same authority and responsibility.

     "Restricted Investment" means, as to any Loan Party or any of the Mexican Subsidiaries, any acquisition of property by such Loan Party or such Mexican Subsidiary in exchange for cash or other property, whether in the form of an acquisition of stock, debt or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution or subscription, except the following: (a) acquisitions of Fixed Assets to be used in the business of such Loan Party or such Mexican Subsidiary so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of such Loan Party or such Mexican Subsidiary; (c) acquisitions of current assets, Software or Proprietary Rights acquired in the ordinary course of business of such Loan Party or such Mexican Subsidiary; (d) direct obligations of the United States of America (or Canada, in the case of Foamex Canada), or any agency thereof, or obligations guaranteed by the United States of America (or Canada, in the case of Foamex Canada), provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances with maturities not exceeding six months, time deposits, Eurodollar bank deposits, overnight bank deposits or demand deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of

America or any state thereof (or Canada or any province thereof, in the case of Foamex Canada) having capital and surplus aggregating at least $100,000,000 (or $50,000,000 in the case of demand deposit accounts maintained by any of the Mexican Subsidiaries) (or organized under the law of any country that a member of the OECD having total assets in excess of $100,000,000 in the case of Foamex Canada or any of the Mexican Subsidiaries (except, in the case of demand deposit accounts maintained by any of the Mexican Subsidiaries, having total assets in excess of $50,000,000)); (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. (or its equivalent by Dominion Bond Rating Service or its successor, in the case of any such acquisitions by Foamex Canada) and maturing not more than 90 days from the date of creation thereof; (g) Hedge Agreements entered into in the ordinary course of business for non-speculative purposes; (h) investments made after the Closing Date in joint ventures (other than the China Joint Venture) not to exceed $1,000,000 in the aggregate outstanding at any time during the term of this Agreement; (i) investments made after the Closing Date by Foamex in Prefoam A.G. not to exceed $100,000 in the aggregate in any Fiscal Year; (j) Permitted Acquisitions, (k) investments existing on the Closing Date and described on Schedule I, (l) promissory notes or equity investments received in connection with the bankruptcy or reorganization of, or the settlement of delinquent accounts or disputes with, customers and suppliers, (m) contributions or other distributions made by Foamex or any of its Domestic Subsidiaries, Foamex Canada or any of the Mexican Subsidiaries to the China Joint Venture in connection with the Foamex China Transaction; provided, that (i) such contributions or other distributions shall consist solely of (A) cash (subject to the limitations set forth below) or (B) Equipment of a Mexican Subsidiary or Equipment of Foamex or any of its Domestic Subsidiaries or Foamex Canada no longer used in the operations of Foamex or any of its Domestic Subsidiaries or Foamex Canada, and with respect to Equipment either (x) such Equipment is not included in the then most recent Equipment Appraisal delivered to the Administrative Agent or (y) if any such Equipment is included in the then most recent Equipment Appraisal delivered to the Administrative Agent, in connection with such contribution or other distribution the Borrowers shall have prepaid the Working Capital Loans (together with, in the case of the Working Capital Revolving Loans, a permanent reduction in the Maximum Revolver Amount (as defined in the Working Capital Agreement) and/or the Term Loans in an amount equal to the orderly liquidation value of such Equipment as set forth in such Equipment Appraisal; (ii) the aggregate amount of such contributions or other distributions during the term of this Agreement shall not exceed $10,000,000; provided, that (A) the aggregate amount of such contributions or other distributions made in cash during the period from the Closing Date to but excluding the date occurring six months thereafter shall not exceed $1,000,000, (B) the aggregate amount of such contributions or other distributions made in cash during the period from the date occurring six months after the Closing Date to but excluding the first Anniversary Date shall not exceed $2,000,000, and any such cash contribution or other cash distribution may only be made if (x) the average aggregate Availability for all Borrowers for thirty consecutive day period ending on the date of such cash contribution or other distribution is greater than $30,000,000 and (y) immediately after giving effect to such cash contribution or other cash distribution, the aggregate Availability for all Borrowers is greater than $30,000,000, (C) the aggregate amount of such contributions or other distributions made in cash from the first Anniversary Date to but excluding the second Anniversary Date shall not exceed $3,000,000, and any such cash contribution or other cash distribution may only be made if (x) the average aggregate Availability for all Borrowers for the thirty consecutive day period ending on the date of such cash contribution or other distribution is greater than $30,000,000, (y) immediately after giving effect to such cash contribution or other cash distribution, the aggregate Availability for all Borrowers is greater than $30,000,000 and (z) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Foamex ended on the then most recently ended fiscal quarter of Foamex on a pro forma basis after giving effect to such contribution or other distribution (as if such contribution or other distribution occurred on the last day of the then most recently ended fiscal quarter of Foamex) is equal to or greater than
1.10:1.00 and Foamex shall provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of satisfaction of such requirement, (D) the aggregate amount of such contributions or other distributions made in cash from the second Anniversary Date to but excluding the third Anniversary Date shall not exceed $3,000,000, and any such cash contribution or other cash distribution may only be made if (x) the average aggregate Availability for all Borrowers for the thirty consecutive day period ending on the date of such cash contribution or other distribution is greater than $30,000,000, (y) immediately after giving effect to such cash contribution or other cash distribution, the aggregate Availability for all Borrowers is greater than $30,000,000 and (z) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Foamex ended on the then most recently ended fiscal quarter of Foamex on a pro forma basis after giving effect to such contribution or other distribution (as if such contribution or other distribution occurred on the last day of the then most recently ended fiscal quarter of Foamex) is equal to or greater than
1.10:1.00 and Foamex shall provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of satisfaction of such requirement, and (E) the aggregate amount of such contributions or other distributions made in cash from the third Anniversary Date through the termination of this Agreement shall not exceed $1,000,000, and any such cash contribution or other cash distribution may only be made if (x) the average aggregate Availability for all Borrowers for the thirty consecutive day period ending on the date of such cash contribution or other distribution is greater than $30,000,000, (y) immediately after giving effect to such cash contribution or other cash distribution, the aggregate Availability for all Borrowers is greater than $30,000,000 and (z) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Foamex ended on the then most recently ended fiscal quarter of Foamex on a pro forma basis after giving effect to such contribution or other distribution (as if such contribution or other distribution occurred on the last day of the then most recently ended fiscal quarter of Foamex) is equal to or greater than 1.10:1.00 and Foamex shall provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of satisfaction of such requirement, provided, further, that if at the end of any period set forth in clauses (A), (B), (C) or (D) above, the aggregate maximum amount specified above (and in any event without giving effect to this proviso) for cash contributions or other cash distributions during such and all prior periods exceeds the aggregate amount of such cash contributions or other cash distributions actually made by Foamex, its Domestic Subsidiaries, Foamex Canada and the Mexican Subsidiaries during such periods (the amount of such excess being referred to herein as the "Excess Contribution Amount"), Foamex, its Domestic Subsidiaries, Foamex Canada and the Mexican Subsidiaries shall be entitled to make additional cash contributions and other cash distributions to the China Joint Venture in the immediately succeeding period specified above in an aggregate amount equal to the then Excess Contribution Amount (all subject to the above $10,000,000 limitation set forth at the beginning of this clause (ii) and to the Availability and Fixed Charge Coverage Ratio tests set forth above), (iii) no such contribution or other distribution shall consist of cash unless, both immediately prior thereto and after giving effect thereto there exists no Default of Event of Default, and (iv) the aggregate amount of investments made in cash during the term of this Agreement under this clause
(m), together with the aggregate consideration paid by all Loan Parties in respect of all Permitted Acquisitions consummated during the term of this Agreement, shall not exceed $15,000,000, (n) loans, advances and other transactions permitted by Sections 7.11(v), 7.12(A) and (C) and loans and advances to the extent the related Debt is permitted to be incurred under Sections 7.15(f) and (n) and (o) loans and advances by Foamex to the Parent and to Foreign Subsidiaries (other than the Joint Ventures and the China Joint Venture) in an aggregate amount not to exceed $2,500,000 any time outstanding.

     "Securities Act" means the Securities Act of 1933, as amended, and all regulations issued pursuant thereto.

     "Security Agreement" means the U.S. Security Agreement.

     "Senior Lenders Intercreditor Agreement" means the Lien Intercreditor Agreement, dated as of the date hereof, between the Administrative Agent, on behalf of the Lenders hereto, and the Working Capital Agent, on behalf of the Working Capital Lenders, and acknowledged and agreed to by Foamex and certain of its Affiliates, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Senior Secured Note Indenture" means the Indenture, dated as of March 25, 2002, among Foamex, Foamex Capital, certain Domestic Subsidiaries of Foamex and U.S. Bank National Association, as Trustee, pursuant to which the Senior Secured Notes were issued, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Senior Secured Note Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Closing Date, between the Working Capital Agent, the Administrative Agent and the trustee under the Senior Secured Note Indenture in its capacity as collateral agent thereunder and acknowledged by Foamex, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Senior Secured Note Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 25, 2002, between Foamex and Foamex Capital, as issuers, entered into for the benefit of the holders of the Senior Secured Notes and providing for the registration thereof under the Securities Act, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Senior Secured Notes" means the 10 3/4% Senior Secured Notes due 2009 issued pursuant to the terms of the Senior Secured Note Indenture, as such notes may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Silver Point" means Silver Point Finance, LLC.

     "Software" means, with respect to a Loan Party or a Mexican Subsidiary, all software as such term is defined in the UCC, now owned or hereafter acquired by such Loan

Party or Mexican Subsidiary, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

     "Solidary Claim" has the meaning specified in Section 12.17(b).

     "Solvent" means, when used with respect to any Person, that at the time of determination:

     (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

     (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

     (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

     (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Specified Asset Disposition" means any of the following: (i) the sale or other disposition by a Loan Party of Equipment or owned Real Estate of such Loan Party, (ii) the sale or licensing of Proprietary Rights by a Loan Party not in the ordinary course of such Loan Party's business, (iii) the sale or issuance of stock or other equity interests of any Loan Party or any Mexican Subsidiary by a Loan Party or a Mexican Subsidiary (other than any sale or issuance by the Parent of its common stock complying with Section 3.4(d)) and the sale by any Loan Party or Mexican Subsidiary of equity interests in any Joint Venture or the China Joint Venture, (iv) the asset disposition permitted by Section 7.11(iv), but only if such asset disposition is not consummated on or prior to the first Anniversary Date and (v) the sale or other disposition of all or substantially all of the assets of the Mexican Subsidiaries taken as a whole.

     "Specified Party" means Marshall S. Cogan or any Related Party.

     "Stated Termination Date" means April 30, 2007.

     "Stock Option Plan" means, collectively, the 1993 Foamex International Inc. Employee Stock Option Plan, the 2002 Foamex International Inc. Stock Award Plan and any other stock option plan adopted by the shareholders of the Parent, each as amended, supplemented or otherwise modified from time to time.

     "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%)
of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including penalties, interest and additions to tax), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

     "Tax Sharing Agreement" means the First Amended and Restated Tax Sharing Agreement, dated as of December 14, 1993, among Foamex, Trace Foam Company, Inc., the Parent and FMXI, as amended on June 12, 1997, as further amended on December 23, 1997, as further amended on February 27, 1998 and as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Term Interest Rate" has the meaning specified in Section 2.1(a).

     "Term Loan" has the meaning specified in Section 1.1.

     "Term Loan Commitment" means, as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrowers hereunder on the Closing Date in an aggregate principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1.2, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. Effective immediately after the making of the Term Loans on the Closing Date, the Term Loan Commitment of each Lender shall be permanently reduced to zero.

     "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date this Agreement is terminated either by the Borrowers pursuant to Section 3.2 or by the Majority Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

     "Termination Event" means (a) the withdrawal of any Loan Party or any Subsidiary from a Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Plan or the treatment of a Plan amendment as a termination thereof; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Plan; or (d) with respect to Foamex Canada, any other event or condition which is reasonably likely to constitute grounds for the termination of, winding-up or partial termination of winding-up or the appointment of trustee to administer, any Plan.

     "TIHI Subordination Agreement" means the TIHI Subordination Agreement, dated as of December 14, 1993, among TIHI, Trace Foam and Citicorp USA, Inc., as amended on June 12, 1997, and as such agreement may be further amended, supplemented or otherwise modified from time to time.

     "Trace Foam" means Foam Funding LLC (f/k/a Trace Foam LLC), a Delaware limited liability company.

     "Transferee" means any Assignee or Participant hereunder.

     "Trademark Security Agreement" means the Trademark Security Agreement, dated as of the date hereof, executed and delivered by each Loan Party to the Administrative Agent to evidence and perfect the Administrative Agent's security interest in each Loan Party's present and future trademarks and related licenses and rights, for the benefit of the Administrative Agent and the Lenders, together with all related assignments for security and special powers of attorney, which agreement shall be in form and substance satisfactory to the Administrative Agent.

     "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests, provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

     "U.S. Security Agreement" means the Pledge and Security Agreement of even date herewith among the Loan Parties (other than Foamex Canada) and the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

     "Working Capital Agent" B of A in its capacity as administrative agent under the Working Capital Agreement, and any successor administrative agent under the Working Capital Agreement.

     "Working Capital Agreement" means the Credit Agreement, dated as of August 18, 2003, among the Parent, the Borrowers, the Guarantors, Banc of America Securities LLC and General Electric Capital Corporation, as co-lead arrangers, Banc of America Securities LLC, as sole book manager, General Electric Capital Corporation, as syndication agent, B of A, as administrative agent and lender, and the other Working Capital Lenders.

     "Working Capital Documents" means the Working Capital Agreement and all other agreements, guaranties, notes, instruments or documents delivered pursuant thereto. "Working Capital Lender" or "Working Capital Lenders" means the terms "Lender" or "Lenders" as defined in the Working Capital Agreement as in effect on the Closing Date.

     "Working Capital Letters of Credit" means the "Letters of Credit" as defined in the Working Capital Agreement as in effect on the Closing Date.

     "Working Capital Liens" means all security interests, liens, mortgages, and other encumbrances granted to the Working Capital Agent, pursuant to the Working Capital Documents.

     "Working Capital Loans" means, collectively, the Working Capital Revolving Loans and the Working Capital Term Loans.

     "Working Capital Obligations" means the term "Obligations" as defined in the Working Capital Agreement as in effect on the Closing Date.

     "Working Capital Revolving Loans" means the "Revolving Loans" as defined in the Working Capital Agreement as in the effect on the Closing Date.

     "Working Capital Term Loans" means the "Term Loans" as defined in the Working Capital Agreement as in effect on the Closing Date.

     Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

     Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          (iv) The word "or" is not exclusive.

          (v) The term "security interest" includes a hypothec.

     (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (e) The  captions  and  headings  of this  Agreement  and  the  other  Loan
Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

     (g) For purposes of Section 9.1, a breach of a financial covenant contained in any of Sections 7.24 or 7.26 shall be deemed to have occurred as of any specified measuring date or as of the last day of any specified measuring period, as applicable, regardless of when the Financial Statements reflecting such breach are delivered to the Administrative Agent.

     (h) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Loan Parties and the other parties hereto, and are the products of all parties hereto. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

                                    EXHIBIT A

                                     FORM OF
                                    TERM NOTE

$____________                                                 New York, New York
                                                              _________ __, 200_


     FOR VALUE RECEIVED, the undersigned FOAMEX L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Lender"), at the office of Silver Point Finance, LLC., as administrative agent (together with any successor administrative agent, the "Administrative Agent"), at 600 Steamboat Road, Greenwich, Connecticut, the principal sum of [insert amount of Lender's Term Loan Commitment] _________________________ ($__________), in lawful money of the United States of
America in immediately available funds, at such times and in such amounts as provided in the Credit Agreement, dated as of the date hereof (as the same may be amended, restated, replaced, refinanced, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"), among the Borrower, the Guarantors party thereto, the lenders party thereto, and the Administrative Agent, to pay interest from the date hereof on the unpaid principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and, in each case, payable on such dates as determined in accordance with the terms of the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever and assents to extensions of time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Term Note and all payments and prepayments of the principal hereof and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such an endorsement or recordation or any error in such an endorsement or recordation shall not in any manner affect the obligations of the Borrower to make payments of principal and interest in accordance with the terms of this Term Note and the Credit Agreement.

     This Term Note is a Registered Note and, as provided in and subject to the terms of the Credit Agreement, this Term Note and the Loan evidenced hereby may be transferred in whole or in part only upon surrender of this Term Note to the Borrower for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered holder of this Term Note or his attorney duly authorized in writing), at which time a new Term Note for a like principal amount will be issued to, and registered in the name of, the permitted transferee as provided in Section 11.2(g) of the Credit Agreement. Reference in this Term Note to a "holder" shall mean the person or entity in whose name this Term Note is at the time registered in the register maintained by the Borrower as provided in Section 11.2(g) of the Credit Agreement and, prior to due presentment for registration of transfer, the Borrower may treat such person or entity as the owner of this Term Note for the purpose of receiving payment and for all other purposes, and the Borrower will not be affected by any notice to the contrary.

     This Term Note is issued pursuant to the terms and provisions of the Credit Agreement (and is secured by the Collateral referred to therein and in the other Loan Documents), which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory payment and prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW DOCTRINE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                  FOAMEX L.P.

                                  By:  FMXI, Inc., its Managing General Partner


                                  By:
                                       -----------------------------------------
                                       Name:
                                       Title:



---------------------------------

---------------------------------

                                Loans and Payment
                                ------------------


             Amount of
          Principal Payment  Date of Payment or  Unpaid Principal  Person Making
  Date      or Prepayment      Prepayment        Balance of Note     Notation
-------   -----------------  ------------------  ----------------  -------------

                                    EXHIBIT C

                  [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of _________________, 200_ is made between _________________ (the
"Assignor") and ______________________ (the "Assignee").

                                    RECITALS

     WHEREAS, the Assignor is party to that certain Credit Agreement, dated as of August __, 2003 (as amended, restated, replaced, refinanced, modified or supplemented from time to time, the "Credit Agreement", capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement), made by and among the lenders from time to time party to the Credit Agreement (the "Lenders"), Silver Point Finance, LLC as administrative agent (in such capacity, the "Administrative Agent"), Foamex International Inc., a Delaware corporation, Foamex L.P., a Delaware limited partnership ("Foamex"), each wholly-owned Domestic Subsidiary of Foamex that, with the prior written consent of the Lenders, becomes a Borrower thereunder (together with Foamex, each a "Borrower" and collectively, the "Borrowers") and the Guarantors party thereto. Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

     WHEREAS, Term Loans made to Foamex by the Assignor under the Credit Agreement in the aggregate principal amount of $_____________ are outstanding at the date hereof; and

     WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its outstanding Term Loans in an aggregate amount equal to $___________ (the "Term Assigned Amount"), on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignments of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   Assignment and Acceptance.

          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) _% (the "Assignee's Percentage Share") of (A) the Term Loans of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.


                                      F-1
9486761.2

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including, but not limited to, the requirements concerning confidentiality and the payment of indemnification. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Term Loans of the Assignor shall be reduced by an amount equal to the Term Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 2.1 and 14.11 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's outstanding Term Loans will be $__________.

          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's outstanding Term Loans will be $___________.

     2.   Payments.

          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $_________, representing the principal amount of all Loans assigned hereunder.

          (b) The Assignee further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

     3.   Reallocation of Payments.

     Any interest, fees and other payments accrued to the Effective Date with respect to the interests and obligations assigned and assumed by the Assignee shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the interests and obligations assigned and assumed by the Assignee shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   Independent Credit Decision.

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers and Guarantors, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices.

          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be ___________, 200_ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                    (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                    (ii) the consent of the Administrative Agent required for an effective assignment of the Term Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                    (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                    (iv) the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable);

                    (v) the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Administrative Agent; and

          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to Foamex (on behalf of the Borrowers) and the Administrative Agent for acknowledgment by the Administrative Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

     6.   [Administrative  Agent. [INCLUDE  ONLY IF ASSIGNOR  IS  ADMINISTRATIVE
AGENT]

          (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the Lenders pursuant to the terms of the Credit Agreement.

          (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.]

     7.   Withholding Tax.

     The Assignee (a) represents and warrants to the Assignor, the Administrative Agent and the Borrowers that under applicable law and treaties no tax (or tax at a reduced rate of withholding) will be required to be withheld by the Assignor, the Administrative Agent or any of the Borrowers with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent and Foamex prior to the time that the Administrative Agent or any of the Borrowers is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete or partial exemption from U.S. federal income withholding tax on all payments hereunder) or U.S. Internal Revenue Service Form W-8BEN and such other required documents (wherein the Assignee claims entitlement to the benefits of the "portfolio interest" exemption under Section 871(h) or 881(c) of the Code) and agrees to provide new Forms W-8ECI or W8BEN and related documents upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee (such new forms to be delivered if the Assignee remains lawfully able to do so), and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption (or reduction).

     8.   Representations and Warranties.

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement and the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement and the other Loan Documents or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers or the Guarantors, or the performance or observance by the Borrowers or the Guarantors, of any of their respective obligations under the Credit Agreement and the other Loan Documents or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement or other Loan Documents, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances.

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.   Miscellaneous.

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [ASSIGNOR]


                                   By:
                                        --------------------------------------
                                   Title:
                                           -----------------------------------
                                   Address:
                                              --------------------------------


                                   [ASSIGNEE]


                                   By:
                                        --------------------------------------
                                   Title:
                                          ------------------------------------
                                   Address:
                                             ---------------------------------